Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-258627

PROXY STATEMENT/PROSPECTUS

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of The Westchester Bank Holding Corporation:

On June 29, 2021, Valley National Bancorp, or Valley, a New Jersey corporation and the parent holding company of Valley National Bank, a national banking association, or VNB, and a wholly owned subsidiary of Valley, and The Westchester Bank Holding Corporation, or Westchester, a Delaware corporation and the parent holding company of The Westchester Bank, a New York state-chartered commercial bank, or TWB, and a wholly owned subsidiary of Westchester, entered into an Agreement and Plan of Merger. Under the terms and subject to the conditions of the merger agreement, among other things, (i) Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, and (ii) simultaneously with the merger, TWB will merge with and into VNB, with VNB continuing as the surviving bank.

Under the terms of the merger agreement, at the effective time of the merger, each share of Westchester common stock, $0.01 par value per share, that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares for which appraisal has been properly demanded) will be converted, without any action by the Westchester stockholders, into the right to receive 229.645 shares of Valley common stock, no par value per share, which we refer to as the merger consideration, with cash paid in lieu of fractional shares. In the aggregate, Valley will issue approximately 17.4 million shares of Valley common stock to holders of Westchester common stock upon completion of the merger, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all stock options granted by Westchester outstanding on the date hereof are exercised.

The market value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based on the market value of Valley common stock. Westchester will hold a special meeting of Westchester stockholders in connection with the merger. At the time of the Westchester special meeting, Westchester stockholders will not know or be able to calculate the value of the merger consideration to be received upon completion of the merger. Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.” The following table sets forth the closing sale price per share of Valley common stock on June 28, 2021, the last trading day before the public announcement of the signing of the merger agreement, and on August 23, 2021, the last practicable trading day prior to printing this proxy statement/prospectus. The table also shows the implied value of the merger consideration payable for each share of Westchester common stock on June 28, 2021 and on August 23, 2021, the last practicable trading day prior to printing this proxy statement/prospectus, in each case using the assumption described above. We urge you to obtain current market quotations for Valley common stock.

	Valley Common Stock	Implied Value of Per Share Merger Consideration
June 28, 2021	$13.42	$3,081.84
August 23, 2021	$13.23	$3,038.20

Valley and Westchester cannot complete the merger unless Westchester stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger, at the Westchester special meeting.

The Westchester board of directors is providing this proxy statement/prospectus to solicit Westchester stockholders’ proxy to vote in connection with the merger agreement and related matters. In addition, this proxy statement/prospectus is being delivered to Westchester stockholders as Valley’s prospectus for its offering of Valley common stock in connection with the merger.

The Westchester special meeting will be held virtually via the Internet at https://global.gotomeeting.com/join/842371717, on October 5, 2021, at 4:00 p.m. Eastern Time.

Westchester stockholders, your vote is very important. To ensure your representation at the Westchester special meeting, please complete, sign, date and return the enclosed proxy. Sending in your proxy will not prevent you from voting your shares virtually at the Westchester special meeting, because you may revoke your proxy at any time before it is voted.

The Westchester board of directors unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Westchester stockholders vote “FOR” adoption of the merger agreement, and, if necessary or appropriate, “FOR” the proposal to adjourn the Westchester special meeting for the purpose of soliciting additional proxies in favor of adoption of the merger agreement.

The enclosed proxy statement/prospectus provides a detailed description of the Westchester special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety, including “Risk Factors,” beginning on page 25, for a discussion of the risks relating to the merger. You also can obtain information about Valley from documents that it has filed with the Securities and Exchange Commission.

Sincerely,

Ira Robbins	John M. Tolomer
Chairman, President and Chief Executive Officer	President and Chief Executive Officer
Valley National Bancorp	The Westchester Bank Holding Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, the issuance of the Valley common stock to be issued in the merger, or the other transactions described in this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Valley or Westchester, and they are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

The date of this proxy statement/prospectus is August 30, 2021, and it is first being mailed or otherwise delivered to Westchester stockholders on or about September 2, 2021.

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 5, 2021

To the Stockholders of The Westchester Bank Holding Corporation:

Notice is hereby given that The Westchester Bank Holding Corporation, or Westchester, will hold a special meeting of holders of Westchester common stock, $0.01 par value per share, virtually via the Internet at https://global.gotomeeting.com/join/842371717, on October 5, 2021, at 4:00 p.m. Eastern Time, which we refer to as the Westchester special meeting. The Westchester special meeting will be held for the purposes of allowing the Westchester stockholders to consider and vote upon the following matters:

•

a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2021, by and between Valley National Bancorp, or Valley, and Westchester, pursuant to which, among other things, Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, as more fully described in the attached proxy statement/prospectus, which we refer to as the merger proposal; and

•

a proposal to approve one or more adjournments of the Westchester special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger proposal, which we refer to as the adjournment proposal.

These proposals are described in greater detail in the enclosed proxy statement/prospectus. Westchester will transact no other business at the Westchester special meeting, except for the business properly brought before the Westchester special meeting or any adjournment or postponement thereof.

Westchester has fixed the close of business on August 23, 2021 as the record date for the Westchester special meeting. Only Westchester stockholders at that time are entitled to notice of, and to vote at, the Westchester special meeting, or any adjournment or postponement thereof. Adoption of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal. Approval of the adjournment proposal requires that the affirmative votes cast by the Westchester stockholders present in person (including by virtual participation in the meeting) or represented by proxy at the Westchester special meeting and entitled to vote exceed the votes cast against the proposal. At the close of business on the Westchester record date, 68,193 shares of Westchester common stock were outstanding and entitled to vote.

Your vote is very important. Valley and Westchester cannot complete the merger unless the Westchester stockholders adopt the merger agreement.

To ensure your representation at the Westchester special meeting, please complete, sign, date and return the enclosed proxy by following the instructions on your proxy. Sending in your proxy will not prevent you from voting your shares virtually at the Westchester special meeting, because you may revoke your proxy at any time before it is voted.

Under the Delaware General Corporation Law, or the DGCL, Westchester stockholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to appraisal rights. For further information, please see the section entitled “Questions and Answers—Are Westchester stockholders entitled to appraisal rights?” and Annex D to the enclosed proxy statement/prospectus, which contains Section 262 of the DGCL.

The enclosed proxy statement/prospectus provides a detailed description of the Westchester special meeting, the merger, the merger agreement, the documents related to the merger, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes, carefully and in their entirety.

The Westchester board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that Westchester stockholders vote “FOR” the merger proposal and, if necessary or appropriate, “FOR” the adjournment proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas W. Smith

Chairman of the Board of Directors

The Westchester Bank Holding Corporation

White Plains, New York

August 30, 2021

HOW TO OBTAIN COPIES OF RELATED DOCUMENTS

This proxy statement/prospectus incorporates important business and financial information about Valley from documents filed with the U.S. Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Valley at no cost from the SEC’s website at www.sec.gov. You will also be able to obtain these documents, free of charge, from Valley at www.valley.com. The reference to these websites are inactive textual references only, and the information provided on the SEC’s and Valley’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus. You may also request copies of these documents concerning Valley, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Valley at the following address:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Tina Zarkadas

Telephone: (973) 305-3380

Westchester does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

If you are a Westchester stockholder and have any questions concerning the Westchester special meeting, the merger, the merger agreement or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus without charge or need help voting your shares of Westchester common stock, please contact Westchester at the following address:

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

Attention: Kenneth D. Walter

Telephone: (914) 368-9919

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than September 28, 2021 in order to receive them before the Westchester special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated August 30, 2021 and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such information. Neither the mailing of this proxy statement/prospectus to Westchester stockholders nor the issuance by Valley of shares of Valley common stock in connection with the merger will create any implication to the contrary. See “Where You Can Find More Information” for more details.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction. Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding Valley has been provided by Valley and information contained in this proxy statement/prospectus regarding Westchester has been provided by Westchester.

Unless the context otherwise requires, references in this proxy statement/prospectus to Valley refer to Valley National Bancorp and its consolidated subsidiaries and references to Westchester refer to The Westchester Bank Holding Corporation and its consolidated subsidiaries, and references to “we,” “our” and “us” refer to Valley and Westchester together.

i

Annex Index

Annex A:	Agreement and Plan of Merger, dated as of June 29, 2021, by and between Valley National Bancorp and The Westchester Bank Holding Corporation.	A-1
Annex B:	Form of Voting Agreement executed in connection with the Agreement and Plan of Merger, by and among Valley National Bancorp and each of the directors and executive officers of The Westchester Bank Holding Corporation.	B-1
Annex C:	Opinion of Raymond James & Associates, Inc.	C-1
Annex D:	Section 262 of the Delaware General Corporation Law.	D-1

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER AND THE WESTCHESTER SPECIAL MEETING

The following are some questions that you may have regarding the merger, as described below, and the Westchester special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Westchester special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Q:	What is the merger?

A:

Valley and Westchester have entered into an Agreement and Plan of Merger, dated as of June 29, 2021, pursuant to which, among other things, (i) Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, and (ii) simultaneously with the merger, TWB will merge with and into VNB, with VNB continuing as the surviving bank. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:

Westchester is sending these materials to the holders of Westchester common stock to help them decide how to vote their shares with respect to the matters to be considered at the Westchester special meeting.

The merger cannot be completed unless the Westchester stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger. The merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal. Westchester is holding the Westchester special meeting to vote on the proposals necessary to complete the merger as well as other related matters. Information about the Westchester special meeting, the merger and the other business to be considered by Westchester stockholders at the Westchester special meeting is contained in this proxy statement/prospectus.

This proxy statement/prospectus constitutes both a proxy statement of Westchester and a prospectus of Valley. It is a proxy statement because the Westchester board of directors is using this proxy statement/prospectus to solicit proxies from the Westchester stockholders. This proxy statement/prospectus is also a prospectus of Valley because Valley, in connection with the merger, is offering shares of Valley common stock in exchange for outstanding shares of Westchester common stock.

This proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the Westchester special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the Westchester special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	What will Westchester stockholders receive in the merger?

A:

At the time the merger is completed, or the effective time, each share of Westchester common stock that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares for which appraisal has been properly demanded) will be converted, without any action by the Westchester stockholders, into the right to receive 229.645 shares, or the exchange ratio, of Valley common stock. In the aggregate, Valley will issue approximately 17.4 million shares of Valley common stock, or the aggregate merger consideration, to the Westchester stockholders upon completion of the merger, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all stock options granted by Westchester, or the Westchester stock options, outstanding on the date hereof are exercised.

Valley will not issue any fractional shares of Valley common stock in the merger. Instead, Westchester stockholders who would otherwise be entitled to receive a fractional interest of Valley common stock will receive, in lieu thereof, an amount in cash, rounded down to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded down to the nearest thousandth when expressed as a decimal form) of Valley common stock that such Westchester stockholders would otherwise be entitled to receive by (ii) the average of the closing prices of the Valley common stock for the 20 days for which a closing sale price for Valley common stock is supplied by the Nasdaq Global Select Market, which we refer to as a trading day, immediately preceding the date which is five trading days prior to the closing date of the merger, which we refer to as the Valley average closing price.

Following completion of the merger, it is currently expected that former Westchester stockholders as a group will own approximately 4% of the combined company’s common stock and existing holders of Valley common stock as a group will own approximately 96% of the combined company’s common stock, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all Westchester stock options outstanding on the date hereof are exercised.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the effective time?

A:

Yes. Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based on the market value of Valley common stock. Any change in the market price of Valley common stock prior to the completion of the merger will affect the market value of the merger consideration that Westchester stockholders will receive upon completion of the merger.

There will be no adjustment to the merger consideration based upon changes in the market price of Valley common stock prior to the effective time. The merger agreement cannot be terminated due to a change in the price of Valley common stock.

Q:	What will happen to Westchester stock options in the merger?

A:

Under the terms of the merger agreement, at the effective time, holders of unexercised Westchester stock options will be entitled to receive, for cancellation of their unexercised Westchester stock options, an amount in cash determined by multiplying (i) the number of shares of Westchester common stock into which such holder’s Westchester stock options are convertible and (ii) the excess, if any, of (A) the product of the Valley average closing price multiplied by the exchange ratio, over (B) the exercise price per share provided for in such Westchester stock option, rounded down to the nearest cent.

Q:	When do you expect to complete the merger?

A:

We expect to complete the merger in the fourth quarter of 2021. However, we cannot assure you of when or if the merger will be completed. We must first obtain the approval of the Westchester stockholders, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions. For further information, please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.”

Q:	What am I being asked to vote on?

A:	Westchester stockholders are being asked to vote on the following:

•

a proposal to adopt the merger agreement, a copy of which is attached as Annex A, including the merger and the transactions contemplated thereby, which approval we refer to as the Westchester stockholder approval; and

•	a proposal to approve one or more adjournments of the Westchester special meeting, if necessary or appropriate, to solicit additional proxies in favor of adoption of the merger proposal.

The Westchester stockholder approval is required to complete the merger. Westchester will transact no other business at the Westchester special meeting, except for the business properly brought before the Westchester special meeting or any adjournment or postponement thereof.

Q:	How does the Westchester board of directors recommend that Westchester stockholders vote on the merger proposal and the adjournment proposal at the Westchester special meeting?

A:

The Westchester board of directors has unanimously approved the merger agreement and recommends that Westchester stockholders vote “FOR” the merger proposal and, if necessary or appropriate, “FOR” the adjournment proposal.

Q:	When and where is the Westchester special meeting?

A:	The Westchester special meeting will be held virtually via the Internet at https://global.gotomeeting.com/join/842371717, on October 5, 2021, at 4:00 p.m. Eastern Time.

Q:	What constitutes a quorum for the Westchester special meeting?

A:

The presence at the Westchester special meeting, in person (including by virtual participation in the meeting) or by proxy, of a majority of the total number of shares of Westchester common stock outstanding and entitled to vote as of August 23, 2021, the Westchester record date, will constitute a quorum for the purposes of the Westchester special meeting. All shares of Westchester common stock represented at the Westchester special meeting in person (including by virtual participation in the meeting) or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Westchester special meeting.

Q:	Who is entitled to vote?

A:	Only holders Westchester stockholders at the close of business on the Westchester record date, will be entitled to vote at the Westchester special meeting.

Q:	What is the vote required to approve each proposal at the Westchester special meeting?

A:	Merger Proposal:

•

Standard: Adoption of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal.

•

Effect of abstentions and broker non-votes: If you are a Westchester stockholder and mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

Adjournment Proposal:

•

Standard: Approval of the adjournment proposal requires that the affirmative votes cast by the Westchester stockholders present in person (including by virtual participation in the meeting) or represented by proxy at the Westchester special meeting and entitled to vote exceed the votes cast against the proposal.

•

Effect of abstentions and broker non-votes: If you are a Westchester stockholder and mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

Q:	Are there any voting agreements with existing Westchester stockholders?

A:

Yes. In connection with entering into the merger agreement, each of the directors and executive officers of Westchester, in their capacity as individuals, have separately entered into voting agreements pursuant to which they agreed to vote their beneficially owned shares of Westchester common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the Westchester record date, shares constituting approximately 27% of the Westchester common stock entitled to vote at the Westchester special meeting are subject to voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Q:	Why is my vote important?

A:

If you do not vote, it will be more difficult for Westchester to obtain the necessary quorum to hold the Westchester special meeting. Additionally, each proposal must be approved by the voting requirements described above. The Westchester board of directors unanimously recommends that Westchester stockholders vote “FOR” the merger proposal and, if necessary or appropriate, “FOR” the adjournment proposal.

Q:	How many votes do I have?

A:

Each Westchester stockholder on the Westchester record date will be entitled to one vote for each share held of record. As of the Westchester record date, there were 68,193 shares of Westchester common stock outstanding and entitled to vote at the Westchester special meeting. As of the Westchester record date, the directors and executive officers of Westchester and their affiliates beneficially owned and were entitled to vote approximately 18,429 shares of Westchester common stock, representing approximately 27% of the shares of Westchester common stock outstanding on that date.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, Westchester stockholders should complete, sign, date and return the enclosed proxy in the enclosed postage-paid envelope as soon as possible so that your shares of Westchester common stock will be represented at the Westchester special meeting.

For further information, please see the section entitled “The Westchester Special Meeting—Voting of Proxies; Incomplete Proxies.”

Q:	How do I vote?

A:

If you hold your shares of Westchester common stock in your name as a stockholder of record as of the Westchester record date, you may use one of the following methods to submit a proxy as a Westchester stockholder:

•	by mail by completing, signing, dating and returning the proxy in the enclosed postage-paid envelope; or

•	in person (including by virtual participation in the meeting) at the Westchester special meeting.

Q:	What if I abstain or do not vote?

A:

For purposes of the Westchester special meeting, an abstention occurs when a Westchester stockholder attends the Westchester special meeting, either in person (including by virtual participation in the meeting) or represented by proxy, but abstains from voting on one or more proposals.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

Q:	What will happen if I return my proxy without indicating how to vote?

A:

If any proxy is returned without indication as to how to vote on any particular proposal, the shares of Westchester common stock represented by the proxy will be voted in favor of both the merger proposal and the adjournment proposal.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the Westchester special meeting. You may do so in one of three ways:

•	by completing, signing, dating and returning a proxy with a later date than your original proxy;

•	by delivering a written revocation of the proxy to Westchester’s Secretary; or

•	by attending the Westchester special meeting and voting in person (including by virtual participation in the meeting) at the Westchester special meeting.

Q:	Are Westchester stockholders entitled to appraisal rights?

A:

Westchester stockholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, or the DGCL. For further information, please see the section entitled “The Merger—Appraisal Rights.” In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement/prospectus.

Q:	Are there any required regulatory approvals for the merger?

A:

Yes. The completion of the merger and the bank merger are subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the Board of Governors of the Federal Reserve System, or the Federal Reserve, the Office of the Comptroller of the Currency, or the OCC, and the New York State Department of Financial Services, or the NYSDFS. Valley and Westchester have filed all necessary applications and notifications to obtain the required regulatory approvals or waivers thereof. Although neither Valley nor Westchester knows of any reason why the parties cannot obtain regulatory approvals required to consummate the merger and bank merger in a timely manner, Valley and Westchester cannot be certain of when or if such approvals will be obtained. For further information, please see the section entitled “The Merger—Regulatory Approvals Required for the Merger.”

Q:	What are the material U.S. federal income tax consequences of the merger to Westchester stockholders?

A:

Valley and Westchester intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, or the Code. The respective obligations of Valley and

Westchester to complete the merger are conditioned upon receiving a legal opinion from Covington & Burling LLP and Goodwin Procter LLP, respectively, to the effect the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Valley nor Westchester currently intends to waive these conditions to the consummation of the merger. In the event that Valley or Westchester waives the condition to receive such tax opinions and tax consequences of the merger materially change, then Valley will recirculate appropriate soliciting materials and seek new adoption of the merger from Westchester stockholders.

If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger”) of Westchester common stock that exchanges its shares of Westchester common stock for Valley common stock in the merger generally will not recognize any gain or loss. A U.S. holder of Westchester common stock receiving cash in lieu of fractional shares of Valley will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Valley common stock.

For further information, see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

The U.S. federal income tax consequences described above may not apply to all Westchester stockholders. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	If I am a Westchester stockholder, should I send in my stock certificates now?

A:

No. Westchester stockholders SHOULD NOT send in any Westchester common stock certificates now. If the merger proposal is approved by Westchester stockholders, transmittal materials with instructions for their completion will be provided to Westchester stockholders after the effective time and under separate cover and the stock certificates should be sent at that time.

Q:	Whom may I contact if I cannot locate my Westchester stock certificate(s)?

A:	If you are unable to locate your original Westchester common stock certificate(s), you should contact Kenneth D. Walter, Westchester’s Secretary, at (914) 368-9919.

Q:	What should I do if I receive more than one set of voting materials?

A:

Westchester stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxies or voting instruction forms. If you are a Westchester stockholder and your shares are registered in more than one name, you will receive more than one proxy. Please complete, sign, date and return each proxy that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Westchester common stock that you own.

Q:	What happens if I sell my shares of Westchester common stock after the Westchester record date but before the Westchester special meeting?

A:

The Westchester record date is earlier than the date of the Westchester special meeting and the date that the merger is expected to be completed. If you transfer your shares of Westchester common stock after the Westchester record date but before the date of the Westchester special meeting, you will retain your right to vote at such meeting (provided that such shares remain outstanding on the date of such meeting), but you will not have the right to receive any merger consideration for the transferred shares of Westchester common stock. You will only be entitled to receive the merger consideration in respect of shares of Westchester common stock that you hold at the effective time.

Q:	Are there risks involved in undertaking the merger?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 25.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, Westchester stockholders will not receive the merger consideration. Instead, each of Westchester and Valley will remain an independent company and shares of Valley common stock will continue to be listed on the Nasdaq Global Select Market. Westchester common stock will continue not to be listed on a public exchange.

Q:	Whom should I contact if I have questions?

A:

If you need assistance in completing your proxy, have questions regarding the Westchester special meeting, or would like additional copies of this proxy statement/prospectus, please contact Kenneth D. Walter, Westchester’s Secretary, at (914) 368-9919.

Q:	Where can I find more information about Valley and Westchester?

A:	You can find more information about Valley and Westchester from the various sources described under the section entitled “Where You Can Find More Information.”

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. You should read carefully this entire proxy statement/prospectus, including any document incorporated by reference in this proxy statement/prospectus, and its annexes, because this section may not contain all of the information that may be important to you in determining how to vote. For a description of, and instructions as to how to obtain, this information, see the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 36)

Valley National Bancorp

One Penn Plaza

New York, New York 10119

Telephone: (973) 305-8800

Valley is a New Jersey corporation organized in 1983 as a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended, or the BHC Act, for VNB. Valley is headquartered in Wayne, New Jersey, and as of June 30, 2021, had, on a consolidated basis, total assets of approximately $41.3 billion, total loans of approximately $32.5 billion, total deposits of approximately $33.2 billion and total shareholders’ equity of approximately $4.7 billion. Valley conducts its banking operations through its subsidiary bank, VNB, in 226 branches or financial centers located in northern and central New Jersey, the New York City Boroughs of Manhattan, Brooklyn, Queens, and Long Island, Florida and Alabama. Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.”

Additional information about Valley is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

Telephone: (914) 368-9919

Westchester is a Delaware corporation organized in 2007. Its principal subsidiary is TWB, a New York state-chartered commercial bank. Westchester is registered as a bank holding company with the Federal Reserve under the BHC Act. As of June 30, 2021, Westchester had total assets of approximately $1.3 billion, total loans of approximately $907.6 million, total deposits of approximately $1.1 billion and total stockholders’ equity of approximately $143.1 million. Westchester does not have a class of securities registered under Section 12 of the Exchange Act, or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

The Merger (page 38)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex A. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are subject to, and qualified in their entirety by reference to, the merger agreement.

Under the terms and subject to the conditions of the merger agreement, among other things, (i) Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, and (ii) simultaneously with the merger, TWB will merge with and into VNB, with VNB continuing as the surviving bank.

At the effective time, each share of Westchester common stock that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares for which appraisal has been properly demanded) will be converted, without any action by the Westchester stockholders, into the right to receive 229.645 shares of Valley common stock. Valley will issue aggregate merger consideration of approximately 17.4 million shares of Valley common stock to the Westchester stockholders upon completion of the merger, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all Westchester stock options outstanding on the date hereof are exercised.

Valley will not issue any fractional shares of Valley common stock in the merger. Instead, a Westchester stockholder who would otherwise be entitled to a fractional interest of Valley common stock will receive, in lieu thereof, an amount in cash, rounded down to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded down to the nearest thousandth when expressed as a decimal form) of Valley common stock that such Westchester stockholder would otherwise be entitled to receive by (ii) the Valley average closing price.

Although the exchange ratio is fixed, the market value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based on the market value of Valley common stock. At the time of the Westchester special meeting, Westchester stockholder will not know or be able to calculate the value of the merger consideration to be received upon completion of the merger. Based on the closing sale price of Valley common stock on June 28, 2021, the last trading day before the public announcement of the signing of the merger agreement, the implied value of the merger consideration payable for each share of Westchester common stock was $3,081.84. Based upon the closing sale price of Valley common stock of $13.23 on August 23, 2021, the latest practicable trading day before the printing of this proxy statement/prospectus, the implied value of the merger consideration was $3,038.20.

Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors (page 42)

The Westchester board of directors has unanimously approved the merger agreement and recommends that Westchester stockholders vote “FOR” the merger proposal and, if necessary or appropriate, “FOR” the adjournment proposal. Please see the section entitled “The Merger—Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors” for a more detailed discussion of the factors considered by the Westchester board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

Opinion of Westchester’s Financial Advisor (page 44)

At the June 29, 2021 meeting of the Westchester board of directors, representatives of Raymond James & Associates, Inc., or Raymond James, rendered a fairness opinion, subsequently confirmed in writing and dated June 29, 2021, to the Westchester board (in its capacity as such), as to the fairness, as of such date, from a financial point of view, to the holders of Westchester common stock (other than shares of Westchester common stock that are (i) held in Westchester treasury or (ii) owned by Valley or by any of Valley’s subsidiaries (other than shares for which appraisal rights have been properly demanded, shares held as trustee or in a fiduciary capacity, and shares held as collateral on or in lieu of a debt previously contacted), which collectively we refer to as the excluded shares, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Raymond James in connection with the preparation of its opinion.

The full text of the written opinion of Raymond James, dated June 29, 2021, which sets forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Raymond James, is attached as Annex C to this proxy statement/prospectus. Raymond James provided its opinion for the information and assistance of the Westchester board of directors (in its capacity as such) in connection with, and for the purposes of, its consideration of the financial terms of the merger and its opinion only addresses whether the merger consideration to be received by Westchester stockholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of Westchester common stock (other than the excluded shares). The opinion of Raymond James did not address any other term or aspect of the merger agreement or the transactions contemplated thereby, the underlying business decision of Westchester to engage in the merger, the form or structure of the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Westchester, or the effect of any other transaction in which Westchester might engage. The description of Raymond James’ opinion is qualified in its entirety by reference to the full text of the opinion. Westchester stockholders are urged to read the entire opinion of Raymond James carefully in connection with their consideration of the merger. Neither Raymond James’ opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be or constitute advice or a recommendation to the Westchester board of directors or any Westchester stockholder as to how the Westchester board of directors, such stockholder or any other person should vote or otherwise act with respect to the merger or any other matter.

For a description of the Westchester fairness opinion, please see the section entitled “The Merger—Opinion of Westchester’s Financial Advisor.”

Treatment of Westchester Stock Options (page 65)

Under the terms of the merger agreement, at the effective time, holders of unexercised Westchester stock options will be entitled to receive, for cancellation of their unexercised Westchester stock options, an amount in cash determined by multiplying (i) the number of shares of Westchester common stock into which such holder’s Westchester stock options are convertible and (ii) the excess, if any, of (A) the product of the Valley average closing price multiplied by the exchange ratio, over (B) the exercise price per share provided for in such Westchester stock option, rounded down to the nearest cent.

Valley’s Reasons for the Merger (page 54)

The Valley board of directors unanimously approved the merger agreement. Please see the section entitled “The Merger—Valley’s Reasons for the Merger” for a more detailed discussion of the factors considered by the Valley board of directors in reaching its decision to approve the merger agreement, including the merger and the transactions contemplated thereby.

The Westchester Special Meeting (page 31)

The Westchester special meeting will be held virtually via the Internet at https://global.gotomeeting.com/join/842371717, on October 5, 2021, at 4:00 p.m. Eastern Time. At the Westchester special meeting, Westchester stockholders will be asked to consider and vote on the merger proposal and the adjournment proposal, if necessary or appropriate.

Westchester has set the close of business on August 23, 2021 as the Westchester record date to determine which Westchester stockholders will be entitled to receive notice of and vote at the Westchester special meeting. Each Westchester stockholder on the Westchester record date will be entitled to one vote for each share held of record. As of the Westchester record date, there were 68,193 shares of Westchester common stock outstanding and entitled to vote at the Westchester special meeting. As of the Westchester record date, the directors and executive officers of Westchester and their affiliates beneficially owned and were entitled to vote approximately 18,429 shares of Westchester common stock, representing approximately 27% of the shares of Westchester common stock outstanding on that date.

Adoption of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal. Approval of the adjournment proposal requires that the affirmative votes cast by the Westchester stockholders present in person (including by virtual participation in the meeting) or represented by proxy at the Westchester special meeting and entitled to vote exceed the votes against the proposal.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

Interests of Westchester’s Directors and Executive Officers in the Merger (page 56)

In considering the recommendation of the Westchester board of directors, Westchester stockholders should be aware that some of Westchester’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Westchester stockholders generally. The Westchester board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Westchester stockholders vote “FOR” the merger proposal.

For further information, please see the section entitled “The Merger—Interests of Westchester’s Directors and Executive Officers in the Merger.”

Surviving Corporation Governing Documents, Directors and Officers (page 65)

At the effective time, the restated certificate of incorporation of Valley, or the Valley charter, and the by-laws of Valley, or the Valley bylaws, in effect immediately prior to the effective time will be the charter and bylaws of the surviving corporation, until the same are duly amended or repealed.

The directors and officers of Valley immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the bylaws of the surviving corporation.

Regulatory Approvals Required for the Merger (page 59)

The completion of the merger and the bank merger are subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the Federal Reserve, the OCC and the NYSDFS. Valley and Westchester have filed all necessary applications and notifications to obtain the required regulatory approvals or waivers thereof. Although neither Valley nor Westchester knows of any reason why the parties cannot obtain regulatory approvals required to consummate the merger and bank merger in a timely manner, Valley and Westchester cannot be certain of when or if such approvals will be obtained.

Accounting Treatment (page 60)

The merger will be accounted for as an acquisition by Valley using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (i) the recorded assets and liabilities of Valley will be carried forward at their recorded amounts, (ii) Valley historical operating results will be unchanged for the prior periods being reported on, and (iii) the assets and liabilities of Westchester will be adjusted to fair value at the date Valley assumes control of the combined entity, or the merger date. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of shares of Valley common stock to be issued to former Westchester stockholders, exceeds the fair value of the net assets including identifiable intangibles of Westchester at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Westchester being included in the operating results of Valley from the closing date going forward.

Public Trading Market (page 60)

Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.” Westchester common stock is not listed on a public exchange. The Valley common stock issuable in the merger will be listed on the Nasdaq Global Select Market.

Appraisal Rights (page 60)

Westchester stockholders who do not vote in favor of the merger proposal and follow certain procedural steps will be entitled to appraisal rights under Section 262 of the DGCL. These procedural steps include, among others: (i) owning Westchester common stock as of the Westchester record date and continuously holding such shares of Westchester common stock from the date of making a demand for appraisal through the effective time, (ii) delivering to Westchester prior to or at the Westchester special meeting a written demand for appraisal, (iii) not voting in favor of adoption of the merger proposal and (iv) otherwise comply with the requirements of Section 262 of the DGCL. For more information, please see the section entitled “The Merger—Appraisal Rights.”

Agreement Not to Solicit Other Offers (page 75)

Westchester has agreed that it and its subsidiaries will not, and will cause their respective representatives not to:

•

solicit, initiate, encourage or facilitate inquiries or proposals with respect to any acquisition proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”);

•	engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any acquisition proposal;

•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal; or

•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any agreement contemplating or otherwise relating to any acquisition transaction.

In addition, Westchester has agreed not to submit to the vote of the Westchester stockholders any acquisition proposal other than the merger.

Notwithstanding the non-solicitation obligations outlined above, if prior to, but not after, the time the Westchester stockholder approval is obtained, (i) Westchester receives an unsolicited bona fide acquisition proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”) from a person other than Valley, and (ii) the Westchester board of directors concludes in good faith (A) that, after consulting with its financial advisor and outside legal counsel, such acquisition proposal constitutes a superior proposal (as defined in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers”) or would reasonably be likely to result in a superior proposal and (B) after such consultation, that it would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, Westchester may furnish nonpublic information or data and participate in negotiations or discussions with respect to such acquisition proposal. However, prior to providing any nonpublic information, Westchester must enter into an agreement with such third party on terms substantially similar to and no more favorable in the aggregate to such third party than those contained in the confidentiality agreement between Valley and Westchester. Additionally, any nonpublic information provided to any person given access to nonpublic information must have previously been provided to Valley or otherwise will be provided to Valley prior to or concurrently with the time it is provided to such person. Westchester has agreed to (A) immediately cease any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than Valley with respect to any acquisition proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any acquisition proposal to which it or any of its affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal.

Westchester Special Meeting and Recommendation of the Westchester Board of Directors (page 77)

Westchester has agreed to take all steps necessary to duly call, give notice of, convene and hold the Westchester stockholders’ meeting, to be held as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of securing the merger and obtaining the Westchester stockholder approval. Westchester has further agreed to use its commercially reasonable efforts to obtain, as promptly as practicable, the Westchester stockholder approval.

Pursuant to the merger agreement, the Westchester board of directors has agreed to recommend to the Westchester stockholders the adoption of the merger agreement and the transactions contemplated thereby, or the Westchester recommendation, and to include the Westchester recommendation in the proxy statement/prospectus for the Westchester special meeting. Westchester has agreed to adjourn or postpone the Westchester special meeting in the event that there are an insufficient number of shares of Westchester common stock represented (either in person (including by virtual participation in the meeting) or by proxy) at the Westchester special meeting to constitute a quorum necessary to conduct the business of such meeting or if Westchester has not recorded proxies representing a sufficient number of shares to obtain the Westchester stockholder approval. The Westchester board of directors and its committees have agreed not to (i) withhold, withdraw, qualify or modify in a manner adverse to Valley, the Westchester recommendation, (ii) fail to make the Westchester recommendation or otherwise submit the merger agreement to the Westchester stockholders without the Westchester recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the Westchester recommendation within 10 business days (or such fewer number of days as remains prior to the Westchester special meeting) after an acquisition proposal is made public or any request by Valley to do so, (v) take any action, or make any public statement, filing or release inconsistent with the Westchester recommendation, or (vi) publicly propose to do any of the foregoing, which we refer to any of the foregoing as a change in the Westchester recommendation.

However, at any time prior to the Westchester special meeting, the Westchester board of directors may make a change in the Westchester recommendation if Westchester has received a superior proposal (after giving effect to the terms of any revised offer by Valley) and the Westchester board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, that it would be reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the Westchester recommendation. Provided, that the Westchester board of directors may not take such actions unless:

•	Westchester has complied in all material respects with its non-solicit obligations described in the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers;”

•

Westchester has provided Valley at least four business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such period, Westchester has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Valley in good faith (to the extent Valley desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Valley; and

•

the Westchester board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed to by Valley, if any, that such superior proposal remains a superior proposal and that it would nevertheless be inconsistent with the director’s fiduciary duties under applicable law to make or continue to make the Westchester recommendation.

Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal and will require a new determination and notice period.

Conditions to Consummation of the Merger (page 78)

The respective obligations of each party to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the adoption of the merger proposal by the Westchester stockholders;

•	the receipt of all necessary regulatory or governmental approvals and consents;

•

the absence of any law or order, or any other action, by any court or governmental entity of competent jurisdiction prohibiting, restricting or making illegal the completion of the merger or bank merger;

•

the receipt by Valley of a written opinion of Covington & Burling LLP and by Westchester of a written opinion of Goodwin Procter LLP to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the approval of the listing on the Nasdaq Global Select Market of the Valley common stock to be issued pursuant to the merger; and

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act of 1933, as amended, or the Securities Act, the absence of any stop order suspending the effectiveness of the registration statement being issued and in effect and the absence of any proceedings for that purpose being initiated by the SEC and not withdrawn.

In addition, Valley’s obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of Westchester and Westchester’s performance in all material respects of the agreements, covenants and obligations necessary to be performed by it prior to the closing date;

•	Westchester’s furnishing to Valley with any officers’ certificates or other documents to evidence fulfilment of conditions set forth in the merger agreement; and

•	holders of no more than five percent of the Westchester common stock having taken the actions required by Section 262 of the DGCL to properly demand appraisal of such shares.

In addition, Westchester’s obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of Valley and Valley’s performance in all material respects of the agreements, covenants and obligations necessary to be performed by it prior to the closing date; and

•	Valley’s furnishing to Westchester with any officers’ certificates or other documents to evidence fulfilment of conditions set forth in the merger agreement.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the fourth quarter of 2021 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement (page 79)

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (whether before or after the adoption of the merger by the Westchester stockholders) by mutual consent of Westchester and Valley, or by either party in the following circumstances:

•

(i) any governmental entity has denied a requisite regulatory approval and such denial has become final, or has advised any party that it will not grant (or intends to rescind or revoke if previously approved) a requisite regulatory approval or (ii) any governmental entity has requested that Valley, Westchester or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval, unless in each case the failure to obtain such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth therein,

•

any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement has become final and nonappealable, provided, that the party seeking to terminate the merger agreement has used its commercially reasonable efforts to contest, appeal and remove such law or order;

•

the merger has not been consummated by April 30, 2022, or the cutoff date, provided, that no party may terminate the merger agreement if the failure of the closing to occur on or before the cutoff date is due to such party’s material breach of any representation, warranty, covenant or agreement contained in the merger agreement, or a cutoff date termination;

•

the Westchester stockholder approval is not obtained by reason of the failure to obtain the required vote at a duly held Westchester stockholders’ meeting or at any adjournment or postponement thereof, or a no-vote termination; or

•

if there was a breach of any of the representations or warranties set forth in the merger agreement by either party and such breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the cutoff date, and which would (individually or together with other breaches) result in a material adverse effect with respect to the party committing such breach or result in one or more of the conditions outlined in the section entitled “—Conditions to Consummation of the Merger” not to be satisfied by the cutoff date; provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, which we refer to as a breach termination.

In addition, Valley may terminate the merger agreement if:

•

the Westchester board of directors effects a change in the Westchester recommendation as described in the section entitled “The Merger Agreement—Westchester Special Meeting and Recommendation of the Westchester Board of Directors;”

•	Westchester breaches its terms of the non-solicitation obligations or Westchester stockholder approval obligations provided in the merger agreement in any respect adverse to Valley;

•

a tender offer or exchange offer for 10% or more of the outstanding shares of Westchester common stock is received and the Westchester board of directors recommends that the Westchester stockholders tender their shares in such tender or exchange offer or otherwise failed to recommend that such stockholders reject such tender offer or exchange offer promptly upon written request of Valley; or

•

if any other event occurs that gives rise to the payment of a termination fee and termination expenses pursuant to the merger agreement, as described below, which, collectively with the foregoing termination rights of Valley, which we refer to as a Westchester board breach termination.

In addition, Westchester may terminate the merger agreement if:

•

prior to receiving the Westchester stockholder approval, Westchester has received a superior proposal, and in accordance with the merger agreement, has entered into an acquisition agreement with respect to the superior proposal, but only if prior to terminating the merger agreement, Westchester (i) pays to Valley a termination fee and (ii) delivers to Valley a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release will be in form and substance reasonably satisfactory to Valley and will irrevocably waive any right the releasing parties may have to challenge the payment to Valley of the termination fee and the termination expenses, as described below, which we refer to as a Westchester superior proposal termination.

Termination Fee (page 80)

Westchester will pay Valley a $8.5 million termination fee if:

•

(i) an acquisition proposal (whether or not conditional) or intention to make an acquisition proposal is made directly to the Westchester stockholders or otherwise publicly disclosed or otherwise communicated or made known to the Westchester board of directors or Westchester’s senior management, (ii) (A) either Westchester or Valley effects a no-vote termination or cutoff date termination (and the Westchester stockholder approval has not been obtained) or (B) Valley effects a breach termination, as described above, and (iii) if within 12 months after such termination, Westchester or any of its subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any acquisition proposal (which, in each case, need not be the same acquisition proposal that will have been made, publicly disclosed or communicated prior to termination of the merger agreement);

•	Valley effects a Westchester board breach termination, as described above; or

•	Westchester effects a Westchester superior proposal termination, as described above.

In addition, Westchester will pay an amount equal to the reasonable out-of-pocket expenses incurred by Valley in connection with the transactions contemplated by the merger agreement (as itemized by Valley), up to $1.0 million, or the termination expenses, if Valley effects a breach termination, as described above, or if the events described in clauses (i) and (ii) of the first bullet above occur.

If Westchester fails to pay any fee payable by it when due, then Westchester must pay to Valley its costs and expenses incurred (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. (or any successor thereto) from the date such payment was due under the merger agreement until the date of payment.

Voting Agreements (page 81)

In connection with entering into the merger agreement, each of the directors and executive officers of Westchester, in their capacity as individuals, have separately entered into a voting agreement, pursuant to which they agreed to vote their beneficially owned shares of Westchester common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the Westchester record date, shares constituting approximately 27% of the Westchester common stock entitled to vote at the Westchester special meeting are subject to the voting agreements.

Material U.S. Federal Income Tax Consequences Relating to the Merger (page 82)

Valley and Westchester intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The respective obligations of Valley and Westchester to complete the merger are conditioned upon receiving a legal opinion from Covington & Burling LLP and Goodwin Procter LLP, respectively, to the effect the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Valley nor Westchester currently intends to waive these conditions to the consummation of the merger. In the event that Valley or Westchester waives the condition to receive such tax opinions and tax consequences of the merger materially change, then Valley will recirculate appropriate soliciting materials and seek new adoption of the merger from Westchester stockholders.

If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger”) of Westchester common stock that exchanges its shares of Westchester common stock for Valley common stock in the merger generally will not recognize any gain or loss. A U.S. holder of Westchester common stock receiving cash in lieu of fractional shares of Valley will generally recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in its fractional share of Valley common stock.

For further information, see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

The U.S. federal income tax consequences described above may not apply to all Westchester stockholders. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Comparison of Shareholders’ Rights (page 87)

Upon completion of the merger, the rights of former Westchester stockholders will be governed by the Valley charter and the Valley bylaws. Valley is organized under New Jersey law, while Westchester is organized under Delaware law. The rights associated with Westchester common stock are different from the rights associated with Valley common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Valley common stock.

Risk Factors (page 25)

Before voting at the Westchester special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the subsequent section entitled “Risk Factors” and described in Valley’s Annual Report on Form 10-K for the year ended on December 31, 2020 and any updates to those risk factors set forth in Valley’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Valley with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF VALLEY

Valley is providing the following information to aid you in your analysis of the financial aspects of the merger. The following table sets forth highlights from Valley’s consolidated financial data as of and for the six months ended June 30, 2021 and 2020 and as of and for each of the three years ended December 31, 2020. Valley derived the financial information as of and for each of the three years ended December 31, 2020 from its historical audited financial statements for these three years. Valley derived the financial information as of and for the six months ended June 30, 2021 and 2020 from its unaudited financial statements, which financial statements include, in the opinion of Valley’s management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair statement of those results.

Results from past periods are not necessarily indicative of results that may be expected for any future period. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results of operations for the full year or any other interim period. This information is only a summary, and you should read this information in conjunction with Valley’s consolidated financial statements and related notes included in Valley’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, each of which is incorporated by reference in this proxy statement/prospectus and from which this information is derived. See the section entitled “Where You Can Find More Information.”

(dollars in thousands)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2021	2020	2020	2019	2018
Selected Financial Condition Data:	(Unaudited)
Total assets	$41,274,228	$41,626,497	$40,686,076	$37,436,020	$31,863,088
Loans and loans held for sale	32,616,710	32,435,210	32,518,539	29,775,321	25,070,624
Allowance for loan losses	(339,324)	(309,614)	(340,243)	(161,759)	(151,859)
Investment securities	3,663,396	3,875,601	3,540,434	3,944,306	3,817,790
Cash and interest bearing deposits with banks	1,844,763	1,819,557	1,329,205	434,687	428,629
Goodwill and other intangible assets	1,447,965	1,453,330	1,452,891	1,460,397	1,161,655
Deposits	33,194,774	31,337,237	31,935,602	29,185,837	24,452,974
Borrowings	2,796,307	5,046,306	3,499,688	3,271,424	3,828,552
Shareholders’ equity	4,737,807	4,474,488	4,592,120	4,384,188	3,350,454
Selected Operating Data:
Interest income	$665,446	$712,318	$1,383,719	$1,321,000	$1,159,248
Interest expense	71,872	164,420	264,815	422,952	302,045

Net interest income	593,574	547,898	1,118,904	898,048	857,203
Provision for credit losses	17,403	75,839	125,722	24,218	32,501

Net interest income after provision for credit losses	576,171	472,059	993,182	873,830	824,702
Non-interest income	74,359	86,227	183,032	214,520	134,052
Non-interest expense	332,106	312,822	646,148	631,555	629,061

Income before income taxes	318,424	245,464	530,066	456,795	329,693
Income tax expense	82,202	62,595	139,460	147,002	68,265

Net income	236,222	182,869	390,606	309,793	261,428
Preferred stock dividends	6,344	6,344	12,688	12,688	12,688

Net income available to common shareholders	$229,878	$176,525	$377,918	$297,105	$248,740

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2021	2020	2020	2019	2018
Selected Financial Ratios and Other Data:	(Unaudited)
Performance Ratios:
Return on average assets	1.15%	0.92%	0.96%	0.93%	0.86%
Return on average shareholders’ equity	10.10	8.23	8.68	8.71	7.91
Net interest margin	3.15	3.02	3.02	2.94	3.09
Efficiency ratio(*)	49.72	49.33	49.63	56.77	63.46
Average interest-earning assets to average interest-bearing liabilities	1.46	1.35	1.38	1.33	1.35
Per Common Share Data:
Basic earnings per share	$0.57	$0.44	$0.94	$0.88	$0.75
Diluted earnings per share	0.56	0.44	0.93	0.87	0.75
Cash dividends declared	0.22	0.22	0.44	0.44	0.44
Book value (end of period)	11.15	10.56	10.85	10.35	9.48
Capital Ratios:
Average shareholders’ equity to average assets	11.42%	11.17%	11.10%	10.63%	10.93%
Shareholders’ equity to total assets	11.48	10.75	11.29	11.71	10.52
Regulatory Capital Ratios:
Tier 1 leverage capital	8.49%	7.70%	8.06%	8.76%	7.57%
Common equity tier 1 capital	10.04	9.51	9.94	9.42	8.43
Tier 1 risk-based capital	10.73	10.23	10.66	10.15	9.30
Total risk-based capital	13.36	12.19	12.64	11.72	11.34

(*)	The efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WESTCHESTER

Westchester is providing the following information to aid you in your analysis of the financial aspects of the merger. The following table sets forth highlights from Westchester’s consolidated financial data as of and for the six months ended June 30, 2021 and 2020 and as of and for each of the three years ended December 31, 2020. Westchester derived the financial information as of and for each of the three years ended December 31, 2020 from its historical audited financial statements for these three years. Westchester derived the financial information as of and for the six months ended June 30, 2021 and 2020 from its unaudited, internally prepared financial statements, which financial statements include, in the opinion of Westchester’s management, all adjustments consisting of normal and recurring adjustments, necessary for a fair statement of those results.

Results from past periods are not necessarily indicative of results that may be expected for any future period. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results of operations for the full year or any other interim period. This information is only a summary, and you should read it in conjunction with Westchester’s historical consolidated financial statements and related notes thereto.

(dollars in thousands)	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2021	2020	2020	2019	2018
Selected Financial Condition Data:	(Unaudited)
Total assets	$1,328,337	$1,159,254	$1,233,766	$993,179	$907,073
Loans and loans held for sale	907,551	906,371	896,484	839,944	760,883
Allowance for loan losses	(14,999)	(11,737)	(14,698)	(12,124)	(11,929)
Investment securities	145,141	85,761	89,067	75,945	70,857
Cash and interest bearing deposits with banks	242,972	130,461	214,980	43,690	50,988
Goodwill and other intangible assets	—	—	—	—	—
Deposits	1,127,770	958,422	1,035,390	811,044	717,213
Borrowings	48,324	66,394	58,569	46,011	75,697
Shareholders’ equity	143,147	124,117	130,284	125,700	109,601
Selected Operating Data:
Interest income	$21,132	$21,305	$41,970	$42,128	$37,846
Interest expense	2,079	3,764	6,517	8,088	5,738

Net interest income	19,053	17,541	35,453	34,040	32,108
Provision for credit losses	300	300	3,400	200	1,725

Net interest income after provision for credit losses	18,753	17,241	32,053	33,840	30,383
Non-interest income	918	556	1,101	1,130	1,094
Non-interest expense	8,506	8,776	17,191	17,373	17,220

Income before income taxes	11,165	9,021	15,963	17,597	14,257
Income tax expense	2,700	2,146	3,769	3,882	3,261

Net income	8,465	6,875	12,194	13,715	10,996
Preferred stock dividends	—	—	—	—	—

Net income available to common shareholders	$8,465	$6,875	$12,194	$13,715	$10,996

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2021	2020	2020	2019	2018
Selected Financial Ratios and Other Data:	(Unaudited)
Performance Ratios:
Return on average assets	1.31%	1.27%	1.06%	1.51%	1.30%
Return on average shareholders’ equity	12.61	11.07	9.72	11.75	10.74
Net interest margin	3.03	3.35	3.20	3.89	3.94
Efficiency ratio(*)	42.59	48.49	47.03	49.40	51.86
Average interest-earning assets to average interest-bearing liabilities	1.63	1.61	1.62	1.56	1.55
Per Common Share Data:
Basic earnings per share	$129.43	$106.17	$188.07	$216.12	$175.91
Diluted earnings per share	127.28	103.67	184.10	208.38	170.82
Cash dividends declared	—	150	150	—	—
Book value (end of period)	2,103.90	1,912.52	1,997.85	1,954.72	1,741.77
Capital Ratios:
Average shareholders’ equity to average assets	10.37%	11.43%	10.94%	12.87%	12.14%
Shareholders’ equity to total assets	10.78	10.71	10.56	12.66	12.08
Regulatory Capital Ratios:
Tier 1 leverage capital	10.19%	10.67%	10.41%	13.25%	12.59%
Common equity tier 1 capital	14.00	13.60	13.60	14.12	13.61
Tier 1 risk-based capital	14.00	13.60	13.60	14.12	13.61
Total risk-based capital	15.26	14.86	14.86	15.37	14.86

(*)	The efficiency ratio measures total non-interest expense as a percentage of net interest income plus total non-interest income.

MARKET PRICE AND DIVIDENDS

Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.” Westchester common stock is not listed on a public exchange. As of August 23, 2021 there were approximately 7,638 registered Valley shareholders and approximately 426 Westchester stockholders of record. There is no established public trading market for Westchester common stock. In addition, because there have been no recent private sales of Westchester common stock of which Valley or Westchester are aware, no recent price data regarding Westchester common stock is available.

Valley has a history of paying quarterly cash dividends on Valley common stock, and intends to continue to pay such dividends in the future; however, there can be no assurance with respect to the amount, if any, of dividends that might be declared and paid in the future.

Westchester does not have a history of paying cash dividends on Westchester common stock, and does not intend to pay any such dividends in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic, or variants thereof, on Valley’s businesses and financial results and conditions. Forward-looking statements include, without limitation, statements relating to the impact Valley and Westchester expect the proposed merger to have on the combined entity’s operations, financial condition and financial results, and Valley’s and Westchester’s expectations about the ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies Valley and Westchester expect to realize as a result of the merger. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Valley and Westchester) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Actual results may differ materially from such forward-looking statements.

In addition to the factors disclosed by us under the section entitled “Risk Factors,” and elsewhere in this proxy statement/prospectus, the following factors, among others, may cause actual results to differ materially and adversely from those contemplated by such forward-looking statements:

•

the possibility that the merger does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all;

•	the delay in or failure to close for any other reason;

•	the outcome of any legal proceedings that may be instituted against Valley or Westchester;

•	the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement;

•	the risk that the businesses of Valley and Westchester will not be integrated successfully;

•	the possibility that the cost savings and any synergies or other anticipated benefits from the merger may not be fully realized or may take longer to realize than expected;

•	changes in the estimates of non-recurring charges;

•	disruption from the merger making it more difficult to maintain relationships with employees, customers or other parties with whom Valley or Westchester have business relationships;

•	the reaction to the merger of the companies’ customers, employees and counterparties;

•	future financial and operating results of Valley, Westchester or the combined company following the completion of the merger;

•	uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on Valley, Westchester and the merger; and

•	other factors, many of which are beyond the control of Valley and Westchester.

A detailed discussion of factors that could affect Valley’s results is included in Valley’s SEC filings, including the “Risk Factors” section of Valley’s Annual Report on Form 10-K for the year ended December 31,

2020 and any updates to those risk factors set forth in Valley’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Valley with the SEC and are available on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Valley, Westchester or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Valley and Westchester undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as specifically required by law.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valley’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Valley’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC, Westchester stockholders should carefully consider the following factors in deciding whether to vote for the proposals presented in this proxy statement/prospectus. Please also see the section entitled “Where You Can Find More Information.”

Risks Relating to the Merger

Because the market price of Valley common stock will fluctuate, the value of the merger consideration to be received by Westchester stockholders is uncertain.

Pursuant to the merger agreement, upon completion of the merger, each share Westchester common stock that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares for which appraisal has been properly demanded) will be converted, without any action by the Westchester stockholders, into the right to receive the merger consideration, with cash paid in lieu of any fractional shares. Any change in the market price of Valley common stock prior to the completion of the merger will affect the market value of the merger consideration that Westchester stockholders will receive upon completion of the merger. Because the merger consideration is determined by a fixed exchange ratio, at the time of the Westchester special meeting, Westchester stockholders will not know or be able to calculate the value of the Valley common stock they will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, impacts and disruptions resulting from the ongoing COVID-19 pandemic, changes in our respective businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Valley and Westchester. Westchester stockholders should obtain current market quotations for shares of Valley common stock before voting their shares at the Westchester special meeting.

There will be no adjustment to the merger consideration based upon changes in the market price of Valley common stock or Westchester common stock prior to the effective time. The merger agreement cannot be terminated due to a change in the price of Valley common stock or Westchester common stock.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the merger agreement, including the merger and bank merger, may be completed, various approvals must be obtained from bank regulatory authorities. In determining whether to grant these approvals, the applicable regulatory authorities consider a variety of factors, including the competitive impact of the proposal in the relevant geographic markets; financial, managerial and other supervisory considerations, including the future prospects, of each party; potential effects of the merger on the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, including the subsidiaries’ overall compliance records and recent fair lending examinations; effectiveness of the parties in combatting money laundering activities; the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system; and whether Valley controls or would after consummation of the merger control deposits in excess of certain limits.

These regulatory authorities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, or may contain conditions on the completion of the merger that are not anticipated or cannot be met. If the consummation of the merger is delayed, including by a delay in receipt of necessary regulatory approvals, the business, financial condition and results of operations of each party may also be materially and adversely affected. Please see the section entitled “The Merger—Regulatory Approvals Required for the Merger.”

Failure of the merger to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger could negatively impact Valley and Westchester.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Please see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger.” These conditions to the consummation of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed by April 30, 2022, either Valley or Westchester may choose to terminate the merger agreement at any time after such date if the failure to consummate the transactions contemplated by the merger agreement is not caused by any material breach of any representation, warranty, covenant or agreement contained in the merger agreement by the party electing to terminate the merger agreement, before or after Westchester stockholder adoption of the merger proposal.

If the merger is not consummated, the ongoing business, financial condition and results of operations of each party may be adversely affected and the market price of Valley common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, including by the receipt of a competing acquisition proposal, the business, financial condition and results of operations of each party may be adversely affected.

In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC and other regulatory agencies in connection with the merger. If the merger is not completed, the parties would have to recognize these expenses without realizing the expected benefits of the merger. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the merger, including the diversion of management attention from pursuing other opportunities and the constraints in the merger agreement on the ability to make significant changes to each party’s ongoing business during the pendency of the merger, could have an adverse effect on each party’s business, financial condition and results of operations.

Additionally, Valley’s or Westchester’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of Valley common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and a party’s board of directors seeks another merger or business combination, such party’s shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger.

Valley and Westchester will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, customers (including depositors and borrowers), suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of each party. These uncertainties may impair Valley’s or Westchester’s ability to attract, retain and motivate key personnel and customers (including depositors and borrowers) pending the consummation of the merger, as such personnel and customers may experience uncertainty about their future roles and relationships following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Valley and/or Westchester to seek to change existing business relationships with Valley and/or Westchester or fail to extend an existing relationship with Valley and/or Westchester. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.

The pursuit of the merger and the preparation for the integration may place a burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have an adverse effect on each party’s business, financial condition and results of operations.

In addition, the merger agreement restricts each party from taking certain actions without the other party’s consent while the merger is pending. These restrictions could have an adverse effect on each party’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Effective Time” for a description of the restrictive covenants applicable to Valley and Westchester.

Westchester’s directors and executive officers have interests in the merger that may be different from the interests of the Westchester stockholders generally.

Westchester’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Westchester stockholders generally. The Westchester board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and recommending the Westchester stockholders that they vote in favor of the merger proposal. These interests are described in more detail under the section entitled “The Merger—Interests of Westchester’s Directors and Executive Officers in the Merger.”

The merger agreement contains provisions that limit Westchester’s ability to pursue an alternative business combination proposal and that may discourage other companies from pursuing, announcing or submitting a business combination proposal to Westchester that might result in greater value to Westchester stockholders.

The merger agreement contains provisions that limit Westchester’s ability to pursue an alternative business combination proposal and that may discourage a third party from pursuing, announcing or submitting a business combination proposal to Westchester that might result in greater value to the Westchester stockholders than the merger. These provisions include a general prohibition on Westchester from soliciting or, subject to certain exceptions, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions, as described under the section entitled “The Merger Agreement—Agreement Not to Solicit Other Offers.” Furthermore, if the merger agreement is terminated, under certain circumstances, Westchester may be required to pay Valley a termination fee equal to $8.5 million and reimburse its termination expenses up to $1 million, as described in the section entitled “The Merger Agreement—Termination Fee.”

In connection with the merger agreement, each of the directors and executive officers of Westchester, in their capacity as individuals, have separately entered into a voting agreement pursuant to which they agreed to vote their beneficially owned shares of Westchester common stock in favor of the merger proposal and certain related matters and against alternative transactions. As of the Westchester record date, shares constituting approximately 27% of the Westchester common stock entitled to vote at the Westchester special meeting are subject to voting agreements. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

The shares of Valley common stock to be received by Westchester stockholders as a result of the merger will have different rights from the shares of Westchester common stock.

The rights of Westchester stockholders are currently governed by the certificate of incorporation of Westchester, as amended, or the Westchester charter, and the amended and restated bylaws of Westchester, or the

Westchester bylaws. Upon completion of the merger, the rights of former Westchester stockholders will be governed by the Valley charter and the Valley bylaws. Valley is organized under New Jersey law, while Westchester is organized under Delaware law. The rights associated with Westchester common stock are different from the rights associated with Valley common stock. Please see the section entitled “Comparison of Shareholders’ Rights” for a discussion of the different rights associated with Valley common stock.

The merger is expected to, but may not, qualify as a reorganization under Section 368(a) of the Code.

The parties expect the merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, and the respective obligations of Valley and Westchester to complete the merger are conditioned upon the receipt of a U.S. federal income tax opinion to that effect from Covington & Burling LLP and Goodwin Procter LLP, respectively. Each tax opinion represents the legal judgment of the counsel rendering such opinion and is not binding on the United States Internal Revenue Service, or the IRS, or the courts. The expectation that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code reflects assumptions and was prepared taking into account the relevant information available to Valley and Westchester at the time. However, this information is not a fact and should not be relied upon as necessarily indicative of future results. Furthermore, such expectation constitutes a forward-looking statement. For information on forward-looking statements, please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then a U.S. holder of Westchester common stock may be required to recognize any gain or loss equal to the difference between (i) the sum of the fair market value of Valley common stock received by the Westchester stockholder in the merger and the amount of cash, if any, received by the Westchester stockholder in the merger and (ii) the Westchester stockholder’s adjusted tax basis in the shares of Westchester common stock exchanged therefor. For further information, please refer to the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.” You should consult your tax advisor to determine the particular tax consequences to you.

The opinion of Raymond James delivered to the Westchester board of directors prior to the signing of the merger agreement will not reflect changes in circumstances after the date of the opinion.

The Westchester board of directors received an opinion to address the fairness of the merger consideration form a financial point of view from Raymond James, dated June 29, 2021, which is attached as Annex C to this proxy statement/prospectus. For a description of the opinion, please see the section entitled “The Merger—Opinion of Westchester’s Financial Advisor.” Such opinion has not been updated as of the date of this proxy statement/prospectus and will not be updated at, or prior to, the time of the completion of the merger. Changes in the operations and prospects of Valley or Westchester, general market and economic conditions and other factors that may be beyond the control of Valley and Westchester may alter the value of Valley or Westchester or the prices of shares of Valley common stock or Westchester common stock by the effective time. The opinion does not speak as of the effective time or as of any other date than the date of the opinion. For a description of the other factors considered by the Westchester board of directors in determining to adopt the merger, please see the section entitled “The Merger—Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors.”

Litigation against Westchester or Valley, or the members of the Westchester or Valley board of directors, could prevent or delay the completion of the merger.

While Valley and Westchester believe that any claims that may be asserted by purported stockholder plaintiffs related to the merger would be without merit, the results of any such potential legal proceedings are difficult to predict and could delay or prevent the merger from being competed in a timely manner. The existence of litigation related to the merger could affect the likelihood of obtaining the required approval from Westchester stockholders. Moreover, any litigation could be time consuming and expensive, could divert Valley and

Westchester management’s attention away from their regular business and, any lawsuit adversely resolved against Westchester, Valley or members of the Westchester board of directors or Valley board of directors, could have an adverse effect on each party’s business, financial condition and results of operations.

If the actions remain unresolved, they could prevent or delay the completion of the merger. One of the conditions to the consummation of the merger is the absence of any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or bank merger. Consequently, if a settlement or other resolution is not reached related to any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or the bank merger, then such law or order may prevent the merger from becoming effective in a timely manner or at all.

The COVID-19 pandemic may delay and adversely affect the completion of the merger.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of Valley and Westchester. If the effects of the COVID-19 pandemic, including variants thereof, cause continued or extended decline in the economic environment and the financial results of Valley or Westchester, or the business operations of Valley or Westchester are disrupted as a result of the COVID-19 pandemic, including variants thereof, efforts to complete the merger and integrate the businesses of Valley and Westchester may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and regulatory authorities may impose additional requirements on Valley or Westchester that must be satisfied prior to completion of the merger, which could delay and adversely affect the completion of the merger.

Risks Relating to the Combined Company’s Business Following the Merger

The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of Valley or Westchester common stock.

Upon the completion of the merger, Valley shareholders and Westchester stockholders will become shareholders of the combined company. Valley’s business differs from that of Westchester, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Valley and Westchester. For a further discussion of the businesses of Valley and Westchester, please see the section entitled “Information About the Companies.” For a discussion of the businesses of Valley and of certain factors to consider in connection with such business, please see the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information.”

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

The success of the merger will depend on, among other things, the combined company’s ability to combine the businesses of Valley and Westchester. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

Valley and Westchester have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on the successful combination of the businesses of Valley and Westchester. To realize these anticipated benefits and cost savings, after the completion of the merger, Valley expects to integrate Westchester’s business into its own. It is possible that the integration process could result in the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could have an adverse effect on the companies’ financial results and the value of their common stock. Integration efforts between Valley and Westchester may also divert management attention and resources. In addition, the impacts of the COVID-19 pandemic, including variants thereof, may make it more costly or more difficult to integrate the business of Valley and Westchester. If Valley experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on each of Valley or Westchester during this transition period and for an undetermined period after consummation of the merger.

Valley may be unable to retain Westchester’s employees.

The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include integrating personnel with diverse business backgrounds, combining different corporate cultures and retaining key employees. The integration of the two companies will require the experience and expertise of key employees who Valley expects to retain. However, Valley may not be successful in retaining those employees for the time period necessary to successfully integrate Westchester’s operations with those of Valley. The loss of Westchester employees could have an adverse effect on the business and results of operation of Valley following the merger.

Valley may be unable to retain Westchester’s customers or grow the Westchester business.

As with any merger of financial institutions, there also may be business disruptions that cause Valley or Westchester to lose current customers or cause current customers to remove their accounts from Valley or Westchester and move their business to competing financial institutions. Valley believes that Westchester’s customers will not seek products or services elsewhere as a result of the merger because Valley’s community banking model is similar to Westchester’s community banking model. However, there can be no assurances that Valley will be able to retain all of Westchester’s customers or grow the customer base.

Valley shareholders and Westchester stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Valley shareholders and Westchester stockholders currently have the right to vote for the election of the directors and on other matters affecting Valley and Westchester, respectively. Upon the completion of the merger, each Westchester stockholder who receives shares of Valley common stock will become a shareholder of Valley with a percentage ownership of Valley common stock that is smaller than such shareholder’s percentage ownership of Westchester common stock. Following completion of the merger, it is currently expected that former Westchester stockholders as a group will own approximately 4% of the combined company’s common stock and existing Valley shareholders as a group will own approximately 96% of the combined company’s common stock. As a result, Westchester stockholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Westchester, and existing Valley shareholders may have less influence than they now have on the management and policies of Valley.

THE WESTCHESTER SPECIAL MEETING

This section contains information for Westchester stockholders about the Westchester special meeting. Westchester is mailing this proxy statement/prospectus to you, as a Westchester stockholder, on or about September 2, 2021. This proxy statement/prospectus is also being delivered to Westchester stockholders as Valley’s prospectus for its offering of Valley common stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the Westchester special meeting and a proxy that the Westchester board of directors is soliciting for use at the Westchester special meeting and at any adjournments of the Westchester special meeting. References to “you” and “your” in this section are to Westchester stockholders.

Date, Time and Place of the Westchester Special Meeting

The Westchester special meeting will be held virtually via the Internet at https://global.gotomeeting.com/join/842371717, on October 5, 2021, at 4:00 p.m. Eastern Time. On or about September 2, 2021, Westchester commenced mailing or otherwise delivering this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the Westchester special meeting.

Purpose of the Westchester Special Meeting

At the Westchester special meeting, you will be asked to consider and vote on the following matters:

•	the merger proposal; and

•	the adjournment proposal, if necessary or appropriate.

Recommendation of the Westchester Board of Directors

The Westchester board of directors has unanimously approved the merger agreement and recommends that Westchester stockholders vote “FOR” the merger proposal and, if necessary or appropriate, “FOR” the adjournment proposal. Please see the section entitled “The Merger—Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors” for a more detailed discussion of the factors considered by the Westchester board of directors in reaching its decision to approve the merger agreement, including the merger and the transactions contemplated thereby.

Completion of the merger is conditioned upon the adoption of the merger proposal, but is not conditioned upon the approval of the adjournment proposal.

Record Date and Quorum

Westchester has set the close of business on August 23, 2021 as the Westchester record date to determine which Westchester stockholders will be entitled to receive notice of and vote at the Westchester special meeting. Only Westchester stockholders at the close of business on the Westchester record date will be entitled to vote at the Westchester special meeting. As of the Westchester record date, there were 68,193 shares of Westchester common stock outstanding and entitled to notice of, and to vote at, the Westchester special meeting, held by approximately 426 stockholders of record. Each Westchester stockholder on the Westchester record date will be entitled to one vote for each share held of record.

The presence at the Westchester special meeting, in person (including by virtual participation in the meeting) or by proxy, of a majority of the total number of shares of Westchester common stock outstanding and entitled to vote as of the Westchester record date will constitute a quorum for the purposes of the Westchester special meeting. All shares of Westchester common stock represented at the Westchester special meeting in person (including by virtual participation in the meeting) or represented by proxy, including abstentions, if any, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Westchester special meeting.

The inspectors of election appointed for the Westchester special meeting, who will determine whether or not a quorum is present, will tabulate votes cast by proxy or virtually at such special meeting. If a quorum is not present at the Westchester special meeting, it will be postponed until the holders of the number of shares of Westchester common stock required to constitute a quorum attend. If additional votes must be solicited in order for Westchester stockholders to adopt the merger proposal and the adjournment proposal is approved, the Westchester special meeting will be adjourned to solicit additional proxies. If a quorum is not present at the Westchester special meeting, the holders of a majority of the number of shares represented at the meeting, in person (including by virtual participation in the meeting) or by proxy, or the presiding officer may adjourn the meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

Adoption of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal. Approval of the adjournment proposal requires that the affirmative votes cast by the Westchester stockholders present in person (including by virtual participation in the meeting) or represented by proxy at the Westchester special meeting and entitled to vote exceed the votes against the proposal.

With respect to the merger proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal. With respect to the adjournment proposal, if you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

Shares Held by Directors and Executive Officers

As of the Westchester record date, there were 68,193 shares of Westchester common stock entitled to vote at the Westchester special meeting. As of the Westchester record date, the directors and executive officers of Westchester and their affiliates beneficially owned and were entitled to vote approximately 18,429 shares of Westchester common stock, representing approximately 27% of the shares of Westchester common stock outstanding on that date. Westchester currently expects that the shares of Westchester common stock beneficially owned by its directors and executive officers will be voted in favor of the merger proposal and the adjournment proposal. In connection with the merger agreement, each of the directors and executive officers of Westchester, in their capacity as individuals, have separately entered into a voting agreement pursuant to which they agreed to vote their beneficially owned shares of Westchester common stock in favor of the merger proposal and certain related matters and against alternative transactions. For further information, please see the section entitled “The Merger Agreement—Voting Agreements.”

Voting of Proxies; Incomplete Proxies

A Westchester stockholder may vote by proxy or in person (including by virtual participation in the meeting) at the Westchester special meeting. If you hold your shares of Westchester common stock in your name as a stockholder of record as of the Westchester record date, you may use one of the following methods to submit a proxy as a Westchester stockholder:

•	by mail by completing, signing, dating and returning the proxy in the enclosed postage-paid envelope; or

•	in person (including by virtual participation in the meeting) at the Westchester special meeting.

When a properly executed proxy is returned, the shares of Westchester common stock represented by it will be voted at the Westchester special meeting in accordance with the instructions contained on the proxy. If any proxy is returned without indication as to how to vote on any particular proposal, the shares of Westchester common stock represented by the proxy will be voted in favor of both the merger proposal and the adjournment proposal.

Every Westchester stockholder’s vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy, whether or not you plan to attend the Westchester special meeting. Sending in your proxy will not prevent you from voting your shares virtually at the Westchester special meeting, because you may revoke your proxy at any time before it is voted.

Revocability of Proxies and Changes to a Westchester Stockholder’s Vote

If you hold stock in your name as a Westchester stockholder of record, you may change your vote or revoke any proxy at any time before it is voted by (i) completing, signing, dating and returning a proxy with a later date than your original proxy, (ii) delivering a written revocation of the proxy to Westchester’s Secretary, or (iii) attending the Westchester special meeting and voting in person (including by virtual participation in the meeting) at the Westchester special meeting. If you choose to send a completed proxy bearing a later date than your original proxy, the new proxy must be received before the beginning of the Westchester special meeting.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

The Westchester Bank Holding Corporation

12 Water Street

White Plains, NY 10601

Attention: Kenneth D. Walter

Solicitation of Proxies

Westchester is soliciting proxies from its holders of common stock in conjunction with the merger. Westchester will bear the entire cost of soliciting proxies from its stockholders. If necessary, Westchester may use its directors, officers or employees, who will not be specially compensated, to solicit proxies from Westchester stockholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Westchester Special Meeting

If you are a Westchester stockholder as of the Westchester record date, you may vote your shares in person (including by virtual participation in the meeting) at the Westchester special meeting. Even if you currently plan to attend the Westchester special meeting, it is recommended that you also submit your proxy as described below, so your vote will be counted if you later decide not to attend the Westchester special meeting. If you submit your vote by proxy and later decide to vote at the Westchester special meeting, the vote you submit at the Westchester special meeting will override your proxy vote.

Assistance

If you need assistance in completing your proxy, have questions regarding the Westchester special meeting, or would like additional copies of this proxy statement/prospectus, please contact Kenneth D. Walter, Westchester’s Secretary, at (914) 368-9919.

THE WESTCHESTER PROPOSALS

Proposal 1: Merger Proposal

Westchester is asking the Westchester stockholders to adopt the merger agreement, including the merger and the transactions contemplated thereby. For a detailed discussion of the terms and conditions of the merger agreement, please see the section entitled “The Merger Agreement.” Westchester stockholders should read this proxy statement/prospectus, including any documents incorporated in this proxy statement/prospectus by reference, and its annexes, carefully and in their entirety for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

As discussed in the section entitled “The Merger—Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors,” after careful consideration, the Westchester board of directors unanimously approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of Westchester and the Westchester stockholders.

Required Vote

Adoption of the merger proposal requires the affirmative vote of holders of at least a majority of the shares of Westchester common stock outstanding on the Westchester record date and entitled to vote on the merger proposal. If you mark “ABSTAIN” for the merger proposal on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have the same effect as a vote against the merger proposal.

The Westchester board of directors unanimously recommends that Westchester stockholders vote “FOR” the merger proposal.

Proposal 2: Adjournment Proposal

Westchester is asking Westchester stockholders to approve the adjournment of the Westchester special meeting to another date and place, if necessary or appropriate, to solicit additional votes in favor of the merger proposal if there are insufficient votes at the time of such adjournment to adopt the merger proposal.

If, at the Westchester special meeting, there is an insufficient number of shares of Westchester common stock present or represented by proxy and voting in favor of the merger proposal, Westchester will move to adjourn the Westchester special meeting in order to enable the Westchester board of directors to solicit additional proxies for adoption of the merger proposal. If the Westchester stockholders approve the adjournment proposal, Westchester may adjourn the Westchester special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Westchester stockholders who have previously voted. Notice need not be given of the adjourned meeting if the hour, date and place, if any, of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting are announced at the Westchester special meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person (including by virtual participation in the meeting) and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the Westchester special meeting. If a quorum is not present at the Westchester special meeting, the holders of a majority of the number of shares represented at the meeting, in person (including by virtual participation in the meeting) or by proxy, or the presiding officer may adjourn the meeting.

Required Vote

Approval of the adjournment proposal requires that the affirmative votes cast by the Westchester stockholders present in person (including by virtual participation in the meeting) or represented by proxy at the Westchester special meeting and entitled to vote exceed the votes against the proposal. If you mark “ABSTAIN” on your proxy, fail to either submit a proxy or vote at the Westchester special meeting, or are a “street name” holder and fail to instruct your bank, broker or other nominee how to vote, it will have no effect on the adjournment proposal.

The Westchester board of directors unanimously recommends that Westchester stockholders vote, if necessary or appropriate, “FOR” the adjournment proposal.

Other Matters to Come Before the Westchester Special Meeting

As of the date of this proxy statement/prospectus, the Westchester board of directors is not aware of any matters that will be presented for consideration at the Westchester special meeting other than as described in this proxy statement/prospectus. If, however, the Westchester board of directors properly brings any other matters before the Westchester special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the recommendation of the Westchester board of directors on any such matter.

INFORMATION ABOUT THE COMPANIES

Valley National Bancorp

One Penn Plaza

New York, NY 10119

Telephone: (973) 305-8800

Valley is a New Jersey corporation organized in 1983 as a bank holding company registered with the Federal Reserve under the BHC Act for VNB. Valley is headquartered in Wayne, New Jersey, and as of June 30, 2021, had, on a consolidated basis, total assets of approximately $41.3 billion, total loans of approximately $32.5 billion, total deposits of approximately $33.2 billion and total shareholders’ equity of approximately $4.7 billion. Valley conducts its banking operations through its subsidiary bank, VNB, in 226 branches or financial centers located in northern and central New Jersey, the New York City Boroughs of Manhattan, Brooklyn, Queens, and Long Island, Florida and Alabama. In addition to its principal subsidiary, VNB, Valley owns all of the voting and common shares of GCB Capital Trust III, State Bancorp Capital Trusts I and II and Aliant Statutory Trust II through which trust preferred securities were issued. Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.”

VNB is a national banking association chartered in 1927 under the laws of the United States. VNB offers commercial, retail, insurance and wealth management financial services products. VNB also provides a variety of banking services including automated teller machines, telephone and internet banking, remote deposit capture, overdraft facilities, drive-in and night deposit services and safe deposit facilities. In addition, certain international banking services are available to customers including standby letters of credit, documentary letters of credit and related products, and certain ancillary services such as foreign exchange transactions, documentary collections, foreign wire transfers, as well as transaction accounts for non-resident aliens.

VNB’s subsidiaries are all included in the consolidated financial statements of Valley. These subsidiaries include, but are not limited to:

•	an insurance agency offering property and casualty, life and health insurance;

•	an asset management adviser that is a registered investment adviser with the SEC;

•	a title insurance agency in New York, which also provides services in New Jersey;

•	subsidiaries which hold, maintain and manage investment assets for VNB;

•	a subsidiary which specializes in health care equipment and other commercial equipment leases; and

•	a subsidiary which owns and services New York commercial loans.

VNB’s subsidiaries also include real estate investment trust subsidiaries, or the REIT subsidiaries, which own real estate related investments and a REIT subsidiary, which owns some of the real estate utilized by VNB and related real estate investments.

Valley’s primary focus is to build and develop profitable customer relationships across all lines of business and create a convenient and innovative omni-channel customer experience beyond its traditional branch footprint, including through the use and promotion of Valley’s mobile and online service offerings, such as the ValleyDirect on-line savings account.

Additional information about Valley may be found in the documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

Telephone: (914) 368-9919

Westchester is a Delaware corporation organized in 2007. Its principal subsidiary is TWB, a New York state-chartered commercial bank. Westchester is registered as a bank holding company with the Federal Reserve under the BHC Act. Westchester is privately held and its shares are not traded on any national or regional securities exchange. As of June 30, 2021, Westchester had total assets of approximately $1.3 billion, total loans of approximately $907.5 million, total deposits of approximately $1.1 billion and total stockholders’ equity of approximately $143.1 million.

TWB is a full-service commercial bank headquartered in White Plains, New York. TWB offers a complete line of commercial and retail loan and deposit products in the Westchester County, New York market. TWB operates from its main office in White Plains, New York and seven branch offices located in Mamaroneck, Mt. Kisco, Ossining, Rye Brook, Thornwood, White Plains and Yonkers, New York. TWB’s target market consists primarily of privately-held local businesses, business owners, professionals, non-profit organizations and consumers seeking a high level of personal service and responsiveness.

TWB’s business consists primarily of attracting commercial and retail deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in commercial and industrial loans, commercial real estate loans, consumer loans, and investment securities. TWB offers a broad range of deposit products, including commercial and retail checking accounts, savings accounts, money market accounts and certificates of deposit.

Additional information about Westchester may be found on its website at www.thewestchesterbank.com. The reference to this website is an inactive textual reference only, and the information provided on Westchester’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into the this proxy statement/prospectus. Westchester does not have a class of securities registered under Section 12 of the Exchange Act, or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

THE MERGER

The following discussion contains material information regarding the merger. The discussion is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. This discussion does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

Terms of the Merger

The Valley board of directors and the Westchester board of directors unanimously approved the merger agreement. The merger agreement provides that, among other things, (i) Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, and (ii) simultaneously with the merger, TWB will merge with and into VNB, with VNB continuing as the surviving bank.

At the effective time, each share of Westchester common stock that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares for which appraisal has been properly demanded) will be converted, without any action by the Westchester stockholders, into the right to receive the merger consideration, composed of 229.645 shares of Valley common stock. Valley will issue aggregate merger consideration of approximately 17.4 million shares of Valley common stock to the Westchester stockholders upon completion of the merger, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all Westchester stock options outstanding on the date hereof are exercised.

Valley will not issue any fractional shares of Valley common stock in the merger. Instead, a Westchester stockholder who would otherwise be entitled to receive a fractional interest of Valley common stock will receive, in lieu thereof, an amount in cash, rounded down to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded down to the nearest thousandth when expressed as a decimal form) of Valley common stock that such shareholder would otherwise be entitled to receive by (ii) the Valley average closing price.

Westchester stockholders are being asked to adopt the merger agreement, including the merger and the transactions contemplated thereby. See the section entitled “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to consummation of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, the Westchester board of directors and senior management regularly reviewed and assessed Westchester’s business strategies and objectives, including strategic opportunities and challenges, and considered various strategic options potentially available to them, all with the goal of enhancing value for the Westchester stockholders. These strategic discussions focused on, among other things, the business, competitive and regulatory environment facing financial institutions generally and Westchester in particular, as well as conditions and ongoing consolidation in the financial services industry.

In connection with the periodic review of its strategic alternatives, during its regularly scheduled March 25, 2021 board meeting, the Westchester board of directors received from representatives of Raymond James an update relating to the banking industry in general and bank mergers and acquisitions activity in particular. The

Westchester board of directors also discussed Westchester’s strategic options, including to remain independent while continuing to execute its strategic plan, and consider a possible sale of Westchester, and their respective advantages and disadvantages.

On April 13, 2021, the Westchester board of directors held a meeting to further discuss Westchester’s strategic alternatives. The Westchester board of directors authorized management to engage Raymond James to assist the Westchester board of directors in its evaluation of its business plan and its review of strategic alternatives, including a possible sale of Westchester. Raymond James was engaged as Westchester’s financial advisor on April 23, 2021.

On April 26, 2021, representatives of Raymond James began working with Westchester’s management to compile a list of potential buyers, prepare a confidential information memorandum and a non-disclosure agreement to be used to solicit indications of interest, and establish an electronic data room. During the next several weeks, these documents were drafted and the data room was populated.

Beginning on May 5, 2021, representatives of Raymond James contacted 16 financial institutions regarding their interest in a possible acquisition of Westchester. Thirteen companies expressed initial interest and 11 executed standard mutual non-disclosure agreements and were provided with the confidential information memorandum and granted access to the data room. The confidential information memorandum requested that a non-binding indication of interest be provided to Raymond James by May 21, 2021.

On May 21, 2021, seven indications of interest were received, including one from Valley. One potential acquirer, Company A, proposed an all-stock transaction with a purchase price of $3,300.00 per share of Westchester common stock based on the fixed exchange ratio included in its bid letter. Another potential acquirer, Company B, proposed an all-stock transaction with a purchase price of $3,184 per share of Westchester common stock, and noted that it would be open to providing up to 10% of the merger consideration in cash if desired by Westchester. Another financial institution, Company C, proposed a 90% stock transaction with a purchase price of $3,100 per share of Westchester common stock, and noted that it would be willing to undertake an all-stock transaction if preferred by Westchester. A fourth potential acquirer, Company D, proposed an 80% stock transaction with a purchase price of $3,100 per share of Westchester common stock. A fifth potential acquirer, Company E, proposed an 80% stock transaction with a purchase price range of $2,882.12 to $3,087.99 per share of Westchester common stock. A sixth potential acquirer, Company F, proposed an all-stock transaction with a fixed exchange ratio of shares that would have equaled $2,836.62 per share of Westchester common stock as of May 20, 2021. Valley’s indication of interest proposed an all-stock transaction with a purchase price of $3,100 per share of Westchester common stock based on the fixed exchange ratio included in its bid letter. Company A’s proposal contemplated that TWB would remain a separate bank subsidiary of Company A with the Westchester board of directors and management team remaining in place. Company C’s proposal offered one board seat and a consulting role to John M. Tolomer, Westchester’s President and Chief Executive Officer, in order to ensure continuity for Westchester’s customers and employees and offered to establish an advisory board composed of the other Westchester directors. Company D’s proposal offered Mr. Tolomer the position of Market President for two years following the merger and a seat on the Company D board of directors, and indicated that it would consider establishing an advisory board composed of Westchester’s non-employee directors. Company F’s proposal was contingent upon Mr. Tolomer’s continued employment with Company F. The other proposals, including Valley’s, offered to create an advisory board composed of Westchester’s non-employee directors.

On May 21, 2021, at the direction of Mr. Tolomer, representatives of Raymond James contacted Travis Lan, Senior Vice President, Corporate Finance & Business Development, at Valley and, due to Valley’s larger balance sheet compared to the other companies that had submitted bids and its additional capacity to pay based on the estimated de minimis impact on tangible book value, asked Valley if it would be willing to increase the value of its proposal. On May 24, 2021, after discussions between representatives of Raymond James and Mr. Lan and between Mr. Tolomer and Ira Robbins, Chairman, President and Chief Executive Officer of Valley, Valley

submitted a revised indication of interest proposing an all-stock transaction with a purchase price of $3,300 per share of Westchester common stock based on the fixed exchange ratio included in its revised bid letter, contingent upon a 30-day exclusivity period. All other terms in its revised bid letter remained the same.

On May 24, 2021, at a special meeting of the Westchester board of directors, representatives of Raymond James reviewed the financial terms of the seven indications of interest and, because each proposal included a significant stock component, reviewed publicly available summary financial and market performance data for each company who submitted an indication of interest. Goodwin Procter LLP, Westchester’s outside counsel, also attended the meeting, and discussed the fiduciary duties of the board in the context of a proposed sale process. The Westchester board of directors, following extensive discussion of, among other things, a comparative analysis of the pro forma impact of the transaction on each of Company A, Company B, Company C, Company D, Company E, Company F and Valley, unanimously voted to authorize management to execute Valley’s indication of interest, which included the grant of a 30-day exclusivity period to Valley, and move forward with negotiating a potential transaction with Valley.

Following the execution of Valley’s indication of interest, Westchester commenced its due diligence investigation of Valley, and Valley continued its due diligence investigation of Westchester. On June 15, 2021, an in-person due diligence meeting took place between the senior management of both Westchester and Valley at Valley’s offices in Totowa, New Jersey, with representatives of Raymond James and Goodwin Procter LLP also attending.

On June 17, 2021, a first draft of the merger agreement was provided to Goodwin Procter LLP by Covington & Burling LLP, Valley’s legal counsel. Between that date and June 28, 2021, Westchester and Valley and their respective representatives and advisors negotiated the terms of the merger agreement. During this time, the parties and their legal advisors exchanged a number of drafts of the merger agreement and its exhibits, including the voting agreement, and worked toward finalizing the terms of the merger. Also during this period, each party prepared, distributed and finalized a set of disclosure schedules listing certain supplemental information and exceptions to the representations and warranties contained in the merger agreement.

While the merger agreement was being negotiated, Westchester presented Valley with a reverse due diligence list requesting information about Valley and its financial condition and operations. Members of Westchester’s senior management and its outside financial advisors reviewed the documentation provided by Valley while Westchester and Valley continued to negotiate the terms of the merger agreement. In addition, members of Westchester’s senior management and Westchester’s advisors reviewed information about Valley that was publicly available, including reports and other materials filed with the SEC. On June 21, 2021, at Valley’s offices in Totowa, New Jersey, and on June 22, 2021, virtually, members of Westchester’s senior management and representatives of Raymond James and Goodwin Procter LLP met with a number of members of Valley’s executive management to discuss Valley’s current operations, financial condition and prospects.

On June 18, 2021, the Westchester board of directors held a special meeting to discuss the status of the merger negotiations, due diligence findings and to answer questions regarding Valley. The Westchester board of directors also discussed these matters at its regularly scheduled board meeting held on June 24, 2021.

On June 25, 2021, a first draft of the employment agreement between Valley and Mr. Tolomer was provided to Goodwin Procter LLP by Covington & Burling LLP. Mr. Tolomer and Valley and their respective representatives and advisors negotiated the terms of Mr. Tolomer’s employment agreement with Valley between June 24 and June 29, 2021.

On June 28, 2021, the Valley board of directors and the VNB board of directors held a joint meeting to consider approval of the merger agreement and the transactions contemplated thereby, including the merger and the bank merger. At the meeting, the Valley boards of directors received an update from Valley’s management team on the status of due diligence and negotiations with Westchester, information regarding the proposed merger and the combined business, and the financial aspects of the proposed merger. At the meeting, Valley’s internal legal counsel reviewed with the Valley board of directors the key terms of the merger agreement and related agreements (including the bank merger agreement, the voting agreements and Mr. Tolomer’s proposed employment agreement), as described elsewhere in this proxy statement/prospectus, which was distributed to the Valley boards of directors in advance of the meeting. Following further discussion among the Valley directors, and taking into consideration the matters discussed during that meeting, including the factors described in the section entitled “—Valley’s Reasons for the Merger,” the Valley board of directors determined that the merger agreement and the transactions contemplated thereby were advisable and voted unanimously to approve the merger agreement and the transactions contemplated thereby, and the other transaction agreements, conditioned upon approval of the merger agreement by the Westchester board of directors.

A joint meeting of the Westchester board of directors and the TWB board of directors was held on June 28, 2021 to discuss the proposed merger. A draft merger agreement was distributed to the Westchester boards of directors in advance of the meeting, reflecting the fixed exchange ratio and merger consideration consisting of 100% stock with aggregate implied transaction value of $221 million, based on the then-current trading price of Valley common stock. At the meeting, the Westchester boards of directors received a report from Westchester management and its outside advisors regarding the results of reverse due diligence on Valley. Goodwin Procter LLP discussed again the fiduciary obligations of the Westchester board of directors in considering a sale or merger of Westchester and answered directors’ questions on the topic. Goodwin Procter LLP also provided a comprehensive review of the provisions of the proposed merger agreement, including the representations and warranties, the various negative and affirmative covenants, the termination provisions, and the non-solicitation and related termination fee provisions. Goodwin Procter LLP also reviewed with the Westchester boards of directors the terms of Mr. Tolomer’s proposed employment agreement with Valley, as well as the fact that Valley would honor Westchester’s existing employment agreements with its other executive officers. Goodwin Procter LLP also reviewed, in detail, the terms of the bank merger agreement and the voting agreements requested of the members of the Westchester board of directors and certain executive officers. Various provisions of the merger agreement, bank merger agreement and voting agreements were discussed and director questions regarding these agreements were asked and answered. Representatives of Raymond James then reviewed its financial analysis, which included a market update on the banking industry in general and bank mergers and acquisitions activity in particular, a summary of the financial terms of the proposed merger, including the merger consideration, valuation multiples of the merger consideration compared to precedent transactions, a review of Valley and a pro forma analysis. The Westchester board of directors then discussed the merger agreement and financial analysis of Raymond James, including the valuation of Westchester as a stand-alone entity and its prospects going forward and the attributes of Valley common stock, including its recent market performance, dividend payout ratio and trading volume. The board also discussed the size of Valley’s balance sheet and its ability to assume and grow Westchester’s larger lending relationships, the findings of the reverse due diligence process, and Valley’s commitment to community banking and its business culture and philosophy.

On June 29, 2021, the Westchester board of directors held another special meeting. Representatives of Goodwin Procter LLP reminded the directors of their fiduciary duties in connection with the proposed transaction and answered additional questions from the directors regarding the merger agreement and voting agreements. Representatives of Raymond James presented its financial analysis, which included a review of the fairness opinion process, a summary of the financial terms of the proposed merger, including the merger consideration, and valuation multiples of the merger consideration compared to precedent transactions. At the end of its presentation, Raymond James delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of June 29, 2021, and based on the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Raymond James as set forth in its opinion, the merger consideration was fair to the Westchester stockholders from a financial point of view. For a description of Raymond James’ opinion, please refer to “—Opinion of Westchester’s Financial Advisor.” The Westchester board of directors then discussed the merger agreement, the financial analyses and the fairness opinion. Following extensive discussion and questions and answers, including consideration of the factors described in the section entitled“—Recommendation of Westchester’s Board of Directors and Reasons for the Merger,” the

Westchester board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interests of Westchester and the Westchester stockholders and authorized Westchester’s management to execute and deliver the merger agreement. Mr. Tolomer executed his employment agreement with Valley and Valley entered into voting agreements with each of the directors and executive officers of Westchester.

On the afternoon of June 29, 2021, Westchester and Valley executed the merger agreement and each of the directors and executive officers of Westchester executed the voting agreements with Valley. On the same day, Westchester and Valley issued a joint press release announcing the merger.

Westchester’s Reasons for the Merger and Recommendation of the Westchester Board of Directors

The Westchester board of directors believes that the merger is advisable and fair to, and in the best interest of, the Westchester stockholders. Accordingly, the Westchester board of directors has unanimously approved the merger agreement and recommends that the Westchester stockholders vote “FOR” adoption of the merger agreement.

In reaching its decision to approve the merger agreement and to recommend that the Westchester stockholders adopt the merger agreement, the Westchester board of directors evaluated the merger in consultation with Westchester’s management, as well as Westchester’s independent financial and legal advisors, and considered a number of factors, including, without limitation, the following factors:

•

the Westchester board of directors’ familiarity with and review of Westchester’s business, financial condition, results of operations and prospects, including, but not limited to, its business plan and its potential for growth and profitability;

•

the current and prospective environment in which Westchester operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

•	the Westchester board of directors’ review, with the assistance of Westchester’s management and legal and financial advisors, of strategic alternatives to the merger;

•

the Westchester board of directors’ review, based in part on the reverse due diligence performed by Westchester in connection with the merger, of Valley’s business, financial condition, results of operations and management; the potential synergies expected from the merger; and the geographic fit between Westchester’s and Valley’s service areas;

•	the expected pro forma financial impacts of the merger, taking into account anticipated cost savings and other factors, on the Westchester stockholders;

•

the structure of the merger as a 100% stock merger, which is expected to be tax free to Westchester stockholders (other than with respect to cash received in lieu of fractional shares), following which the Westchester stockholders will have the opportunity to participate in the in the growth and opportunities of the combined company by retaining their Valley common stock;

•	the expectation that the historic liquidity of Valley common stock will offer Westchester stockholders the opportunity to exit their investment, should they prefer to do so;

•

Valley’s current regular quarterly dividend rate, which is currently $0.11 per share of Valley common stock, or the equivalent of approximately $25.26 per share of Westchester common stock based on the exchange ratio;

•	the fact that the exchange ratio is fixed, which the Westchester board of directors believed was consistent with market practice for transactions of this type, was likely to be protective of the total consideration to be received by Westchester stockholders at closing based on past performance of the share price of Valley common stock, offered the possibility of an upside to the merger consideration, and was consistent with the strategic purpose of the merger;

•	the size of Valley’s balance sheet and its ability to assume and grow Westchester’s larger lending relationships;

•

the impact of the merger on the depositors, customers and communities served by Westchester and the expectation that the combined company will continue to provide quality service to the communities and customers currently served by Westchester;

•

the Westchester board of directors’ review with Westchester’s legal and financial advisors of the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and termination fee provisions;

•

the opinion, dated June 29, 2021, of Raymond James addressed to the Westchester board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the Westchester stockholders of the merger consideration in the merger, as more fully described in the section entitled “—Opinion of Raymond James, Financial Advisor to Westchester;” and

•

Valley’s agreement, upon the closing of the merger, to retain the services of Mr. Tolomer as market president and establish a regional advisory board composed of non-employee members of the Westchester board of directors, both of which are expected to provide a degree of continuity and involvement by the Westchester board of directors and Westchester’s management following the merger and enhance the likelihood that the strategic benefits that Westchester expects to achieve as a result of the merger will be realized.

The Westchester board of directors also considered potential risks relating to the merger, including the following:

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•

the potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Westchester’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

•

the merger agreement provisions generally requiring Westchester to conduct its business in the ordinary course and the other restrictions on the conduct of Westchester’s business prior to completion of the merger, which may delay or prevent Westchester from undertaking business opportunities that may arise pending completion of the merger;

•

with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to Westchester common stockholders could be adversely affected by a decrease in the trading price of Valley common stock during the pendency of the merger;

•	the risk that Valley could experience a decrease in profitability or regulatory pressure that would cause it to reduce its dividends from historic levels;

•

expected benefits and synergies sought in the merger, including cost savings and Valley’s ability to market successfully its financial products to Westchester’s customers, may not be realized or may not be realized within the expected time period;

•	the challenges of integrating the businesses, operations and employees of Westchester and Valley;

•	certain provisions of the merger agreement prohibit Westchester from soliciting, and limit its ability to respond to, proposals for alternative transactions;

•

Westchester’s obligation to pay Valley a termination fee of $8.5 million in certain circumstances, as described in the section entitled “The Merger Agreement—Termination Fee,” may deter others from proposing an alternative transaction that may be more advantageous to the Westchester stockholders;

•	the possible effects on Westchester should the parties fail to complete the merger, including reputational, business and opportunity costs;

•

that Westchester’s directors and executive officers may have interests in the merger that are different from or in addition to those of its stockholders generally, as described in the section entitled “—Interests of Westchester’s Directors and Executive Officers in the Merger;” and

•

the other risks described in the section entitled “Risk Factors” and the risks of investing in Valley common stock identified in the Risk Factors sections of Valley’s periodic reports filed with the SEC and incorporated by reference herein.

The foregoing discussion of the information and factors considered by the Westchester board of directors is not exhaustive, but includes the material factors considered by the Westchester board of directors. In view of the wide variety of factors considered by the Westchester board of directors in connection with its evaluation of the merger and the complexity of these matters, the Westchester board of directors did not attempt to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of the Westchester board of directors may have given different weights to different factors. The Westchester board of directors evaluated the factors described above and reached the decision that the merger was in the best interests of Westchester and the Westchester stockholders. The Westchester board of directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Westchester board of directors concluded that the potential positive factors outweighed the potential risks of completing the merger. This explanation of the Westchester board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

On the basis of these considerations, the Westchester board of directors approved the merger agreement and the transactions contemplated thereby and recommended to the Westchester stockholders that they adopt the merger agreement and the transactions contemplated thereby.

The Westchester board of directors unanimously recommends that the Westchester stockholders vote “FOR” adoption of the merger agreement.

Opinion of Westchester’s Financial Advisor

Westchester retained Raymond James as financial advisor on April 23, 2021. Westchester selected Raymond James as a financial advisor because it is a globally-recognized investment banking firm offering a full range of investment banking services to its clients. In the ordinary course of its investment banking business, Raymond James is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Pursuant to that engagement, the Westchester board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of Westchester common stock (other than the excluded shares) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

At the June 29, 2021 meeting of the Westchester board of directors, representatives of Raymond James rendered its opinion, subsequently confirmed in writing and dated June 29, 2021, to the Westchester board of directors (in its capacity as such), as to the fairness, as of such date, from a financial point of view, to the holders of Westchester common stock (other than the excluded shares) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Raymond James in connection with the preparation of its opinion. For the purposes of its opinion, and with Westchester’s consent, Raymond James assumed that the merger consideration had a value of $3,081.84 per share based on the 229.645 exchange ratio and Valley’s closing stock price of $13.42 on June 28, 2021, the last trading day prior to the announcement of the merger.

The full text of the written opinion of Raymond James is attached as Annex C to this proxy statement/prospectus. The summary of the opinion of Raymond James set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such written opinion. Westchester stockholders are urged to read the opinion in its entirety. The opinion of Raymond James speaks only as of the date of the opinion and does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.

Raymond James provided its opinion for the information of the Westchester board of directors (in its capacity as such) in connection with, and for the purposes of, its consideration of the merger consideration to be received by holders of Westchester common stock in the merger pursuant to the merger agreement and its opinion only addresses whether the merger consideration was fair, from a financial point of view, to the holders of Westchester common stock (other than the excluded shares). The opinion of Raymond James does not address any other term or aspect of the merger agreement or the merger contemplated thereby. Raymond James’ opinion does not constitute a recommendation to the Westchester board of directors or to any holder of Westchester common stock as to how the Westchester board of directors, such stockholder or any other person should vote or otherwise act with respect to the transaction or any other matter. Raymond James does not express any opinion as to the likely trading range of Valley common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Valley at that time.

In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the draft of the merger agreement dated as of June 26, 2021;

•

reviewed certain information related to the historical condition and prospects of Westchester, as made available to Raymond James by or on behalf of Westchester, including, but not limited to, financial projections prepared by the management of Westchester for the fiscal years ending December 31, 2021 through 2026, as approved for Raymond James’ use by management of Westchester, or the projections;

•

reviewed Westchester’s and Valley’s audited financial statements for the years ended December 31, 2018, December 31, 2019 and December 31, 2020 and unaudited financial statements for the three month period ended March 31, 2021;

•	reviewed Westchester’s and Valley’s recent public filings and certain other publicly available information regarding Westchester;

•	reviewed the financial and operating performance of Westchester and those of other selected public companies that Raymond James deemed to be relevant;

•	considered certain publicly available financial terms of certain transactions Raymond James deemed to be relevant;

•	reviewed the then-current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate;

•	received a certificate addressed to Raymond James from a member of senior management of Westchester regarding, among other things, the accuracy of the information, data and other materials

(financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of Westchester; and

•

discussed with members of the senior management of Westchester and Valley certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry including, but not limited to, the past and then-current business operations of Westchester and the financial condition and future prospects and operations of Westchester.

With Westchester’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Westchester, Valley or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Furthermore, Raymond James undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Westchester or Valley was a party or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Westchester or Valley was a party or may become subject. With Westchester’s consent, the opinion of Raymond James made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertions. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of Westchester. With respect to the projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with Westchester’s consent, assumed that the projections and such other information and data were reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of management of Westchester, and Raymond James relied upon Westchester to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the projections or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the draft reviewed by Raymond James, and that the transaction would be consummated in accordance with the terms of the merger agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each such party would perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or Westchester that would be material to its analyses or opinion.

Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. Raymond James provided advice to the Westchester board of directors with respect to the proposed merger. Raymond James did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the merger. The opinion of Raymond James did not express any opinion as to the likely trading range of Valley common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Valley at that time. The Raymond James opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Westchester common stock (other than the excluded shares).

Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Westchester board of directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Westchester board of directors, on the fact that Westchester was assisted by legal, accounting and tax advisors, and, with the consent of the Westchester board of directors, relied upon and assumed the accuracy and completeness of the assessments by Westchester and its advisors, as to all legal, accounting and tax matters with respect to Westchester and the merger, including, without limitation, that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code.

In formulating its opinion, Raymond James considered only what it understood to be the consideration to be received by the holders of Westchester common stock (other than the excluded shares), and Raymond James did not consider, and did not express an opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any of Westchester’s officers, directors or employees, or class of such persons, whether relative to the compensation to be received by the holders of Westchester common stock (other than the excluded shares) or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of Westchester, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of Westchester stockholders or any other party’s security holders or other constituents vis-à-vis any other class or group of Westchester stockholders or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of Westchester or Valley or the ability of Westchester or Valley to pay their respective obligations when they come due.

Material Financial Analyses

The following summarizes the material financial analyses reviewed by Raymond James with the Westchester board of directors at its meeting on June 29, 2021, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Westchester or the merger.

Selected Companies Analysis. Raymond James reviewed certain data for selected companies with publicly traded equity securities that it deemed relevant for its analysis. The selected group represents companies Raymond James believed to be relevant to Westchester. Raymond James selected certain companies that: (i) are headquartered in the Mid-Atlantic (Delaware, Maryland, New Jersey, New York, Washington D.C. and Pennsylvania) or New England (Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont); (ii) have total assets between $750 million and $2.0 billion; (iii) have tangible common equity to tangible assets less than 13.00%; (iv) have a most recent quarter return on average assets of between 0.75% and 1.50%; and (v) are traded on the Nasdaq Stock Market LLC or the New York Stock Exchange. The aforementioned financial characteristics were shown for the bank subsidiary if consolidated data was unavailable, and the financial characteristics were based on the most recent quarter period reported as of March 31, 2021, if available, otherwise for the quarter period reported as of December 31, 2020. The selected group excludes mutual holding companies and targets of announced mergers. No company used in the analysis described below is identical or directly comparable to Westchester. The selected companies Raymond James deemed relevant include the following:

• ESSA Bancorp, Inc. (PA)	• CB Financial Services, Inc. (PA)

• Fidelity D&D Bancorp, Inc. (PA)	• Salisbury Bancorp, Inc. (CT)

• 1st Constitution Bancorp (NJ)	• Riverview Financial Corp. (PA)

• First United Corp. (MD)	• Union Bankshares, Inc. (VT)

• The Bank of Princeton (NJ)	• Emclaire Financial Corp. (PA)

• Franklin Financial Services (PA)

Raymond James calculated various financial multiples for each selected public company, including price per share at close on June 28, 2021 compared to: (i) basic tangible book value, or TBV, per share at March 31, 2021 or December 31, 2020 as shown by S&P Global Market Intelligence; (ii) last quarter annualized earnings per share, or LQA EPS; (iii) last twelve months earnings per share, or LTM EPS; (iv) estimated 2021 earnings per share, or 2021 EPS, based on consensus estimates as shown by S&P Global Market Intelligence if available for the selected companies and the projections for Westchester; and (v) estimated 2022 earnings per share, or 2022 EPS, based on consensus estimates as shown by S&P Global Market Intelligence if available for the selected companies and the projections for Westchester. The estimates published by Wall Street research analysts were not prepared in connection with the merger or at the request of Raymond James and may not prove to be accurate. Raymond James reviewed the 25th percentile, mean, median and the 75th percentile relative valuation multiples of the selected public companies and compared them to the corresponding valuation multiples for Westchester implied by the merger consideration. The results of the selected companies analysis are summarized below:

	Valley / Westchester	Selected Companies Multiples
		25th Pctl.	Mean	Median	75th Pctl.
Price / TBV	150%	103%	129%	114%	133%
Price / LQA EPS	12.7x	9.1x	10.2x	9.9x	10.6x
Price / LTM EPS	16.1x	10.3x	11.4x	10.9x	12.4x
Price / 2021 EPS	13.0x	9.2x	9.9x	10.0x	10.9x
Price / 2022 EPS	11.9x	9.3x	10.3x	10.5x	11.2x

Taking into account the results of the selected companies analysis, Raymond James applied the 25th, mean, median and 75th percentiles of the price to tangible book value per share ratio and earnings per share multiples to the corresponding financial data for Westchester. Raymond James then compared those implied values to $3,081.84, the value attributed to the merger consideration per share for the purposes of Raymond James’ opinion. The results of this analysis are summarized below:

	Implied Common Share Consideration
	25th Pctl.	Mean	Median	75th Pctl.
Price / TBV	$2,116.82	$2,655.72	$2,337.26	$2,743.52
Price / LQA EPS	$2,214.46	$2,471.02	$2,401.82	$2,583.66
Price / LTM EPS	$1,973.22	$2,190.12	$2,092.41	$2,389.54
Price / 2021 EPS	$2,188.27	$2,350.78	$2,377.63	$2,582.33
Price / 2022 EPS	$2,407.96	$2,653.16	$2,701.78	$2,901.30

Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of Westchester’s projected free cash flows for the nine months ending December 31, 2021 and the calendar years ending December 31, 2022 through 2026 on a standalone basis, which were provided to Raymond James and approved for its use by Westchester. Raymond James used tangible common equity in excess of a target ratio of 8.0% of tangible assets at the end of each projected period for free cash flow.

The discounted cash flow analysis was based solely on the projections. Consistent with the periods included in the projections, Raymond James used calendar year 2026 as the final year for the analysis and applied multiples, ranging from 9.0x to 11.0x, to estimated calendar year 2026 adjusted net income in order to derive a range of estimated terminal values for Westchester in 2026. The projected free cash flows and terminal values were discounted to present value using rates ranging from 12.4% to 14.4%. Raymond James arrived at its discount rate range by using the 2020 Duff & Phelps Valuation Handbook.

The resulting range of present equity values was divided by the number of diluted shares outstanding. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to $3,081.84, the value attributed to the merger consideration per share for the purposes of Raymond James’ opinion. The results of the discounted cash flow analysis indicated a range of values from $2,552.63 per share to $3,030.92 per share.

In connection with its analysis, Raymond James considered and discussed with Westchester how the discounted cash flow analysis would be affected by changes in the underlying assumptions. Raymond James noted that the discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results are not necessarily indicative of actual values or future results.

Selected Transaction Analysis. Raymond James analyzed publicly available information relating to selected regional transactions that it deemed relevant for its analysis announced since January 1, 2019 involving targets headquartered in the Mid-Atlantic (Delaware, Maryland, New Jersey, New York, Washington D.C. and Pennsylvania) or New England (Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont) with target assets between $750 million and $2.0 billion and target tangible common equity to tangible assets less than 13.00%. Raymond James also analyzed publicly available information relating to selected national transactions announced since January 1, 2021 involving targets headquartered in the United States (excluding Puerto Rico) with target assets between $750 million and $2.0 billion and target tangible common equity to tangible assets less than 13.00%. The selected groups exclude mergers of equals transactions. Financial data for the selected targets was based on the most recent last twelve month period reported prior to announcement of the respective transaction. The selected regional transactions group excludes LendingClub Corporation’s acquisition of Radius Bancorp, Inc. due to the unique business model of Radius Bancorp, Inc. The selected regional and national transactions (with respective transaction announcement dates shown) used in the analysis included:

Selected Regional Transactions

•	Acquisition of Severn Bancorp, Inc. by Shore Bancshares, Inc. (3/3/21)

•	Acquisition of Standard AVB Financial Corp. by Dollar Mutual Bancorp (9/25/20)

•	Acquisition of Wellesley Bancorp by Cambridge Bancorp (12/5/19)

•	Acquisition of Empire Bancorp, Inc. by Flushing Financial Corp. (10/25/19)

•	Acquisition of Bancorp of New Jersey, Inc. by ConnectOne Bancorp, Inc. (8/16/19)

•	Acquisition of Two River Bancorp by OceanFirst Financial Corp. (8/9/19)

•	Acquisition of Country Bank Holding Co. by OceanFirst Financial Corp. (8/9/19)

•	Acquisition of Stewardship Financial Corp. by Columbia Financial, Inc. (MHC) (6/7/19)

•	Acquisition of DNB Financial Corp. by S&T Bancorp, Inc. (6/5/19)

Selected National Transactions

•	Acquisition of Bank of Commerce Holdings by Columbia Banking System, Inc. (6/23/21)

•	Acquisition of Cortland Bancorp by Farmers National Banc Corp. (6/23/21)

•	Acquisition of County Bancorp, Inc. by Nicolet Bankshares, Inc. (6/22/21)

•	Acquisition of Landmark Community Bank by Simmons First National Corp. (6/7/21)

•	Acquisition of Triumph Bancshares, Inc. by Simmons First National Corp. (6/7/21)

•	Acquisition of Community Bankers Trust Corp. by United Bankshares, Inc. (6/3/21)

•	Acquisition of Select Bancorp, Inc. by First Bancorp (6/1/21)

•	Acquisition of Aquesta Financial Holdings by United Community Banks, Inc. (5/27/21)

•	Acquisition of American State Bancshares, Inc. by Equity Bancshares, Inc. (5/17/21)

•	Acquisition of American River Bankshares by Bank of Marin Bancorp (4/19/21)

•	Acquisition of Mackinac Financial Corporation by Nicolet Bankshares, Inc. (4/12/21)

•	Acquisition of Heritage Southeast Bancorp by VyStar CU (3/31/21)

•	Acquisition of Premier Financial Bancorp, Inc. by Peoples Bancorp, Inc. (3/29/21)

•	Acquisition of Pacific Mercantile Bancorp by Banc of California, Inc. (3/22/21)

•	Acquisition of Severn Bancorp, Inc. by Shore Bancshares, Inc. (3/3/21)

•	Acquisition of Kentucky Bancshares, Inc. by Stock Yards Bancorp, Inc. (1/27/21)

•	Acquisition of Cummins-American Corp. by First Busey Corp. (1/19/21)

•	Acquisition of FNS Bancshares, Inc. by BancorpSouth Bank (1/13/21)

Raymond James examined valuation multiples of transaction value compared to the target companies’ (i) most recent quarter tangible common equity, or TCE, as shown by S&P Global Market Intelligence; (ii) premium to tangible common equity divided by core deposits (total deposits less time deposits greater than $100,000), or premium to core deposits; and (iii) last twelve months net income, or LTM net income, as shown by S&P Global Market Intelligence. Raymond James reviewed the 25th percentile, mean, median and 75th percentile relative valuation multiples of the selected regional and national transactions.

Regional Transactions:

	Valley / Westchester	Summary Transaction Multiples
		25th Pctl.	Mean	Median	75th Pctl.
Deal Value / TCE	163%	134%	154%	151%	167%
Premium to Core Deposits	8.2%	4.6%	6.8%	7.5%	8.2%
Deal Value / LTM Net Income	17.2x	16.8x	17.9x	18.3x	20.1x

National Transactions:
	Valley / Westchester	Summary Transaction Multiples
		25th Pctl.	Mean	Median	75th Pctl.
Deal Value / TCE	163%	140%	157%	153%	171%
Premium to Core Deposits	8.2%	6.7%	7.3%	7.4%	8.7%
Deal Value / LTM Net Income	17.2x	14.7x	18.0x	17.2x	19.4x

Furthermore, Raymond James applied the 25th percentile, mean, median and 75th percentile relative valuation multiples of the selected regional and national transactions to Westchester’s TCE, core deposits and LTM net income. Raymond James then compared those implied values to $3,081.84, the value attributed to the merger consideration per share for the purposes of Raymond James’ opinion. The results of the selected transactions analysis are summarized below:

Regional Transactions:

	Implied Common Share Consideration
	25th Pctl.	Mean	Median	75th Pctl.
Deal Value / TCE	$2,560.89	$2,922.66	$2,867.52	$3,146.17
Premium to Core Deposits	$2,594.92	$2,898.60	$2,987.82	$3,081.95
Deal Value / LTM Net Income	$3,021.82	$3,195.90	$3,273.38	$3,576.16

National Transactions:
	Implied Common Share Consideration
	25th Pctl.	Mean	Median	75th Pctl.
Deal Value / TCE	$2,669.81	$2,965.94	$2,909.74	$3,219.38
Premium to Core Deposits	$2,880.38	$2,967.13	$2,970.08	$3,148.46
Deal Value / LTM Net Income	$2,665.28	$3,212.31	$3,078.52	$3,446.40

Additional Considerations. The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of Westchester.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Westchester. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Westchester board of directors (in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the holders of Westchester common stock of the merger consideration in the merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Westchester board of directors in making its determination to approve the merger. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the Westchester board of directors’ or Westchester management’s views with respect to Westchester, Valley or the merger. Raymond James provided advice to Westchester with respect to the proposed transaction. Raymond James did not, however, recommend any specific amount of consideration to the Westchester board of directors or that any specific consideration constituted the only appropriate consideration for the merger. Westchester placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

Raymond James’ opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of June 28, 2021, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. As the Westchester board of directors was aware, the credit, financial and stock markets had been experiencing unusual volatility and Raymond James expressed no opinion or view as to any potential effects of such volatility on the merger, Westchester, or Valley and Raymond James’ opinion did not purport to address potential developments in any such markets. As the Westchester board of directors was aware, there was significant uncertainty as to the potential direct and indirect business, financial, legal, economic and social implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets, or, collectively, the pandemic effects. Raymond James expressed no opinion or view as to the potential impact of the pandemic effects on its analysis, its opinion, the merger, Westchester or Valley. Raymond James relied upon and assumed, without independent verification, that, other than as had been disclosed to Raymond James, there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Westchester since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

For services rendered in connection with the delivery of its opinion, Westchester paid Raymond James a fee of $250,000 upon delivery of its opinion. Westchester will also pay Raymond James a customary fee for advisory services in connection with the merger equal to approximately $2.3 million (less the fee paid upon the delivery of the opinion), which is contingent upon the closing of the merger. Westchester also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Westchester and Valley for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In the two year period preceding the date of its opinion, Raymond James had provided certain services to Westchester, Valley or their respective subsidiaries, including: (i) Raymond James engaged in certain fixed income trading activity with TWB, for which it had earned income of less than $55,000 and (ii) Raymond James engaged in certain fixed income trading activity with VNB, for which it had earned income of less than $1,000,000. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to Westchester and/or Valley or other participants in the merger in the future, for which Raymond James may receive compensation.

Certain Unaudited Prospective Financial Information

Westchester does not, as a matter of course, publicly disclose forecasts or projections of its expected future financial performance, earnings or other results because of, among other things, the inherent difficulty of predicting financial performance for future periods and the inherent uncertainty of the underlying assumptions and estimates may not be realized. However, Westchester is including in this proxy statement/prospectus certain unaudited prospective financial information that was prepared by Westchester’s management and discussed with and used by Raymond James in connection with its financial analyses and opinion to the Westchester board of directors as described above under the section entitled “—Opinion of Westchester’s Financial Advisor.” The projections also were provided to the Westchester board of directors in its consideration of the merger.

The projections were prepared solely by Westchester’s management and were not prepared, provided to, reviewed or approved by Valley’s management or the Valley board of directors. The projections were not prepared by Westchester’s management with a view toward public disclosure and, accordingly, do not necessarily comply with the prevailing practices in the banking industry, the published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. None of Westchester’s independent registered public accounting firm, any other independent registered public accounting firm, or Westchester’s financial advisors have compiled, examined, audited, or performed any procedures with respect to such projections, and have not expressed any opinion or any other form of assurance on this information or its achievability.

The projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions made solely by Westchester’s management in good faith that are inherently uncertain and many of which are beyond the control of Westchester’s management. Given that the projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the projections were based necessarily involve judgments made solely by Westchester’s management with respect to, among other things, future economic, market, competitive and regulatory conditions, all of which are difficult or impossible to predict and many of which are beyond Westchester’s control.

The projections also reflect assumptions made solely by Westchester’s management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for Westchester’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the projections were prepared. In addition, the projections do not take into account any circumstances, transactions or events occurring after the dates on which the projections were prepared. No assurance can be given that, had the projections been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would have been used. Accordingly, actual results may differ materially from those contained in the projections. There can be no assurance that the financial results in the projections will be realized, or that future actual financial results will not materially vary from those in the projections. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.

The inclusion of a summary of the projections should not be regarded as an indication that Westchester or Valley or any of their respective affiliates, officers, directors, advisors or other representatives consider the projections to be predictive of actual future events, and the projections should not be relied upon as such. None of Westchester or Valley or any of their respective affiliates, officers, directors, advisors or other representatives gives any Westchester stockholder or any other person any assurance that actual results will not differ materially from the projections, and, except as otherwise required by law, Westchester, Valley and their respective affiliates undertake no obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the dates on which the projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the projections are shown to be in error. The projections do not take into account the possible financial and other effects on Westchester or Valley of the merger and do not attempt to predict or suggest future results of the combined company after giving effect to the merger. The projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Westchester or Valley of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the projections do not take into account the effect on Westchester or Valley of any possible failure of the merger to occur.

In light of the foregoing factors and the uncertainties inherent in the projections, Westchester stockholders are cautioned not to place undue, if any, reliance on such projections, and all Westchester stockholders are urged to review the other information contained elsewhere in this proxy statement/prospectus for a description of Valley’s and Westchester’s respective businesses as well as Valley’s most recent SEC filings for a description of Valley’s reported financial results. See the section entitled “Where You Can Find More Information.”

Summary of Westchester’s Management Projections

The following table presents a summary of the projections prepared solely by Westchester’s management, which has been included solely to give Westchester stockholders access to certain prospective financial information that was made available to the Westchester board of directors and used by Raymond James, and is not included in this proxy statement/prospectus to influence any decision of Westchester stockholders as to whether to vote to adopt the merger agreement or for any other purpose. The projections include certain internal financial projections for Westchester for the nine months ending December 31, 2021, as well as annual long-term earnings per share for the years ending December 31, 2022 through December 31, 2026 and estimated dividends per share for Westchester common stock for the years ending December 31, 2021 through December 31, 2026, as provided by Westchester’s senior management. The projections provided in this table have not been updated to reflect Westchester’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for 2021 or any other period.

	Projections for the:
	Nine Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2026
Assets	$1,329,811	$1,308,219	$1,391,584	$1,481,543	$1,547,297	1,632,658
Net Income	$15,767	$17,159	$17,490	$19,359	$20,333	21,351
Earnings Per Share	$237.33	$258.28	$263.27	$291.40	$306.07	321.39
Tangible Book Value Per Share	$2,233,81	$2,496.13	$2,763.53	$3,059.49	$3,370.35	3,696.77
Dividends per Share	$0.00	$0.00	$0.00	$0.00	$0.00	0.00

The projections were used to derive projected net income based on assumptions provided by Westchester’s management, including asset and net income from Westchester’s management in 2021 with (2.0)% asset annual growth in 2022, 6.0% asset annual growth in 2023 and 2024, 4.0% asset annual growth in 2025 and 6.0% asset annual growth in 2026. This information was not prepared with a view toward public disclosure, and actual results may differ materially from these projected amounts.

Valley’s Reasons for the Merger

After careful consideration, at a meeting held on June 28, 2021, the Valley board of directors determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Valley and its shareholders and approved the merger agreement and the transactions contemplated thereby.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Valley board of directors evaluated the merger agreement and the merger in consultation with Valley’s management, as well as Valley’s financial and legal advisors, and considered a number of factors, including, without limitation, the following material factors, which are not presented in order of priority:

•	each of Valley’s, Westchester’s and the combined company’s business, operations, financial condition, asset quality, earnings and prospects;

•

the fact that Westchester’s business and operations complement those of Valley and that the merger would result in a combined company with a diversified revenue stream, a well-balanced portfolio and an attractive funding base;

•

its existing knowledge of Westchester’s business and its review and discussions with Valley’s management concerning the additional due diligence examination of Westchester conducted in connection with the merger;

•	its belief that the merger is likely to provide substantial value to Valley shareholders;

•

the perceived complementary nature of the cultures of the two companies and Valley’s familiarity with Westchester’s business and market, which Valley’s management believes should facilitate integration and implementation of the merger;

•	the complementary branch networks and commercial lending organization of Valley and Westchester;

•	Westchester’s market position within the Westchester County, New York banking market;

•

its understanding of the current and prospective environment in which Valley and Westchester operate, including national, regional and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on Valley both with and without the merger;

•	the market for alternative merger or acquisition transactions in the financial services industry and the likelihood and timing of other material strategic transactions;

•

the terms of the merger agreement, including the merger consideration, expected tax treatment, deal protection and termination fee provisions, which the Valley board of directors reviewed with Valley’s management and Valley’s financial and legal advisors;

•	Valley’s successful operating and acquisition track record, specifically Valley’s history of efficiently closing and integrating acquisitions;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Westchester’s business, operations and workforce with those of Valley; and

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions.

The foregoing discussion of the information and factors considered by the Valley board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Valley board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Valley board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Valley board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination to approve the merger agreement and the transactions contemplated thereby, including the merger.

This explanation of the Valley board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Management and Board of Directors of Valley After the Merger

Pursuant to the merger agreement, the directors and officers of Valley immediately prior to the effective time will serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the Valley bylaws. Information about the current members of the Valley board of directors and executive officers can be found in the documents listed under the section entitled “Where You Can Find More Information.”

Interests of Westchester’s Directors and Executive Officers in the Merger

In considering the recommendation of the Westchester board of directors that Westchester stockholders vote “FOR” the merger proposal, Westchester stockholders should be aware that some of Westchester’s executive officers and directors have interests in the merger, which may be considered to be different from, or in addition to, the interests of the Westchester stockholders generally. These interests are described below. The Westchester board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that Westchester stockholders vote “FOR” the merger proposal.

Westchester Stock Options

Under the terms of the merger agreement, at the effective time, holders of unexercised Westchester stock options, including Westchester’s directors and executive officers, will be entitled to receive, for cancellation of their unexercised Westchester stock options, an amount in cash determined by multiplying (i) the number of shares of Westchester common stock into which such holder’s Westchester stock options are convertible and (ii) the excess, if any, of (A) the product of the Valley average closing price multiplied by the exchange ratio, over (B) the exercise price per share provided for in such Westchester stock option, rounded down to the nearest cent. The following table sets forth the number and value of all outstanding and unexercised Westchester stock options held by each of Westchester’s directors and executive officers, based on outstanding awards under Westchester’s equity plans as of August 23, 2021:

	Number of Shares Underlying Stock Options			Estimated Dollar Value of Stock Options (1)
Name	Unvested	Vested	Total	Unvested	Vested	Total
Thomas W. Smith	182	351	533	$187,753	$532,474	$720,227
Katherine A. Dering	182	216	398	$187,753	$281,362	$469,115
Howard B. Arden	182	—	182	$187,753	$—	$187,753
Staffard Garson	182	—	182	$187,753	$—	$187,753
John F. Holzinger, Jr.	182	138	320	$187,753	$151,472	$339,225
Kevin J. Keane	182	138	320	$187,753	$151,472	$339,225
Carl E. Petrillo	182	—	182	$187,753	$—	$187,753
Eugene S. Reisman	182	188	370	$187,753	$232,132	$419,885
Christopher M. Spring	182	—	182	$187,753	$—	$187,753
Jonathan N. Wiener	182	—	182	$187,753	$—	$187,753
John M. Tolomer	225	678	903	$238,096	$880,952	$1,119,048
Kenneth D. Walter	442	58	500	$455,086	$54,416	$509,502
Eric J. Wiggins	241	194	435	$247,707	$212,411	$460,118

All directors and executive officers as a group (13 persons)	2,728	1,961	4,689	$2,818,419	$2,496,692	$5,315,111

(1)

Based on closing sale price of $13.23 per share of Valley common stock on August 23, 2021 and assuming an exchange ratio of 229.645, which is calculated as $3,038.20. The estimated dollar value is calculated by multiplying (A) the number of stock options with exercise prices below $3,038.20 and (B) the difference between $3,038.20 and the exercise prices of such stock options.

Existing Westchester Employment Agreements with Kenneth D. Walter and Eric J. Wiggins

Westchester and TWB have entered into a one-year employment agreement with each of Kenneth D. Walter, to serve as Senior Vice President and Chief Financial Officer, and Eric J. Wiggins, to serve as Senior Vice President and Chief Credit Officer. The employment agreements provide for automatic one-year extensions on each anniversary of the agreement unless written notice of non-renewal is provided by either party at least 90 days prior to the anniversary, in which event the agreement will not be extended. The employment agreements provide for an annual salary of $235,000 for Mr. Walter and $230,000 for Mr. Wiggins for 2021, discretionary performance bonuses, the grant of Westchester stock options, a monthly car allowance, and other customary employment benefits commensurate with these executive positions. In the event that the executive’s employment is terminated for any reason other than “cause,” or if the executive resigns for “good reason” as defined in the employment agreements, Westchester will be required to pay him (i) payment of base salary for 12 months following termination, (ii) up to one year of continued health coverage or, if such coverage is not permitted, a monthly cash payment in the amount of the coverage, (iii) any bonuses awarded but unpaid as of the date of termination, (iv) a lump sum equal to the average of the sum of discretionary bonuses for the prior two years, pro-rated for the number of days worked in the year prior to termination and (v) payment for accrued but unused vacation days. In the case of death, a pro-rated bonus based on the prior two years discretionary bonus payments will be made to the executive’s estate. No payments will be made on termination for “cause” or disability, or resignation without “good reason.” If there is a change in control as defined in the employment agreement, and the executive’s employment is terminated without “cause” or the executive resigns for “good reason” within 12 months, if he provides the required release, in lieu of the salary continuation described above in clause (i), Westchester will be required to make a payment of up to 1.99 times the sum of the executive’s base salary plus the average of the sum of all incentive payments and all discretionary bonuses paid to the executive within the prior two years, and the continued health care coverage will be for up to two years.

Under the employment agreements, payments and benefits under the employment agreements and other arrangements will be limited so that they do not exceed the amount deductible under section 280G of the Code. The employment agreements also include customary non-compete and non-solicitation provisions.

Existing Westchester Employment Agreement with John M. Tolomer

Westchester and TWB have entered into employment agreements with John M. Tolomer, which contain change in control and severance provisions. In the event that Mr. Tolomer’s employment is terminated for any reason other than “cause,” or if the executive resigns for “good reason” as defined in the employment agreements, Westchester will be required to pay him (i) any bonuses awarded but unpaid as of the date of termination, (ii) a lump sum equal to the average of the sum of discretionary bonuses for the prior two years, pro-rated for the number of days worked in the year prior to termination, (iii) payment for accrued but unused vacation days, (iv) payment of base salary for 12 months following termination, (v) one month of Mr. Tolomer’s base salary multiplied by the number of years that he was employed by Westchester or TWB in excess of 12 years; (vi) up to one year of continued health coverage or, if such coverage is not permitted, a monthly cash payment in the amount of the coverage, and (vii) continued country club membership, cell phone reimbursement and a car allowance for up to one year. In the case of death, a pro-rated bonus based on the prior two years discretionary bonus payments will be made to the executive’s estate. No payments will be made on termination for “cause” or disability, or resignation without “good reason.” If there is a change in control as defined in the employment agreement, and the executive’s employment is terminated without “cause” or the executive resigns for “good reason” within 12 months, in lieu of the salary continuation described above in clause (i), Westchester will be required to make a payment of up to 2.99 times the sum of the executive’s base salary plus the average of the sum of all incentive payments and all discretionary bonuses paid to the executive within the prior two years, and the continued health care coverage will be for up to two years.

Valley Employment Agreement with John M. Tolomer

Valley has entered into an employment agreement with John M. Tolomer, which will be effective, and is conditioned, upon the closing of the merger and will replace his existing employment agreement with Westchester and TWB. The employment agreement has a two-year term and may be extended by mutual agreement of the parties. Pursuant to the employment agreement, during the employment term, Mr. Tolomer will serve as the Market President of VNB for which he will receive an annual base salary of $550,000 and be eligible to receive a target annual cash bonus equal to 45% of his base salary. The employment agreement also provides for the annual cost of Mr. Tolomer’s country club membership and a car allowance of $1,200 per month.

The employment agreement includes restrictive covenants, including non-compete and non-solicitation provisions continuing for two years following Mr. Tolomer’s last day of employment with Valley. As additional consideration for agreeing to such restrictive covenants, Valley will pay Mr. Tolomer a lump sum cash payment equal to $605,000 within thirty days following the closing of the merger.

Pursuant to the employment agreement, if Mr. Tolomer’s employment is terminated without “cause” or for “good reason,” as defined in the employment agreement, he will be entitled to receive, subject to his timely execution of a release: (i) continued base salary payments until the later of 12 months from the termination date and the second anniversary of the closing of the merger, and (ii) an additional payment not to exceed the lesser of Mr. Tolomer’s target annual bonus through the date specified in clause (i) and the minimum amount necessary to ensure that Mr. Tolomer’s total compensation under the employment agreement (inclusive of base salary, annual bonus and the additional payment for his restrictive covenants) is at least $2,200,000.

The employment agreement further provides that an additional cash payment will be made to Mr. Tolomer, immediately prior to or within 10 days following the closing of the merger, equal to the amount of the cash components of the severance pay to which Mr. Tolomer would have been entitled in the event of a severance-eligible termination on the date of the closing of the merger pursuant to his existing employment agreements with Westchester and TWB, subject to such agreement’s non-duplication provisions and provisions requiring the reduction of payments subject to Section 280G of the Code, and conditioned upon Mr. Tolomer’s execution of a settlement agreement.

Other Employee Benefits

Before or following consummation of the merger, Valley will decide whether to continue each benefit plan of Westchester and TWB for the benefit of employees of Westchester and TWB or have such employees become covered under a Valley plan. Subject to the foregoing, following consummation of the merger, Valley will make available to all officers and employees of Westchester who become employees of VNB coverage under the benefit plans generally available to VNB’s officers and employees. No prior existing condition limitation not currently imposed by Westchester or TWB medical or dental plans will be imposed on employees of Westchester or TWB under Valley’s or VNB’s medical or dental plans. Employees of Westchester or TWB will receive credit for any deductibles paid under Westchester or TWB medical or dental plans. Westchester employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under VNB’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with Westchester. Westchester employees will be granted credit for prior service with Westchester solely for purposes of eligibility and vesting under Valley’s 401(k) plan.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, Valley agreed, to the fullest extent permitted under the Westchester charter and Westchester bylaws, to indemnify, defend and hold harmless each current and previous director and officer of Westchester and its subsidiaries for a period of six years from the effective time against any and all liabilities by reason of the fact that he or she is or was a director or officer of Westchester or its subsidiaries, acted as a director or officer of a third party at the request of Westchester or its subsidiaries or acted as a benefits plan fiduciary, in connection with, arising out of or relating to any threatened, pending or completed claim, including any claim which is based upon, arises out of or in any way relates to the merger, the merger agreement or any of the transactions contemplated thereby.

Valley further agreed to cover Westchester’s and TWB’s officers and directors for a period of six years after the effective time, at Valley’s option, under (i) Valley’s existing officers’ and directors’ liability insurance policy (providing substantially similar coverage to Westchester’s and TWB’s officers and directors as such officers and directors had under Westchester’s existing policy), or (ii) an extension of Westchester’s existing officers’ and directors’ liability insurance policy. However, Valley is only required to insure such persons upon terms and for coverages substantially similar to Westchester’s existing officers’ and directors’ liability insurance and to obtain such coverage at an aggregate cost not to exceed 300% of the annual premium currently paid by Westchester for such coverage.

Regulatory Approvals Required for the Merger

The completion of the merger and bank merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approval from, among others, the Federal Reserve, the OCC and the NYSDFS.

Subject to the terms of the merger agreement, Valley and Westchester have agreed to cooperate with each other and use reasonable best efforts to prepare all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain all permits and consents of all regulatory authorities and third parties that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger. Valley and Westchester have filed all necessary applications and notifications to obtain the required regulatory approvals, consents and waivers.

The merger is subject to prior approval by the Federal Reserve pursuant to the BHC Act or a waiver of the requirement to apply for such prior approval. Valley submitted such a request for a waiver of prior Federal Reserve approval of the merger on August 5, 2021.

Completion of the bank merger is subject to prior approval by the OCC pursuant to the Bank Merger Act. VNB submitted a Bank Merger Act application for prior OCC approval on July 15, 2021. VNB also provided a copy of the Bank Merger Act application to the NYSDFS pursuant to the New York Banking Law.

Additionally, Valley submitted an application to the NSYDFS for approval to acquire control of TWB pursuant to the New York Banking Law on July 26, 2021.

Although neither Valley nor Westchester knows of any reason why the parties cannot obtain regulatory approvals required to consummate the merger in a timely manner, Valley and Westchester cannot be certain of when or if such approvals will be obtained.

The U.S. Department of Justice, or the DOJ, has between 15 and 30 days following approval of the merger by the Federal Reserve or approval of the bank merger by the OCC to challenge the approval on antitrust grounds. While Valley and Westchester do not know of any basis on which the DOJ would challenge regulatory approval by the Federal Reserve or OCC and believe that the likelihood of such action is remote, there can be no assurance that the DOJ will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger or bank merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the merger or bank merger.

Valley and Westchester are not aware of any material regulatory approvals or actions that are required prior to the completion of the merger or bank merger other than those described in this proxy statement/prospectus. If any additional regulatory approvals or actions are required other than those described in this proxy statement/prospectus, Valley and Westchester presently intend to seek those approvals or actions. However, Valley and Westchester cannot assure you that any of these additional approvals or actions will be obtained.

Accounting Treatment

The merger will be accounted for as an acquisition by Valley using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” The result of this is that (i) the recorded assets and liabilities of Valley will be carried forward at their recorded amounts, (ii) Valley historical operating results will be unchanged for the prior periods being reported on, and (iii) the assets and liabilities of Westchester will be adjusted to fair value at the date Valley assumes control of the combined entity. In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the value of shares of Valley common stock to be issued to former Westchester stockholders, exceeds the fair value of the net assets including identifiable intangibles of Westchester at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Westchester being included in the operating results of Valley from the closing date going forward.

Public Trading Market

Valley common stock is listed on the Nasdaq Global Select Market under the symbol “VLY.” Westchester common stock is not listed on a public exchange. The Valley common stock issuable in the merger will be listed on the Nasdaq Global Select Market.

Appraisal Rights

Introductory Information

General. Appraisal rights with respect to Westchester common stock are governed by the DGCL. Westchester stockholders have the right to demand appraisal and obtain payment of the “fair value” of their shares in cash (as specified in the statute) in the event the merger is consummated. Strict compliance with the appraisal procedures is required to exercise and perfect appraisal rights under the DGCL. Subject to the terms of the merger agreement, the Westchester board of directors could elect to terminate the Westchester merger agreement even if it is adopted by Westchester stockholders, thus cancelling appraisal rights.

Westchester urges any Westchester stockholder who contemplates exercising his or her right to demand appraisal to read carefully the provisions of Section 262 of the DGCL, which is attached to this proxy statement/prospectus as Annex D. A more detailed discussion of the provisions of the statute is included below. The discussion describes the steps that each Westchester stockholder must take to exercise his or her right to appraisal. Each Westchester stockholder who wishes to demand appraisal should read both the summary and the full text of the law. Westchester cannot give any Westchester stockholder legal advice. To completely understand this law, each Westchester stockholder may want, and Westchester encourages any Westchester stockholder seeking to demand appraisal, to consult with his or her legal advisor. Any Westchester stockholder who wishes to demand appraisal should not send in a signed proxy unless he or she marks his or her proxy to vote against the Westchester merger or such stockholder will lose the right demand appraisal.

Address for Notices. Send or deliver any written notice or demand concerning any Westchester stockholder’s exercise of his or her appraisal rights to The Westchester Bank Holding Company, 12 Water Street, White Plains, New York 10601, Attention: Kenneth Walter, Secretary.

Act Carefully. Westchester urges any Westchester stockholder who wishes to demand appraisal to act carefully. Westchester cannot and does not accept the risk of late or undelivered notices or demands. A Westchester stockholder demanding appraisal may call Kenneth Walter, Secretary, at (914) 368-9919, to receive confirmation that his or her notices or demands have been received. If his or her notices or demands are not timely received by Westchester, then such stockholder will not be entitled to exercise his or her appraisal rights. Westchester stockholders bear the risk of non-delivery and of untimely delivery.

ANY WESTCHESTER STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND CONSULT HIS OR HER LEGAL ADVISOR. FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS. INVESTMENT BANKER OPINIONS AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION PAYABLE IN A TRANSACTION SUCH AS THE MERGER ARE NOT OPINIONS AS, AND DO NOT ADDRESS IN ANY RESPECT, FAIR VALUE UNDER THE DGCL.

Summary of Section 262 of the DGCL—Appraisal Rights

Under Section 262 of the DGCL, Westchester stockholders who do not vote in favor of the merger proposal and who follow the procedures summarized below will have the right to, upon surrender of their certificate (if any) representing said shares, obtain an appraisal for, and payment in cash of the fair value of, their shares of Westchester common stock, as of the day prior to the date of the Westchester special meeting, in the event of the consummation of the merger. However, it is a condition to Valley’s obligations under the merger agreement that not more than five percent of outstanding Westchester common stock as of the effective time demand, properly and in writing, appraisal for such shares of Westchester common stock. No Westchester stockholder demanding appraisal will be entitled to vote his or her shares of Westchester common stock for any purpose or to receive payment of dividends or other distributions on the Westchester common stock, including the merger consideration (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective time), unless and until the holder fails to perfect or effectively withdraws or loses his or her right to demand appraisal. If you are contemplating exercising your appraisal rights, we urge you to read carefully the provisions of Section 262 of the DGCL, which are attached to this proxy statement/prospectus as Annex D, and consult with your legal counsel before exercising or attempting to exercise these rights.

A Westchester stockholder may properly demand appraisal only by complying with all of the following requirements:

(1)

The Westchester stockholder must own Westchester common stock as of the Westchester record date and continuously hold such shares of Westchester common stock from the date of making the demand through the effective time;

(2)

The Westchester stockholder must deliver to Westchester prior to or at the Westchester special meeting a written demand for appraisal. The written demand should be delivered or mailed in time to arrive before the vote is taken on the merger proposal at the Westchester special meeting to The Westchester Bank Holding Company, 12 Water Street, White Plains, New York 10601, Attention: Kenneth D. Walter. The written demand must be made in addition to, and separate from, any proxy or other vote against adoption of the merger proposal. Neither a vote against, a failure to vote for nor an abstention from voting will satisfy the requirement that a written demand be delivered to Westchester before the vote on the merger proposal is taken. Unless a Westchester stockholder files the written demand as provided above, he or she will not have any appraisal rights.

(3)

The Westchester stockholder must not vote in favor of adoption of the merger proposal. The return of a signed proxy that does not specify a vote against the merger proposal or a direction to abstain will constitute a waiver of the stockholder’s right to demand appraisal.

(4)	The Westchester stockholder must otherwise comply with the requirements of Section 262 of the DGCL.

A beneficial owner of shares of Westchester common stock who is not the record owner may not assert appraisal rights. Beneficial owners who are not record owners and who intend to exercise appraisal rights should consult with the record owner to determine the appropriate procedures for having the record holder make a demand for appraisal with respect to the beneficial owner’s shares.

Within 10 days after the completion of the merger, Valley as the surviving corporation must give notice of the date that the merger became effective to each Westchester stockholder who has properly filed a written demand for appraisal, who did not vote in favor of the proposal to adopt the merger agreement and who has otherwise complied with Section 262. Within 120 days after the effective time, but not thereafter, either Valley as the surviving corporation or any Westchester stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, or any beneficial owner for which a demand for appraisal has been properly made by the record holder, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Valley in the case of a petition filed by a Westchester stockholder, demanding a determination of the fair value of the shares of all Westchester stockholders who have properly demanded appraisal. There is no present intent on the part of Valley as the surviving corporation to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that Valley as the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after completion of the merger, any Westchester stockholder who has complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon request, to receive from Valley as the surviving corporation a statement setting forth the aggregate number of shares of Westchester common stock not voting in favor of the merger and with respect to which demands for appraisal were received by Valley as the surviving corporation and the number of holders of such shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from Valley as the surviving corporation for the statement described in the previous sentence. Such statement must be mailed within 10 days after the written request therefor has been received by Valley as the surviving corporation.

If a petition for appraisal is duly filed by a Westchester stockholder and a copy of the petition is delivered to Valley as the surviving corporation, then Valley as the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Westchester stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares of Westchester common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those Westchester stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the Westchester stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the appraisal proceeding will be conducted, as to the shares of Westchester common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

After a hearing on such petition, the Delaware Court of Chancery will determine which Westchester stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the date the merger is completed through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the date the merger is completed and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, Valley as the surviving corporation may pay to each Westchester stockholder entitled to appraisal an amount in cash (which will be treated as an advance against the payment due to such Westchester stockholder), in which case interest will accrue after such payment only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount determined to be fair value, to the stockholders entitled to receive the same upon the surrender by such holders of the certificates representing their shares, if any, or, immediately in the case of any uncertificated shares. The parties have made no determination as to whether such a payment will be made if the merger is completed, and Valley reserves the right to make such a payment upon the completion of the merger.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Westchester stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the merger agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262 of the DGCL. Each of Valley and Westchester reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of Westchester common stock is less than the merger consideration.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

At any time within 60 days after the effective time, any Westchester stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such Westchester stockholder’s demand for appraisal and to accept the merger consideration. After this period, the Westchester stockholder may withdraw such Westchester stockholder’s demand for appraisal only with the written approval of Valley as the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time, Westchester stockholders’ rights to appraisal will cease and all Westchester stockholders will be entitled only to receive the merger consideration as provided for in the merger agreement. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any Westchester stockholder who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such Westchester stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time.

The right of a stockholder demanding appraisal rights to be paid the fair value for his or her shares will cease if the stockholder fails to comply with the procedures of Section 262 of the DGCL or if the merger agreement is terminated for any reason.

THE PRECEDING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF THE APPRAISAL PROVISIONS OF SECTION 262 OF THE DGCL. A COPY OF THAT STATUTE IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND THE APPLICABLE PROVISIONS OF THE DGCL, THE DGCL WILL CONTROL.

THE MERGER AGREEMENT

The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Under the terms and subject to the conditions of the merger agreement, among other things, (i) Westchester will merge with and into Valley, with Valley continuing as the surviving corporation, and (ii) simultaneously with the merger, TWB will merge with and into VNB, with VNB continuing as the surviving bank.

The Merger Consideration

At the effective time, each share of Westchester common stock that is issued and outstanding immediately prior to the effective time (except for shares of Westchester common stock held directly or indirectly by Westchester or Valley and any shares of which appraisal has been demanded) will be converted, without any action by the Westchester stockholders, into the right to receive the merger consideration, composed of 229.645 shares of Valley common stock. Valley will issue aggregate merger consideration of approximately 17.4 million shares of Valley common stock to the Westchester stockholders upon completion of the merger, based on the assumptions that 75,897 shares of Westchester common stock are issued and outstanding immediately prior to the effective time and that all Westchester stock options outstanding on the date hereof are exercised.

Fractional Shares

Valley will not issue any fractional shares of Valley common stock in the merger. Instead, a Westchester stockholder who would otherwise be entitled to a fractional interest of Valley common stock will receive an amount in cash, rounded down to the nearest cent (without interest), determined by multiplying (i) the fraction of a share (rounded down to the nearest thousandth when expressed in decimal form) of Valley common stock that such holder would otherwise be entitled to receive by (ii) the Valley average closing price.

Treatment of Westchester Stock Options

At the effective time, holders of unexercised Westchester stock options will be entitled to receive, for cancellation of their unexercised Westchester stock options, an amount in cash determined by multiplying (i) the number of shares of Westchester common stock into which such holder’s Westchester stock options are convertible and (ii) the excess, if any, of (A) the product of the Valley average closing price multiplied by the exchange ratio, over (B) the exercise price per share provided for in such Westchester stock option, rounded down to the nearest cent.

Surviving Corporation Governing Documents, Directors and Officers

The Valley charter and Valley bylaws in effect immediately prior to the effective time will not be amended by the merger and will be the certificate of incorporation and bylaws of the surviving corporation until otherwise amended or repealed in accordance with their terms and applicable law.

The directors and officers of Valley as of the effective time will continue to serve as the directors and officers of the surviving corporation from and after the effective time in accordance with the Valley bylaws.

Closing and Effective Time

The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and are either satisfied or waived (subject to applicable law). Please see the section entitled “—Conditions to Consummation of the Merger” below.

The merger will become effective as of the date and time specified in the certificates of merger as duly filed with the Secretary of State of the State of Delaware and the Department of Treasury of the State of New Jersey.

In the merger agreement, we have agreed to cause the effective time to occur on the last day of the month which is three business days following the last to occur of the receipt of all necessary regulatory and governmental approvals and consents, the expiration of all statutory waiting periods with respect to such approvals and consents and the satisfaction or waiver of all of the conditions specified in the merger agreement, with the exact date determined by the mutual agreement of Valley and Westchester. It currently is anticipated that the effective time will occur in the fourth quarter of 2021, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the merger will be completed.

As described below, if the merger is not completed by April 30, 2022, either Valley or Westchester may choose to terminate the merger agreement at any time after such date if the failure of the effective time to occur on or before such date is not caused by any material breach of a representation, warranty covenant or agreement of such party contained in the merger agreement.

Conversion of Shares; Exchange Procedures

The conversion of Westchester common stock into the right to receive the merger consideration will occur automatically at the effective time.

Exchange Agent

Immediately prior to the effective time, Valley will deposit with American Stock Transfer and Trust Company, or the exchange agent, (i) certificates or other electronic evidence of Valley common stock representing the shares to be issued to Westchester stockholders as part of the merger consideration and (ii) the cash to be paid in lieu of fractional shares of Valley common stock.

Exchange Procedures

Not later than five business days after the effective time, Valley will cause the exchange agent to mail to each holder of record of Westchester common stock (other than holders of shares of which appraisal has been properly demanded) as of the effective time a letter of transmittal and instructions for use in effecting the surrender of the Westchester stockholders’ stock certificates in exchange for the merger consideration. Once the Westchester stockholders surrender such certificates for exchange and cancellation to the exchange agent, along with the completed letter of transmittal and any other required documents, the Westchester stockholders will be entitled to receive the merger consideration.

Withholding

Valley, the surviving corporation or the exchange agent, as applicable, will be entitled to deduct and withhold from the cash to be paid in lieu of fractional shares, cash dividends or distributions, and any other cash amounts otherwise payable pursuant to the merger agreement to any person such amounts or property (or portions thereof) as it is required to deduct and withhold under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable tax law. Any amounts so deducted or withheld and paid over to the appropriate regulatory authority will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Dividends and Distributions

Westchester stockholders will be deemed Valley shareholders for all purposes from the effective time (including for the purposes of dividends or other distributions declared with a record date after the effective time), except that Valley will withhold the payment of dividends or other distributions from any Westchester stockholder until such Westchester stockholder effects the exchange of its Westchester stock certificates for Valley common stock pursuant to the merger agreement. Such former Westchester stockholder will receive such withheld dividends or other distributions, without interest, upon the surrender of any such certificate or an affidavit of loss and indemnity agreement and required bond, as applicable.

Representations and Warranties

The merger agreement contains representations and warranties made, on the one hand, by Westchester to Valley and, on the other hand, by Valley to Westchester, which were made only for purposes of the merger agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Valley, Westchester or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Valley’s public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of Valley or Westchester or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus and the other information contained in the reports, statements and filings that Valley publicly files with the SEC. For more information regarding these documents, please see the section entitled “Where You Can Find More Information.”

In the merger agreement, Westchester has made customary representations and warranties to Valley with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Westchester and TWB;

•	the capitalization of Westchester and TWB, including in particular the number of shares of Westchester common stock issued and outstanding;

•

Westchester’s authority to enter into the merger agreement and to complete the transactions contemplated thereby (subject to the requisite regulatory approvals and the Westchester stockholder approval) and the enforceability of the merger agreement against Westchester in accordance with its terms;

•

the absence of conflicts with or breaches of Westchester’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	Westchester’s financial statements and books and records;

•	financial advisor fees and other related fees payable by Westchester;

•	the absence of certain changes or events;

•	legal proceedings;

•	tax and tax returns;

•	matters relating to Westchester’s employees and employee benefit plans;

•	reports filed with regulatory authorities by Westchester;

•	Westchester’s compliance with laws, consents, orders and permits;

•	matters with respect to certain of Westchester’s contracts;

•	Westchester’s ownership of certain assets;

•	matters relating to Westchester’s properties and insurance;

•	Westchester’s minute books;

•	environmental matters;

•	Westchester’s reserves and allowance for loan and lease losses;

•	the absence of excess parachute payments payable to Westchester’s current and former officers, directors, employees and agents;

•	agreements with bank regulators;

•	transactions with Westchester’s affiliates and insiders;

•	Westchester’s reports and internal and disclosure controls;

•	certain loan matters;

•	intellectual property and privacy matters;

•	the inapplicability of state anti-takeover statutes the merger;

•	indemnification of Westchester’s directors, officers, employees or other persons;

•

the lack of action by Westchester that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

•	matters related to Westchester’s investment securities, borrowings and deposits;

•	Westchester’s compliance with anti-money laundering laws;

•	the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control on Westchester;

•	neither Westchester nor any subsidiary being required to register with the SEC as an investment adviser or broker-dealer, or conducting insurance operations; and

•	the accuracy of the information supplied by Westchester in this proxy statement/prospectus.

In the merger agreement, Valley made customary representations and warranties to Westchester with respect to, among other things:

•	the due organization, valid existence, good standing and power and authority of Valley and VNB;

•	the capitalization of Valley and VNB, including in particular the number of shares of Valley common stock issued and outstanding;

•

Valley’s authority to enter into the merger agreement and to complete the transactions contemplated thereby (subject to the requisite regulatory approvals) and the enforceability of the merger agreement against Valley in accordance with its terms;

•

the absence of conflicts with or breaches of Valley’s or its subsidiaries’ governing instruments, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	Valley’s financial statements and books and records;

•	the absence of undisclosed brokerage fees payable by Valley;

•	the absence of certain changes or events;

•	the validity of the Valley common stock to be issued pursuant to the merger agreement;

•	legal proceedings;

•	tax and tax returns;

•	matters relating to Valley’s employees and employee benefit plans;

•	Valley’s compliance with laws, consents, orders and permits;

•	agreements with bank regulators;

•	reserves and allowance for loan and lease losses;

•

the lack of action by Valley that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

•	matters related to Valley’s SEC documents, other reports, and internal and disclosure controls;

•	the filing of required reports with the OCC by VNB and with the Federal Reserve by Valley;

•	the absence of questionable payments and compliance with the Foreign Corrupt Practices Act of 1977;

•	Valley’s compliance with anti-money laundering laws;

•	the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control on Valley;

•	environmental matters;

•	matters related to investment securities, borrowings and deposits; and

•	the accuracy of the information supplied by Valley in this proxy statement/prospectus.

The representations and warranties in the merger agreement do not survive the effective time and, as described below under the section entitled “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including, but not limited to, those relating to payment of fees and expenses, the confidential treatment of information and public announcements by each party), unless a party breached the merger agreement.

Many of the representations and warranties in the merger agreement made by Westchester and Valley are qualified by a materiality or material adverse effect standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

Under the merger agreement, a “material adverse effect” is defined, with respect to Westchester or Valley, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of such party and its subsidiaries taken as a whole or (ii) prevents or materially impairs or would be reasonably likely to prevent or materially impair the ability of such party and its subsidiaries to consummate the transactions contemplated by the merger agreement; provided, that a material adverse effect will not be deemed to include effects to the extent resulting from the following (except, with respect to (A)–(D), (G) and (H) below, to the extent that the effect of such change disproportionately affects such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):

•	(A) changes after the date of the merger agreement in GAAP or regulatory accounting requirements;

•

(B) changes after the date of the merger agreement in laws and regulations, including interpretations thereof by courts or governmental agencies, of general applicability to companies in the financial services industry;

•

(C) changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Westchester and Valley, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;

•	(D) after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;

•

(E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;

•	(F) the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;

•	(G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism;

•

(H) changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic or outbreak of any disease or other public health event (including any outbreaks, epidemics or pandemics relating to COVID-19, or any evolutions or mutations thereof, or the pandemic), and the implementation of any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other laws or directives, guidelines or recommendations promulgated by any regulatory authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the pandemic), or pandemic measures, in the jurisdictions in which Valley or Westchester operate; or

•	(I) actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Effective Time

During the period from the date of the merger agreement to the effective time, Westchester and Valley have mutually agreed on their own behalf and on the behalf of their significant subsidiaries to conduct their respective business and engage in certain permitted transactions only in the substantially the same manner as such business was operated on the date of the merger agreement, including operations in conformance and consistent with practices and procedures prior to such date, taking into account the commercially reasonable action or inaction by such party and its subsidiaries in response to the pandemic to comply with the pandemic measures, or the ordinary course. Westchester and Valley also agreed to use their commercially reasonable efforts to preserve their respective business organization and that of their respective significant subsidiaries and to maintain their rights, franchises and existing relations with customers, vendors, strategic partners, suppliers, distributors and others doing business with them, and employees. Westchester has further agreed to use its commercially reasonable efforts to provide Valley with prior written notice of any actions Westchester or any Westchester subsidiary takes with respect to the pandemic and pandemic measures that differ from or are inconsistent with such actions taken by Westchester with respect to the pandemic prior to the date of the merger agreement.

Westchester has agreed that from the date of the merger agreement to the effective time, except as otherwise approved by Valley in writing (such approval not to be unreasonably withheld, conditioned or delayed) or as otherwise permitted or required by the merger agreement, it will not, nor will it permit any of its significant subsidiaries to:

•	change any provision of the certificate of incorporation, articles of association, bylaws or other comparable formation and governing documents Westchester or any of its significant subsidiaries;

•

change the number of shares of its authorized or issued capital stock (other than the issuance of Westchester common stock in connection with the exercise of any Westchester stock options in accordance with the terms in effect on the date of the merger agreement) or issue, grant, amend or accelerate any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued Westchester common stock or the capital stock of any Westchester subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

•	repurchase any Westchester common stock or any other capital stock of Westchester except in connection with the exercise of any Westchester stock option;

•

(i) grant any severance or termination payment to, or enter into or amend any employment agreement with, any of its directors, officers or senior employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement (other than amendments required to comply with applicable law and regulations) or grant any salary or wage increase, in each case other than in the ordinary course, and specifically with respect to annual increases in base compensation not to exceed 3.0% individually or 5.0% in the aggregate, (ii) increase any employee benefit or pay any incentive, commission or bonus payments, other than the payment of incentive, commission, and bonuses required in accordance with the terms of a Westchester employee benefit plan in effect on the date hereof and provided to Valley, without the exercise of any upward discretion, or grant any equity compensation or (iii) hire any officer, employee, independent contractor or consultant who has annual base compensation greater than $120,000;

•	sell or dispose of any assets with a market value greater than $200,000 or incur any liability with a principal balance greater than $200,000 other than in the ordinary course of business;

•

(i) make any capital expenditures or (ii) enter into any new service agreement or similar contract not terminable by Westchester within 60 days and involving amounts in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Valley;

•	file any applications or make any contract with respect to branching or site location or relocation;

•	agree to acquire in any manner whatsoever (other than to realize upon on collateral for a defaulted loan) any business or entity;

•	make any new investments in securities other than investments in government, municipal or agency bonds having a weighted average life or duration of not greater than five years;

•	make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements;

•	make or commit to make any new loan or other extension of credit in an amount of $15 million or more;

•

renew for a period in excess of one year any existing loan or other extension of credit which renewal would require Westchester to advance additional funds so that the aggregate outstanding balance of such renewed loan or other extension of credit would be greater than $15 million or increase the outstanding balance of such renewed loan or other extension of credit to an amount in excess of $15 million to any one borrower or to any group of affiliated borrowers, except such renewals or increases that are committed and disclosed as of the date of the merger agreement and residential mortgage loans made in the ordinary course of business;

•

settle any claim, action or proceeding involving any liability of Westchester or any of its Subsidiaries for money damages in excess of $100,000 or involving any material restrictions upon the operations of Westchester or any of its subsidiaries;

•

make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by Westchester as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

•	establish, or make any commitment relating to the establishment of, any new branch or other office facilities other than those for which all regulatory approvals have been obtained;

•	elect or nominate any new persons to the Westchester board of directors;

•

other than the issuance of deposits at market rates or the incurrence, extension, refinancing, guarantee, or modification of indebtedness in the ordinary course of business, incur, extend, guarantee, or modify any debt or financing of Westchester or its subsidiaries with a maturity greater than 18 months;

•

enter into, renew, extend, modify, amend or terminate any (i) contract with a term longer than one year or that calls for aggregate payments of $100,000 or more, (ii) contract which would be a Westchester contract if it were in existence on the date hereof, (iii) contract with a broker or finder in connection with the merger or any other transaction contemplated by the merger agreement, or (iv) contract, plan, arrangement or other transaction with affiliates and insiders; or waive, release, compromise or assign any material rights or claims under any of the aforementioned contracts;

•

enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans except as required by rules or policies imposed by a governmental entity;

•

except as required by applicable regulatory authorities, make any material changes in its policies and practices with respect to insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;

•

materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

•	alter materially its interest rate or fee pricing policies with respect to depository accounts of any Westchester subsidiary or waive any material fees with respect thereto;

•

cancel, compromise, waive, or release any material indebtedness owed to any person or any rights or claims held by any person, except for (i) sales of loans and sales of investment securities, in each case in the ordinary course or (ii) as expressly required by the terms of any contracts in force at the date of the merger agreement;

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, (i) the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the merger agreement from qualifying as a plan of reorganization for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation section 1.368-2(g);

•

take any action that would (i) impede, adversely affect or delay consummation of the transactions contemplated by this Agreement or the receipt of any approvals of any governmental entity or third party described in the merger agreement, (ii) result in any of the representations and warranties contained in the merger agreement not being true and correct in any material respect at the effective time or that would result in any of its conditions to closing set forth in the merger agreement not to be satisfied or (iii) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; or

•	agree to do any of the foregoing.

Valley has also agreed that from the date of the merger agreement to the effective time, except as otherwise approved by Westchester in writing (such approval not to be unreasonably withheld, conditioned or delayed) or as permitted or required by the merger agreement, it will not, nor will it permit any of its significant subsidiaries to:

•

amend the Valley charter, the Valley bylaws or other governing instruments of Valley or of VNB in a manner that would require the approval of the stockholders of Valley, other than to increase its authorized capital stock;

•	make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements;

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

take any action that would (i) impede, adversely affect or materially delay consummation of the transactions contemplated by the merger agreement or the receipt of any approvals of any governmental entity or third party referenced in the merger agreement, (ii) result in any of the representations and warranties contained in the merger agreement not being true and correct in any material respect at the effective time or that would result in any of its conditions to closing set forth in the merger agreement not to be satisfied, or (iii) impair its ability to perform its obligations under the merger agreement or to consummate the transactions; or

•	agree to do any of the foregoing.

Regulatory Matters

Westchester and Valley have agreed to cooperate with each other and use commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including those required by the SEC, the

OCC, the Federal Deposit Insurance Corporation, the Federal Reserve, the NYSDFS, the Department of Treasury of New Jersey and the Delaware Department of State. Valley and VNB must use their best efforts to cause their applications to the OCC and the Federal Reserve to be filed within 60 days of the date of this Agreement. Westchester must cooperate with Valley to provide all information requested in writing by Valley to complete such application as soon as possible, and in all events within 10 days of request from Valley. Each of Valley and Westchester must use its commercially reasonable efforts to resolve objections, if any, which may be asserted with respect to the merger agreement or the transactions contemplated thereby under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any governmental entity or by any governmental entity.

Each of Valley and Westchester have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all written information submitted to any third party or governmental entity in connection with the transactions contemplated by this Agreement, provided, that Westchester will not have the right to review portions of material filed by Valley with a governmental entity that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to the obtaining of all consents and approvals of third parties and regulatory authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby, including advising the other party upon receiving any communication from a governmental entity the consents and approvals of which is required for the consummation of the Merger and the other transactions contemplated by the merger agreement that causes such party to believe that there is a reasonable likelihood that any required consents and approvals from a governmental entity will not be obtained or that the receipt of such consents and approvals may be materially delayed. Except for non-material routine communications between counsel and a governmental entity relating to the regulatory approval process or status, each party will consult with the other in advance of any meeting or conference with any governmental entity in connection with the transactions contemplated by the merger agreement.

For a more complete discussion of the regulatory approvals required to complete the merger and the terms of the merger agreement related to regulatory approvals, please see the section entitled “The Merger—Regulatory Approvals Required for the Merger.”

Tax Matters

Valley and Westchester have agreed to use their respective commercially reasonable best efforts to cause the merger, and to not knowingly take any action cause any action to be taken, fail to take any action or cause any action to fail to be taken which would cause the merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Employee Matters

Before or following consummation of the merger, Valley will decide whether to continue each benefit plan of Westchester and TWB for the benefit of employees of Westchester and TWB or have such employees become covered under a Valley plan. Subject to the foregoing, following consummation of the merger, Valley will make available to all officers and employees of Westchester who become employees of VNB coverage under the benefit plans generally available to VNB’s officers and employees. No prior existing condition limitation not currently imposed by Westchester or TWB medical or dental plans will be imposed on employees of Westchester or TWB under Valley’s or VNB’s medical or dental plans. Employees of Westchester or TWB will receive credit for any deductibles paid under Westchester or TWB medical or dental plans. Westchester employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under VNB’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with Westchester. Westchester employees will be granted credit for prior service with Westchester solely for purposes of eligibility and vesting under VNB’s 401(k) plan.

The merger agreement provides that Valley, VNB, Westchester and TWB will cooperate to develop, implement and communicate to employees of Westchester and Westchester Bank a retention program designed to retain the services of such employees through the effective time and for a period of time thereafter as Valley and VNB may determine consistent with their respective business needs. The merger agreement further provides that for one year following the closing, VNB will pay severance to Westchester and TWB employees who are involuntarily terminated by Valley or VNB for reasons other than cause, except Westchester and TWB employees who have individual severance or other similar contractual agreements.

Valley and VNB may, in their discretion within 30 days prior to the effective time, direct Westchester and TWB to terminate any or all nonqualified deferred compensation plans, programs and arrangements sponsored by them in a manner that does not materially adversely affect the rights of participants to benefits earned through the effective time of the change in control of Westchester.

D&O Indemnification and Insurance

Pursuant to the merger agreement, Valley agreed, to the fullest extent permitted under the Westchester charter and Westchester bylaws, to indemnify, defend and hold harmless each current and previous director and officer of Westchester and its subsidiaries for a period of six years after the effective time against any and all liabilities by reason of the fact that he or she is or was a director or officer of Westchester or its subsidiaries, acted as a director or officer of a third party at the request of Westchester or its subsidiaries or acted as a benefits plan fiduciary, in connection with, arising out of or relating to any threatened, pending or completed claim, including any claim which is based upon, arises out of or in any way relates to the merger, the merger agreement or any of the transactions contemplated thereby.

Valley further agreed to cover Westchester’s and TWB’s officers and directors for a period of six years after the effective time, at Valley’s option, under (i) Valley’s existing officers’ and directors’ liability insurance policy (providing substantially similar coverage to Westchester’s and TWB’s officers and directors as such officers and directors had under Westchester’s existing policy), or (ii) an extension of Westchester’s existing officers’ and directors’ liability insurance policy. However, Valley is only required to insure such persons upon terms and for coverages substantially similar to Westchester’s existing officers’ and directors’ liability insurance and to obtain such coverage at an aggregate cost not to exceed 300% of the annual premium currently paid by Westchester for such coverage.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, but not limited to, covenants relating to the filing of this proxy statement/prospectus, the provision of current information to the other party, access to properties and records, confidentiality, further assurances, public announcements of the transactions contemplated by the merger agreement, the failure to fulfill conditions, employment matters, other post-closing items, tax treatment, bank policies and the bank merger, shareholder litigation and the inapplicability of takeover statutes.

Agreement Not to Solicit Other Offers

Westchester has agreed that it and its subsidiaries will not, and will cause their respective representatives not to:

•	solicit, initiate, or encourage or facilitate inquiries or proposals with respect to any acquisition proposal;

•	engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any acquisition proposal;

•	adopt, approve, agree to, accept, endorse or recommend any acquisition proposal; or

•	approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any agreement contemplating or otherwise relating to any acquisition transaction.

In addition, Westchester has agreed not to submit to the vote of the Westchester stockholders any acquisition proposal other than the merger.

Notwithstanding the non-solicitation obligations outlined above, if prior to, but not after, the time the Westchester stockholder approval is obtained, (i) Westchester receives an unsolicited bona fide acquisition proposal from a person other than Valley, and (ii) the Westchester board of directors concludes in good faith (A) that, after consulting with its financial advisor and outside legal counsel, such acquisition proposal constitutes a superior proposal or would reasonably be likely to result in a superior proposal and (B) after such consultation, that it would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, Westchester may furnish nonpublic information or data and participate in negotiations or discussions with respect to such acquisition proposal. However, prior to providing any nonpublic information, Westchester must enter into an agreement with such third party on terms substantially similar to and no more favorable in the aggregate to such third party than those contained in the confidentiality agreement between Valley and Westchester. Additionally, any nonpublic information provided to any person given access to nonpublic information must have previously been provided to Valley or otherwise will be provided to Valley prior to or concurrently with the time it is provided to such person. Westchester has agreed to (A) immediately cease any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than Valley with respect to any acquisition proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any acquisition proposal to which it or any of its affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal.

If Westchester or any of its subsidiaries or their respective representatives receives an acquisition proposal or any request for nonpublic information or to engage in negotiations that the Westchester directors believe would be reasonably expected to lead to or that contemplates an acquisition proposal, Westchester has agreed to, promptly (and in any event within 24 hours of receipt), advise Valley in writing of the existence of such matters, together with the identity of the person making any such acquisition proposal or request, and either (i) a copy of such acquisition proposal, request or inquiry, if in writing, or (ii) a written summary of the material terms of such acquisition proposal, request or inquiry, if oral. Westchester has agreed to keep Valley reasonably well informed respects of the status (including after the occurrence of any material amendment or modification) of any such acquisition proposal or request. Westchester will promptly (and in any event within 24 hours) notify Valley in writing if it determines to begin providing non-public information or to engage in negotiations concerning an acquisition proposal and may not begin providing such information or engaging in negotiations prior to providing notice to Valley.

For purposes of the merger agreement,

•

an “acquisition proposal” means other than the transactions contemplated by the merger agreement, a tender or exchange offer to acquire 25% or more of the voting power in Westchester or any of its subsidiaries, a proposal for a merger, consolidation, or other business combination involving Westchester or any of its subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, Westchester or any of its subsidiaries; and

•	a “superior proposal” means an unsolicited bona fide written acquisition proposal (with the percentages set forth in the definition of such term changed from 25% to 50%) that the Westchester board of directors concludes in good faith to be more favorable from a financial point of view to the Westchester stockholders than the merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by Valley in response to such acquisition proposal), (i) after receiving the advice of its financial advisor, (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein, and (iii) after taking into account all legal, financial, regulatory and other aspects of such proposal and any other relevant factors.

Westchester Special Meeting and Recommendation of the Westchester Board of Directors

Westchester has agreed to take all steps necessary to duly call, give notice of, convene and hold the Westchester special meeting, to be held as promptly as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC for the purpose of securing the merger and obtaining the Westchester stockholder approval. Westchester has further agreed to use its commercially reasonable efforts to obtain, as promptly as practicable, the Westchester stockholder approval.

Pursuant to the merger agreement, the Westchester board of directors has agreed to recommend to the Westchester stockholders the adoption of the merger agreement and the transactions contemplated thereby and to include the Westchester recommendation in the proxy statement/prospectus for the Westchester special meeting. Westchester has agreed to adjourn or postpone the Westchester special meeting in the event that there are an insufficient number of shares of Westchester common stock represented (either in person (including by virtual participation in the meeting) or by proxy) at the Westchester special meeting to constitute a quorum necessary to conduct the business of such meeting or if Westchester has not recorded proxies representing a sufficient number of shares to obtain the Westchester stockholder approval. The Westchester board of directors and its committees have agreed not to (i) withhold, withdraw, qualify or modify in a manner adverse to Valley, the Westchester recommendation, (ii) fail to make the Westchester recommendation or otherwise submit the merger agreement to the Westchester stockholders without the Westchester recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm the Westchester recommendation within 10 business days (or such fewer number of days as remains prior to the Westchester special meeting) after an acquisition proposal is made public or any request by Valley to do so, (v) take any action, or make any public statement, filing or release inconsistent with the Westchester recommendation, or (vi) publicly propose to do any of the foregoing.

However, at any time prior to the Westchester special meeting, the Westchester board of directors may make a change in the Westchester recommendation if Westchester has received a superior proposal (after giving effect to the terms of any revised offer by Valley) and the Westchester board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, that it would be reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the Westchester recommendation. Provided, that the Westchester board of directors may not take such actions unless:

•	Westchester has complied in all material respects with its non-solicit obligations described in the section entitled “—Agreement Not to Solicit Other Offers;”

•

Westchester has provided Valley at least four business days’ prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action;

•

during such period, Westchester has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Valley in good faith (to the extent Valley desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of the merger agreement proposed by Valley; and

•

the Westchester board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed to by Valley, if any, that such superior proposal remains a superior proposal and that it would nevertheless be inconsistent with the director’s fiduciary duties under applicable law to make or continue to make the Westchester recommendation.

Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal and will require a new determination and notice period.

Conditions to Consummation of the Merger

The respective obligations of each party to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	the adoption of the merger proposal by the Westchester stockholders;

•	the receipt of all necessary regulatory or governmental approvals and consents;

•

the absence of any law or order, or any other action, by any court or governmental entity of competent jurisdiction prohibiting, restricting or making illegal the completion of the merger or bank merger;

•

the receipt by Valley of a written opinion of Covington & Burling LLP and by Westchester of a written opinion of Goodwin Procter LLP to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the approval of the listing on the Nasdaq Global Select Market of the Valley common stock to be issued pursuant to the merger; and

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part under the Securities Act, the absence of any stop order suspending the effectiveness of the registration statement being issued and in effect and the absence of any proceedings for that purpose being initiated by the SEC and not withdrawn.

In addition, Valley’s obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of Westchester and Westchester’s performance in all material respects of the agreements, covenants and obligations necessary to be performed by it prior to the closing date;

•	Westchester’s furnishing to Valley with any officers’ certificates or other documents to evidence fulfilment of conditions set forth in the merger agreement; and

•	holders of no more than five percent of the Westchester common stock having taken the actions required by Section 262 of the DGCL to properly demand appraisal of such shares.

In addition, Westchester’s obligation to consummate the merger and the other transactions contemplated by the merger agreement is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•

the accuracy of the representations and warranties of Valley and Valley’s performance in all material respects of the agreements, covenants and obligations necessary to be performed by it prior to the closing date; and

•	Valley’s furnishing to Westchester with any officers’ certificates or other documents to evidence fulfilment of conditions set forth in the merger agreement.

We cannot be certain of when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the fourth quarter of 2021 or at all. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time (whether before or after the adoption of the merger by the Westchester stockholders) by mutual consent of Westchester and Valley, or by either party in the following circumstances:

•

(i) any governmental entity has denied a requisite regulatory approval and such denial has become final, or has advised any party that it will not grant (or intends to rescind or revoke if previously approved) a requisite regulatory approval or (ii) any governmental entity has requested that Valley, Westchester or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a requisite regulatory approval, unless in each case the failure to obtain such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth therein;

•

any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement has become final and nonappealable, provided, that the party seeking to terminate the merger agreement has used its commercially reasonable efforts to contest, appeal and remove such law or order;

•

the merger has not been consummated by April 30, 2022, provided, that no party may terminate the merger agreement if the failure of the closing to occur on or before the cutoff date is due to such party’s material breach of any representation, warranty, covenant or agreement contained in the merger agreement;

•

the Westchester stockholder approval is not obtained by reason of the failure to obtain the required vote at a duly held Westchester stockholders’ meeting or at any adjournment or postponement thereof; or

•

if there was a breach of any of the representations or warranties set forth in the merger agreement by either party and such breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the cutoff date, and which would (individually or together with other breaches) result in a material adverse effect with respect to the party committing such breach or result in one or more of the conditions outlined in the section entitled “—Conditions to Consummation of the Merger” not to be satisfied by the cutoff date, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement.

In addition, Valley may terminate the merger agreement if:

•

the Westchester board of directors effects a change in the Westchester recommendation as described in the section entitled “—Westchester Special Meeting and Recommendation of the Westchester Board of Directors;”

•	Westchester breaches its terms of the non-solicitation obligations or Westchester stockholder approval obligations provided in the merger agreement in any respect adverse to Valley;

•

a tender offer or exchange offer for 10% or more of the outstanding shares of Westchester common stock is received and the Westchester Board of directors recommends that the Westchester stockholders tender their shares in such tender or exchange offer or otherwise failed to recommend that such stockholders reject such tender offer or exchange offer promptly upon written request of Valley; or

•	if any other event occurs that gives rise to the payment of a termination fee and termination expenses pursuant to the merger agreement, as described below.

In addition, Westchester may terminate the merger agreement if:

•

prior to receiving the Westchester stockholder approval, Westchester has received a superior proposal, and in accordance with the merger agreement, has entered into an acquisition agreement with respect to the superior proposal, but only if prior to terminating the merger agreement, Westchester (i) pays to Valley a termination fee and (ii) delivers to Valley a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release will be in form and substance reasonably satisfactory to Valley and will irrevocably waive any right the releasing parties may have to challenge the payment to Valley of the termination fee and the termination expenses, as described below.

Effect of Termination

If the merger agreement is terminated, it will become void and have no further force or effect and there will be no liability on the part of either Valley or Westchester for any matters addressed in the merger agreement or other claim relating to the merger agreement and the transactions contemplated thereby, except that (i) designated provisions of the merger agreement will survive the termination, including, but not limited to, those relating to payment of fees and expenses, the confidential treatment of information and public announcements by each party and (ii) both Valley and Westchester will remain liable for any liability resulting from fraud or breach of the merger agreement.

Termination Fee

Westchester will pay Valley a $8.5 million termination fee if:

•

(i) an acquisition proposal (whether or not conditional) or intention to make an acquisition proposal is made directly to the Westchester stockholders or otherwise publicly disclosed or otherwise communicated or made known to the Westchester board of directors or Westchester’s senior management, (ii) (A) either Westchester or Valley effects a no-vote termination or cutoff date termination (and the Westchester stockholder approval has not been obtained) or (B) Valley effects a breach termination, as described above, and (iii) if within 12 months after such termination, Westchester or any of its subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any acquisition proposal (which, in each case, need not be the same acquisition proposal that will have been made, publicly disclosed or communicated prior to termination of the merger agreement);

•	Valley effects a Westchester board breach termination, as described above; or

•	Westchester effects a Westchester superior proposal termination, as described above.

In addition, Westchester will pay an amount equal to the reasonable out-of-pocket expenses incurred by Valley in connection with the transactions contemplated by the merger agreement (as itemized by Valley), up to $1.0 million if Valley effects a breach termination, as described above, or if the events described in clauses (i) and (ii) of the first bullet above occur.

If Westchester fails to pay any fee payable by it when due, then Westchester must pay to Valley its costs and expenses incurred (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of such fee at the prime rate of Citibank, N.A. (or any successor thereto) from the date such payment was due under the merger agreement until the date of payment.

Expenses and Fees

Each of Valley and Westchester will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the merger agreement and the transactions contemplated thereby; provided, however, that the costs and expenses of filing, printing and mailing this proxy statement/prospectus will be borne equally by Valley and Westchester if the merger agreement is terminated.

Amendments and Waivers

To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after the Westchester stockholder approval is obtained, provided that after obtaining such approval, no amendment may be made that requires further approval by the Westchester stockholders.

Prior to the effective time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by law, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement; provided, that after the Westchester approval has been obtained, there may not be, without further approval of the Westchester stockholders, any extension or waiver of the merger agreement that requires such further approval under applicable law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition may not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition.

Voting Agreements

Each of the directors and executive officers of Westchester, in their capacity as individuals, have separately entered into a voting agreement, in which they have agreed to vote (or cause to be voted), in person (including by virtual participation in the meeting) or by proxy, or deliver (or cause to be delivered) a written consent covering, all covered shares as to which they control the right to vote, (i) in favor of the adoption of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Westchester under the merger agreement, and (iii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the merger or the merger agreement, (B) relates to an acquisition proposal or superior proposal, or (C) could otherwise discourage, interfere with, prevent, impede or delay the consummation of the merger or the other transactions contemplated by the merger agreement, or the performance by Westchester or the signatory of its obligations under the merger agreement.

In addition, the voting agreements further provide that such Westchester stockholders will not sell or transfer any of their shares of Westchester common stock, subject to certain exceptions, until the earlier of the Westchester stockholder approval or the date of termination of the merger agreement in accordance with its terms.

The voting agreements remain in effect until the Westchester stockholder approval, the date of termination of the merger agreement in accordance with its terms, or upon mutual written agreement of the parties.

As of the Westchester record date, shares constituting approximately 27% of the Westchester common stock entitled to vote at the Westchester special meeting are subject to the voting agreements.

The foregoing description of the voting agreements is subject to, and qualified in its entirety by reference to, the voting agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER

This section discusses the material U.S. federal income tax consequences of the merger to a U.S. holder (as defined below) that receives Valley common stock in exchange for Westchester common stock pursuant to the merger. This section is the opinion of Covington & Burling LLP, counsel to Valley, and Goodwin Procter LLP, counsel to Westchester, and is subject to the assumptions and qualifications set forth below and in the opinions filed as Exhibits 8.1 and 8.2, respectively, to the registration statement of which this proxy statement/prospectus is part.

For purposes of this discussion, a “U.S. holder” means any beneficial owner of Westchester common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to a U.S. holder who holds its shares of Westchester common stock as a capital asset within the meaning of Section 1221 of the Code and exchanges those shares for the merger consideration in the merger. Further, this discussion does not purport to address all aspects of U.S. federal income taxation that might be relevant to a U.S. holder in light of its particular circumstances and does not apply to a U.S. holder subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; regulated investment companies and real estate investment trusts; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; S corporations; holders whose functional currency is not the U.S. dollar; holders who hold shares of Westchester common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who exercise appraisal rights; or holders required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to an applicable financial statement). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (including any U.S. federal estate, gift, Medicare, net investment income tax or alternative minimum taxes) or any U.S. state or local, or non-U.S. tax consequences.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Westchester common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Westchester common stock, and any partners in such partnership, are strongly urged to consult their tax advisors about the tax consequences of the merger transactions to them.

This discussion, and the tax opinions referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.

U.S. Federal Income Tax Consequences of the Merger Generally

Valley and Westchester intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of Valley and Westchester to complete the merger that they each receive an opinion from Covington & Burling LLP and Goodwin Procter LLP, respectively, in a form reasonably satisfactory to Valley and Westchester, as appropriate, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Valley nor Westchester currently intends to waive this opinion condition to its obligation to consummate the merger. In the event that either Valley or Westchester waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to Westchester stockholders have materially changed, Westchester will recirculate appropriate soliciting materials and seek new approval of the merger from the Westchester stockholders.

The opinions of Covington & Burling LLP and of Goodwin Procter LLP will be based on customary assumptions and representations from Valley and Westchester, as well as certain covenants and undertakings by Valley and Westchester. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the merger could differ materially from those described in this proxy statement/prospectus.

An opinion of counsel represents counsel’s legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Neither Valley nor Westchester intends to obtain a ruling from the IRS with respect to the tax consequences of the merger. If the IRS were to successfully challenge the “reorganization” status of the merger, the tax consequences would be different from those set forth in this proxy statement/prospectus.

The following discussion assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

A U.S. holder that exchanges its shares of Westchester common stock for Valley common stock in the merger, except with respect to cash received in lieu of fractional shares of Valley common stock, generally will not recognize any gain or loss. Further, a U.S. holder will have the same aggregate tax basis and holding period in the Valley common stock received in the merger (including any fractional shares of Valley common stock deemed received and exchanged for cash as described below) equal to such U.S. holder’s tax basis and holding period in the Westchester common stock surrendered in exchange therefor.

A U.S. holder that acquired different blocks of Westchester common stock at different times or different prices should consult its tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder’s Westchester common stock in the U.S. holder’s particular circumstance.

Cash in Lieu of Fractional Shares

If a U.S. holder receives cash in lieu of a fractional share of Valley common stock, the U.S. holder will be treated as having received such fractional share of Valley common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Valley common stock. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the U.S. holder’s basis in the fractional share of Valley common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time, the U.S. holder’s holding period for such fractional share (including the holding period of shares of Westchester common stock surrendered therefor) exceeds one year.

Information Reporting and Backup Withholding

A non-corporate U.S. Westchester stockholder may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24 percent) on any cash payments it receives. Such a U.S. holder generally will not be subject to backup withholding, however, if it:

•

furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. holder’s federal income tax liability, provided that such a U.S. holder timely furnishes the required information to the IRS.

Certain Reporting Requirements

If a U.S. holder receives Valley common stock pursuant to the merger and is considered a “significant holder,” it will be required (i) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including its tax basis in, and the fair market value of, the Westchester common stock that it surrendered, and (ii) to retain permanent records of these facts relating to the merger. A Westchester stockholder is considered a “significant holder” if, immediately before the merger, such holder (a) owned at least 1% (by vote or value) of the outstanding stock of Westchester or (b) owned Westchester securities with a tax basis of $1.0 million or more.

This discussion of certain material U.S. federal income tax consequences is not intended to be, and may not be construed as, tax advice. Westchester stockholders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

SECURITY OWNERSHIP OF WESTCHESTER DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS OF WESTCHESTER

The following table sets forth, as of August 23, 2021, the beneficial ownership of Westchester common stock by each of Westchester’s directors and executive officers, by Westchester’s directors and executive officers as a group and by each person or entity known by Westchester to beneficially own or may be deemed to own more than 5% of the outstanding Westchester common stock. Unless otherwise specified, the address of each listed Westchester stockholder is c/o The Westchester Bank Holding Corporation, 12 Water Street, White Plains, New York 10601.

The percentages of beneficial ownership in the following table are calculated in relation to the 68,193 shares of Westchester common stock issued and outstanding as of August 23, 2021. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, as well as shares issuable in connection with options, warrants and convertible securities exercisable or convertible within 60 days of August 23, 2021.

Unless otherwise indicated, and except under voting agreements, to Westchester’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares of Westchester common stock shown as beneficially owned by them, or shares such power with his or her spouse.

	Westchester Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Westchester Common Stock		Percentage of Class
All Directors and Executive Officers
Thomas W. Smith	1,307	(2)	1.91%
Katherine A. Dering	601	(3)	*
Howard B. Arden	1,148	(4)	1.68
Staffard Garson	3,217	(5)	4.72
John F. Holzinger, Jr.	1,100	(6)	1.61
Kevin J. Keane	1,370	(7)	2.01
Carl E. Petrillo	2,572	(8)	3.77
Eugene S. Reisman	658	(9)	*
Christopher M. Spring	871	(10)	1.28
Jonathan N. Wiener	750	(11)	1.10
John M. Tolomer	2,823	(12)	4.10
Kenneth D. Walter	1,518	(13)	2.22
Eric J. Wiggins	494	(14)	*
All directors and executive officers as a group (13 persons)	18,429		26.27%
Other Beneficial Holders
Endeavour Capital Private Investments	3,808	(15)	5.58%

*	Less than 1.0% of the total outstanding shares of Westchester common stock.
(1)

For purposes of this table, a person is considered to beneficially own shares of Westchester common stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares of Westchester common stock, or investment power, which includes the power to dispose or direct the disposition of the shares of Westchester common stock, or if he/she has the right to acquire the shares of Westchester common stock under Westchester stock options which are exercisable currently or within 60 days of August 23, 2021. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares of Westchester common stock unless otherwise noted. A person is considered to have shared voting and investment power over shares of Westchester common stock indicated as being owned by the spouse or the IRA of the spouse of that person.
(2)

Includes 632 shares of Westchester common stock for which Mr. Smith is co-trustee, as well as 351 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.

(3)

Includes 125 shares of Westchester common stock held in the name of Mrs. Dering’s husband and 216 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.

(4)	Includes 25 shares of Westchester common stock held in the name of Mr. Arden’s wife.
(5)	Includes 2,240 shares of Westchester common stock for Garson Assets LLC which is controlled by Mr. Garson as well as 977 shares of Westchester common stock held in the name of Mr. Garson’s daughters.
(6)

Includes 98 shares of Westchester common stock held in the name of Mr. Holzinger’s wife, as well as 138 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.

(7)

Includes 1,082 shares of Westchester common stock held in the name of a family partnership for which Mr. Keane is managing partner and has sole investment authority, 150 shares in the Kevin J. Keane 401K Profit Sharing Plan, of which Mr. Keane is the beneficial owner, and 138 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.

(8)	Includes 600 shares of Westchester common stock for which Mr. Petrillo is custodian.
(9)

Includes 171 shares of Westchester common stock for which Mr. Reisman is co-trustee and 188 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.

(10)

Includes 50 shares of Westchester common stock held in the name of Mr. Spring’s wife and 125 shares of Westchester common stock held in the name of CMS Management Services LLC, of which Mr. Spring has sole investment authority.

(11)	Includes 510 shares of Westchester common stock held in the name of a company of which Mr. Wiener is an investment partner and has sole investment authority.
(12)	Includes 678 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.
(13)	Includes 58 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.
(14)	Includes 194 shares of Westchester common stock issuable upon the exercise of Westchester stock options which have vested or will vest within 60 days of August 23, 2021.
(15)	Includes 2,168 shares of Westchester common stock held by Endeavour Capital Private Investments I, LP and 1,640 shares of Westchester common stock held by Endeavour Capital Private Investments II, LP.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, Westchester stockholders will have a right to receive shares of Valley common stock for their shares of Westchester common stock. Westchester is organized under the laws of the State of Delaware, and Valley is organized under the laws of the State of New Jersey. Valley and Westchester believe that the following summary describes the material differences between (i) the rights of Westchester stockholders as of the date of this proxy statement/prospectus under the DGCL, the Westchester charter and the Westchester bylaws, and (ii) the rights of Valley shareholders as of the date of this proxy statement/prospectus under the New Jersey Business Corporation Act, or the NJBCA, the Valley charter and the Valley bylaws.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the DGCL, the NJBCA, and Westchester’s and Valley’s governing documents, which we urge Westchester stockholders to read. Copies of Valley’s governing documents have been filed with the SEC and copies of each company’s governing documents can be found at its respective principal office. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information.”

	Westchester	Valley
Capitalization:	The Westchester charter authorizes it to issue 150,000 shares of common stock, par value $0.01 per share, and 3,000 shares of preferred stock, par value $0.01 per share.	The Valley charter authorizes it to issue 650,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share.

Voting Rights:	Each share of Westchester common stock carries one vote and has unrestricted voting rights.	Each share of Valley common stock carries one vote and has unrestricted voting rights.

Dividend Rights:	The Westchester bylaws provide that the board of directors may declare and pay dividends on Westchester’s outstanding shares out of surplus, or if no surplus exists, out of net profits of Westchester.	Valley shareholders are entitled to receive dividends as and when declared by the Valley board of directors. No dividends can be declared on Valley common stock unless a like dividend is declared and paid on outstanding shares of Valley preferred stock. Under Section 7-15 of the NJBCA, a board of directors may pay dividends on its shares subject to any restrictions contained in the certificate of incorporation.

Number of Outstanding Shares Before the Merger:	As of June 30, 2021, there were approximately 68,039 shares of Westchester common stock and no shares of Westchester preferred stock outstanding.	As of June 30, 2021, there were approximately 406,100,000 shares of Valley common stock, 4,600,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, or the Valley Series A preferred stock, and 4,000,000 shares of Fixed-to-Floating Rate

	Westchester	Valley
Non-Cumulative Perpetual Preferred Stock, Series B, or the Valley Series B preferred stock, outstanding.

Number of Outstanding Shares After the Merger:	Immediately after the merger, Westchester will have no shares of Westchester common stock or preferred stock outstanding.	Immediately after the merger, Valley will have approximately 423,500,000 shares of Valley common stock outstanding, 4,600,000 shares of Valley Series A preferred stock and 4,000,000 shares of Valley Series B preferred stock outstanding.

Estimated Voting Percentage After the Merger:	Upon conclusion of the merger, it is expected that existing Westchester stockholders will own approximately 4% of Valley common stock.	Upon conclusion of the merger, it is expected that existing Valley shareholders will own approximately 96% of Valley common stock.

Rights of Holders of Stock Subject to Future Issuance of Capital Stock:	The rights of holders of Westchester common stock may be affected by the future issuance of Valley common or preferred stock.	The rights of holders of Valley common stock may be affected by the future issuance of Valley common or preferred stock.

Pre-Emptive Rights	The Westchester charter provides that no holders of shares of Westchester common stock will have any preemptive right to purchase, subscribe for or otherwise acquire shares of Westchester capital stock, or of securities convertible into stock of any class or series of stock, or of any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such stock or securities. The Westchester charter is silent on preemptive rights for preferred stockholders. Section 102 of the DGCL provides that no stockholder will have a preemptive right unless provided in the certificate of incorporation.	The Valley charter provides that no holders of shares of Valley preferred stock have a preemptive right to purchase, subscribe for or take any part of any stock issued, optioned, or sold by Valley, and is silent on the pre-emptive rights of holders of Valley common stock. Section 5-29 of the NJBCA provides that shareholders of corporations organized after January 1, 1969 do not have preemptive rights unless the certificate of incorporation provides otherwise.

Quorum:	Under the Westchester bylaws, a majority of the total number of shares entitled to vote, represented in person or by proxy, constitutes	Section 5-9 of the NJBCA provides that unless otherwise provided in the certificate of incorporation, the holders of

	Westchester	Valley
	a quorum at a meeting of the stockholders.	shares entitled to cast a majority of the votes at a shareholders’ meeting constitutes a quorum. The Valley bylaws provide that the holders of a majority of the outstanding common stock represented in person or by proxy, constitutes a quorum at any meeting of shareholders.

Notice of Shareholder Meetings:	The Westchester bylaws provide that written notice stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 days before the date of the meeting, by mail to each stockholder of record entitled to vote at such meeting. The Westchester bylaws also provide that any notice to stockholders may be given by electronic transmission in the manner provided in the DGCL.	The Valley bylaws provide that written notice of the date, time, place and purpose or purposes of the meeting must be provided not less than 10 nor more than 60 days before the date of the meeting. Section 5-4 of the NJBCA provides that notice of shareholders’ meetings must be provided either personally or by mail. Section 1-8 of the NJBCA provides that, when calculating the timing of the required notice, the day on which the notice is given is excluded, and the day on which the matter noticed is to occur is included, and further provides that if notice is given by mail, the notice is deemed to be given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon.

Election, Size and Classification of Board of Directors:	The Westchester bylaws provide that the Westchester board of directors will consist of not less than seven nor more than 30 directors, the number to be determined only by resolution of the Westchester board of directors. The Westchester board of directors is divided into three classes, each class to contain approximately one-third of the directors, with terms of office of each class expiring each successive year. At each annual stockholders’ meeting, the successors to the class of directors

The Valley bylaws provide that the Valley board of directors will consist of not less than five nor more than 25 directors, the exact number to be determined by the vote of the majority of directors. The Valley board of directors has the power to increase the number of directors between annual meetings.

Directors are elected by the shareholders at each annual meeting and hold office until the next annual meeting of shareholders and until their

	Westchester	Valley
whose term expires at that time is elected by the Westchester stockholders to serve for a three year term. The Westchester charter provides that Westchester stockholders are not entitled to cumulative voting in the election of directors. Currently, the Westchester board of directors consists of 11 members.

successors have been elected and qualified. Directors are elected by a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon in an uncontested election. If an election is contested, directors are elected by a plurality of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereon. The Valley charter, Valley bylaws and NJBCA do not provide for cumulative voting in the election of directors by Valley shareholders.

Currently, the Valley board of directors consists of 11 members.

Board Vacancies:	The Westchester bylaws provide that vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, at any regular or special meeting of the Westchester board of directors called for that purpose. Subject to the rights of holders of preferred stock, no person may be elected by the board of directors to fill a vacancy unless nominated by the Nominating Committee of the Westchester board of directors. Subject to the rights of holders of preferred stock, any director so elected will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor is elected and qualified.	The Valley bylaws provide that any vacancy on the Valley board of directors, including resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors. Section 6-5 of the NJBCA provides that any vacancy may be filled by the majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director, and that a director so elected will hold office until the next annual shareholders’ meeting and until his successor is elected and qualified.

	Westchester	Valley

Removal of Directors:	Section 141 of the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except: (A) the certificate of incorporation otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; or (B) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part. The Westchester charter provides that any director may be removed at any time, but only for cause, and any such removal will require the approval of not less than 80% of the total votes eligible to be cast by the holders of all outstanding shares of Westchester common stock.	The Valley charter and Valley bylaws do not address the removal of directors, except that the Valley bylaws state that the executive committee or other committees of the Valley board of directors may not remove directors. Section 6-6 of the NJBCA provides that one or more or all the directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors, except in the following circumstances: (A) if cumulative voting is authorized, if less than the total number of directors then serving is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then voted cumulatively at an election of the entire board; (B) a director elected by a class vote may only be removed by a vote of that class; (C) if the certificate of incorporation requires greater than a plurality of the votes cast for the election of directors, no director may be removed except by such vote; (D) directors on a classified board may not be removed without cause.

Votes on Extraordinary Corporate Transactions:

Section 251 of the DGCL provides that to approve a merger or consolidation, the board of directors of a corporation must first approve a plan of merger or consolidation and present it to the stockholders for approval. A majority of the outstanding stock of the corporation entitled to vote thereon is required for approval.

The Westchester charter requires a higher approval threshold in certain transactions involving

Pursuant to Sections 10-1 through 10-3 of the NJBCA, to approve a merger, consolidation or sale or other disposition of assets other than in the regular course of business, the board of directors of a corporation must first approve a plan of merger or consolidation or any sale or disposition and present it to the shareholders. The board of directors must provide written notice not less than 20 nor more than 60 days prior to the

	Westchester	Valley
interested stockholders, as described below. The Westchester bylaws provide that in all other cases, the standard applied is that which is set forth under the DGCL.

shareholders’ meeting to each shareholder of record, whether or not entitled to vote at such meeting. A majority of the votes cast by the holders of shares of a corporation entitled to vote thereon is required to approve a merger or consolidation. The Valley charter contains no provisions specifying the required vote for approving mergers or consolidations. The Valley bylaws require a majority of the votes cast by shareholders entitled to vote to approve any matter submitted to the shareholders, unless otherwise provided by the NJBCA or bylaws.

Section 10-3 of the NJBCA further provides that shareholder approval is not required if a merger does not amend the surviving corporation’s certificate of incorporation, each shareholder of the surviving corporation will hold the same number of shares with the same designations and rights after the merger, and the number of voting shares and participating shares outstanding after the merger does not exceed those outstanding immediately prior to the merger by more than 40%.

The Valley charter provides that a vote of at least 66 2/3% of the shares of either Valley Series A preferred stock or Valley Series B preferred stock must approve any share exchanges, reclassifications, mergers and consolidations that would adversely affect such preferred stock.

Consideration of Other Constituencies:	When evaluating a merger or consolidation, DGCL does not permit a board of directors to consider constituencies other than the stockholders of a corporation.	Section 6-1 of the NJBCA provides that in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the

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best interest of the corporation, a director may, in addition to considering the effects of any action on shareholders, consider any of the following: (i) the effects of the action on the corporation’s employees, suppliers, creditors and customers; (ii) the effects of the action on the community in which the corporation operates; and (iii) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Section 6-1 of the NJBCA further provides that, if on the basis of the factors described above, the board of directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors will have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

Charter Amendment:

Under the DGCL, a corporation may amend its certificate of incorporation upon the submission of a proposed amendment to stockholders by the board of directors and the subsequent receipt of the affirmative vote of a majority of its outstanding voting shares and the affirmative vote of a majority of the outstanding shares of each class of capital stock entitled to vote thereon as a class.

The DGCL further provides the holders of the outstanding shares of a class of capital stock will be entitled to vote as a class upon a proposed amendment, whether or

Section 9-1 of the NJBCA provides that a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment. Section 9-2 of the NJBCA provides that a corporation’s certificate of incorporation may be amended or changed by a vote of the board of directors and a vote of a majority of the votes cast by shares entitled to vote, and in addition, if any class or series of

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not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

The Westchester charter provides that any amendment thereto must be approved by the Westchester board of directors and by the affirmative vote of the holders of a majority of the total votes eligible to be cast by the holders of all outstanding shares of Westchester common stock entitled to vote thereon. The Westchester charter also provides for a higher voting threshold for certain provisions of the Westchester charter related to limitations on beneficial ownership of Westchester stock, the Westchester board of directors and actions of stockholders without a meeting, indemnification provisions and provisions addressing the amendment of the Westchester charter, of not less than a majority of the Westchester board of directors, and if an interested stockholder exists, then not less than a majority of disinterested directors, or the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of Westchester common stock.

shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

The Valley charter provides that the Valley board of directors may amend the Valley charter without the approval of the Valley shareholders to authorize the issuance of one or more classes or series of preferred stock.

The Valley charter further provides that a vote of at least 66 2⁄3% of the shares of either Valley Series A preferred stock or Valley Series B preferred stock must approve an amendment to the charter to authorize stock senior to such preferred stock or any amendment to the Valley charter that would adversely affect such preferred stock.

Amendment of Bylaws:	The DGCL provides that a bylaw amendment adopted by stockholders which specifies the vote that will be necessary for the election of directors cannot be further amended or repealed by	The Valley bylaws provide that they may be amended, altered, or repealed by the Valley shareholders or by the Valley board of directors, and that any bylaw adopted, amended or

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the board of directors of a corporation.

The Westchester charter provides that the Westchester board of directors is expressly authorized to make, alter, amend, rescind or repeal the Westchester bylaws, provided that any bylaw made by the Westchester board of directors may be amended by the holders of two-thirds of the shares of Westchester common stock entitled to vote thereon. The Westchester charter further provides that any bylaw containing a supermajority voting requirement may only be amended by a vote of the Westchester board of directors or Westchester stockholders entitled to vote thereon that is not less than the supermajority specified in such provision. The Westchester bylaws provide that the Westchester bylaws may be amended or repealed at any regular or special meeting of the entire Westchester board of directors by the vote of two-thirds of the members, provided, however, that (i) a notice specifying the change or amendment was given at a previous regular meeting and entered in the minutes of the Westchester board of directors; (ii) a written statement describing the change or amendment was made in the notice delivered to the directors of the meeting at which the change or amendment will be acted upon; and (iii) any Westchester bylaw made by the Westchester board of directors may be altered, amended, rescinded or repealed by the holders of shares of Westchester common stock entitled to vote thereon at any annual meeting or at any special meeting called for repealed by the Valley shareholders may be adopted, amended or repealed by the Valley board of directors, unless the resolution of the shareholders adopting such bylaw expressly reserves to the Valley shareholders the right to amend or repeal it. Section 2-9 of the NJBCA provides that a board of directors may make, alter and repeal bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but bylaws made by the board may be altered or repealed, and new bylaws made, by the shareholders and that shareholders may prescribe that any by-law made by them cannot be altered or repealed by the board of directors.

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that purpose in accordance with the percentage requirements set forth in the Westchester charter and Westchester bylaws.

The DGCL also provides that, in an emergency, a corporation’s bylaws may be amended to make any provision that may be practical and necessary for the circumstances of the emergency. The emergency bylaws may be adopted by the board of directors or, if a quorum cannot be readily convened for a meeting, by a majority of the directors present.

Business Combination Involving Interested Shareholders:

Section 203 of the DGCL limits Westchester’s ability to enter into business combination transactions with any interested stockholder for three years following the interested stockholder’s stock acquisition date unless: (A) the board approves the business combination or the stock acquisition prior to the interested stockholder’s stock acquisition date; (B) upon completion of the transaction, the interested stock holder would own at least 85% of the outstanding shares of the corporation; or (C) the business combination is approved by the board and subsequently approved by the stockholder by a vote of at least two-thirds of the outstanding shares which are not owned by the interested stockholder.

The Westchester charter requires the approval of not less than 80% of the total number of votes eligible to be cast by the holders of all outstanding shares of Westchester common stock, with the affirmative vote of at least 50% of the total number of votes eligible to be cast by the holders of all outstanding shares of Westchester common stock not

Sections 10A-1 through 10A-6 of the NJBCA, known as the New Jersey Shareholders Protection Act, limit certain transactions involving an “interested shareholder” and a “resident domestic corporation.” A resident domestic corporation is an issuer of voting stock organized under the NJBCA with its principal executive offices or significant business operations located in New Jersey. An interested shareholder is one that (1) beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of the resident domestic corporation or (2) is an affiliate or associate of the resident domestic corporation and at any time within the past five years beneficially owned, directly or indirectly, 10% or more of the voting power of the then outstanding stock of the resident domestic corporation. The New Jersey Shareholders Protection Act prohibits certain business combinations between an interested shareholder and a resident domestic corporation for five years following the interested shareholder acquiring its stock, unless the corporation’s board of

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	beneficially owned by an interested stockholder (a person who owns 10% or more of the Westchester common stock) involved in a business combination transaction. These higher voting thresholds are not applicable to any business combination (and thus such business combinations will only require the affirmative vote as required by the DGCL) where: (i) the business combination has been approved by a majority of the Westchester board of directors without an interest in the transaction, or (ii) certain financial conditions are met.	directors approved the business combination prior to the interested shareholder’s stock acquisition date and a subsequent business combination is approved by (i) independent directors and (ii) a majority of the holders of a majority of the voting stock not beneficially owned by such interested shareholder. These provisions of the New Jersey Shareholders Protection Act do not apply to a business combination that is approved by the board of directors of that resident domestic corporation prior to that interested shareholder’s stock acquisition date or the transaction or where the series of related transactions which caused the person to become an interested shareholder was approved by the board of directors prior to the stock acquisition date and any subsequent business combinations are approved by the board of directors, provided that such directors are not affiliated with the interested shareholder. Pursuant to Section 10A-5 of the NJBCA, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder’s stock acquisition date or certain fair price provisions are satisfied. The New Jersey Shareholders Protection Act applies to Valley.

Special Meetings of Shareholders:	The Westchester bylaws provide that special meetings of stockholders for any purpose or purposes, may be called at any time only by the chairman, or in the absence of a chairman by the	The Valley bylaws provide that special meetings of shareholders may be called by the chairman of the Valley board of directors, president, chief executive officer or by the majority of the Valley

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vice-chairman, president or chief executive officer or by resolution of at least three-fourths of the directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of stockholders. The Westchester stockholders cannot call a special meeting.

board of directors, and may be called by the secretary upon written request of the holders of not less than 25% of the outstanding shares of Valley common stock that have been held for at least one year prior to the date of the request and continue to hold such shares through the record date.

Section 5-3 of the NJBCA, provides that, upon the application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the Superior Court of New Jersey may, for good cause shown, order a special meeting of the shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in such order.

Shareholder Ability to Nominate Directors:	The Westchester bylaws provide that nominations of individuals for election to the Westchester board of directors at an annual meeting may be made by any Westchester stockholder of record entitled to vote for the election of directors at such meeting who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in the Westchester bylaws. To be timely, a Westchester stockholder’s notice must be delivered to or received by Westchester’s Secretary not later than the following dates: (i) for an election of directors to be held at an annual meeting, not later than the close of business on the 90th day nor earlier than the 120th day in advance of the anniversary of the previous year’s annual meeting, if the current year’s meeting is to be held within 30 days of such anniversary; and (ii) for an annual meeting held at any other time or at a special	The Valley bylaws provide that any Valley shareholder who is a shareholder of record on the date of the giving of notice, as described below, and on the record date for the applicable meeting, may nominate directors by providing written notice to the secretary not later than 120 days nor earlier than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, provided that in the event that the annual meeting is not called for a date that is within 30 days of such anniversary date (or if a special meeting is called for the purpose of the election of directors), notice must be received by Valley’s Secretary not later than close of business on the 10th day following the day on which such notice of the date of the annual or special meeting is first publicly announced or disclosed. The written notice must contain certain

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meeting, the close of business on the 10th day following the earlier of: the day on which public announcement of the date of such meeting is first made, and the date on which notice of such meeting is first mailed, or otherwise given, to the Westchester stockholders. Such notice must contain certain information enumerated in the Westchester bylaws about the nominee and the Westchester stockholder making the proposal.

information enumerated in the Valley bylaws about the nominee and the Valley shareholder making the proposal, including, among other things, the nominee’s name, age, home and business address, citizenship, principal occupation, shares of Valley common stock beneficially owned as of the date of the nomination, any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required pursuant to SEC rules and regulations.

Shareholder proposals intended for presentation at the annual meeting of shareholders must comply with respect to time of submission, contents, and otherwise with Rule 14a-8 of the Exchange Act.

Shareholder Ability to Propose New Business:

The Westchester bylaws provide for advance notice procedures for stockholder proposals other than stockholder nominations of director candidates. The Westchester bylaws provide that for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by Westchester stockholders under the DGCL. To be timely, a Westchester stockholder’s notice must be delivered to or received by the secretary not later than the following dates: with respect to an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting, if the current year’s meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year’s annual meeting; and for an

The Valley bylaws permit Valley shareholders to propose new business only at special meetings of the Valley shareholders called for such purpose. The Valley bylaws provide for advance notice procedures for shareholder proposals other than shareholder nominations of director candidates. The Valley bylaws require such notice to include: (i) certain information enumerated in the Valley bylaws about the proposing shareholder; (ii) a representation that the proposing shareholder is entitled to vote at the requested special meeting and intends to appear in person or by proxy at such meeting to propose such business; (iii) a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy or otherwise solicit proxies in support of such proposal; (iv) a brief description of the business

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annual meeting at any different time, the close of business on the 10th day following the earlier of (i) the day on which public announcement of the date of such meeting is first made by Westchester and (ii) the date on which notice of such meeting is first mailed, or otherwise given, to the Westchester stockholders. A stockholder’s notice to the Secretary must set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought, the reasons for conducting such business and any material interest in such business of such Westchester stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the Westchester stockholder proposing such business; (c) the class and number of shares owned of record by the Westchester stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the Westchester stockholder is a holder of record of Westchester common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the Westchester stockholder intends or is part of a	proposed; and (v) an affidavit stating the number of shares owned and agreeing to continue to own such shares through the record date for the special meeting and to update and supplement such affidavit as required by the Valley bylaws. The Valley bylaws require that such notice be dated and delivered to the secretary within 60 days of the earliest dated of such requests. A special meeting will not be held if: (i) the notice relates to an item of business that is not a proper subject for shareholder action under applicable law; (ii) the Valley board of directors has called or calls for an annual meeting of shareholders and the purpose of such annual meeting includes the purpose specified in the notice; (iii) the notice is delivered between 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or (iv) an annual or special meeting was held not more than 12 months before the date when the notice was received which included the purpose of the specified request or a reasonably similar item.

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group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Westchester’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal; and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to SEC rules (whether or not Westchester is then subject to such rules).

Shareholder Ability to Act by Written Consent:	The Westchester charter provides that no action that is required or permitted to be taken by the Westchester stockholders at an annual or special meeting may be effected by written consent.

The Valley bylaws and charter do not address whether shareholders have the ability to act by written consent.

Pursuant to Section 5-6 of the NJBCA, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except for approvals of a merger, or, other than the annual election of directors, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

Indemnification of Directors and Officers; Insurance; Personal Liability:	The Westchester charter provides that Valley must indemnify any person who is or was an officer, director, employee or agent of Westchester against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by or in the right of Westchester) that	The Valley charter provides that Valley must indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened civil,

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occurs by reason of such person’s capacity or because he or she was serving at the request of Westchester as a director, officer, employee or agent of another entity against any costs, charges, expenses, judgments, fines and settlement amounts, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of Westchester, or in the case of a criminal action or proceeding, in which he or she had no reasonable cause to believe such conduct was unlawful. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by Westchester in advance of the final disposition of the action, suit, or proceeding as authorized by the Westchester board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Westchester as authorized by the Westchester charter.

The Westchester charter allows Westchester to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such.

criminal administrative or investigative proceeding to the full extent permitted by the NJBCA. Section 3-5 of the NJBCA permits a New Jersey corporation, by including a provision in its certificate of incorporation, to eliminate the liability of directors or officers to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders, except for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest. The Valley charter adopts such exculpation provisions.

The Valley charter provides, to the fullest extent permitted by the NJBCA, that a director or officer will not be personally liable to Valley or the Valley shareholders for a breach of any duty owed to Valley or the Valley shareholders, unless such breach is of the duty of loyalty, not in good faith or involved a knowing violation of law, or resulted in receipt by such person of an improper personal benefit.

The Valley charter further provides that Valley has the power to purchase and maintain insurance on behalf of any persons

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Pursuant to Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, in third-party suits if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful, and in derivative suits if the individual acted in good faith and has not been adjudged liable to the corporation. However, no indemnification may be paid for judgments and settlements in actions by or in the right of the corporation.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

subject to liability as described above.

With respect to any derivative action, the Valley charter provides that Valley is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the New Jersey Superior Court or the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

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Shareholders’ Rights of Dissent and Appraisal:	Under Section 262 of the DGCL, a stockholder may seek appraisal for the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a) to (c). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides. The Westchester charter and Westchester bylaws do not provide for appraisal rights in any additional circumstance.

Pursuant to Section 11-1 et seq. of the NJBCA, dissenters’ rights are available in connection with: (A) a merger or consolidation to which the corporation is a party, unless the certificate of incorporation provides otherwise, or (B) any sale, lease or exchange or other disposition of all or substantially all of a corporation’s assets other than in the usual or regular course of business, unless the certificate of incorporation provides otherwise. A New Jersey corporation may provide in its certificate of incorporation that shareholders will have appraisal rights even in cases where the exceptions to the availability of appraisal rights discussed below exist. The Valley charter does not provide for such additional rights.

The NJBCA does not confer appraisal rights to shareholders in connection with: (i) a merger or consolidation in which the corporation is a party if the merger does not require shareholder approval; under the NJBCA, shareholder approval for a merger or consolidation is required if the merger amends the certificate of incorporation, affects the outstanding shares of the surviving corporation or, if the number of voting or participating shares issued in connection with the merger or consolidation, when combined with shares already outstanding, would exceed by more than 40% the number of those shares outstanding immediately before the merger; (ii) the merger of the corporation into a wholly-owned subsidiary if certain conditions are met; (iii) (A) a merger or consolidation in which the corporation is a party or (B) a share exchange if (x) the shares held by the corporation’s shareholders are listed on a

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national securities exchange or are held of record by at least 1,000 holders or (y) in the case of a merger or consolidation, the corporation’s shareholders will receive (I) cash, (II) shares, obligations or other securities that will either be listed on a national securities exchange or held of record by not less than 1,000 holders or (III) a combination thereof; (iv) a sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets if the shares held by the corporation’s shareholders are listed on a national securities exchange or are held of record by at least 1,000 holders; or (v) a dissolution transaction in which substantially all of a corporation’s net assets are to be distributed to its shareholders within one year after the date of the transaction, so long as the transaction is wholly for cash, shares, obligations or other securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders or a combination thereof.

Control Share Acquisition:	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Westchester under the DGCL.	No “control share acquisition,” “business combination moratorium,” “fair price” or other form of anti-takeover statute or regulation is applicable to Valley under the NJBCA.

LEGAL MATTERS

The validity of the Valley common stock to be issued in connection with the merger will be passed upon for Valley by Ronald H. Janis, Esq., Senior Executive Vice President, General Counsel and Corporate Secretary of Valley. As of August 23, 2021, Mr. Janis beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the outstanding Valley common stock.

Covington & Burling LLP and Goodwin Procter LLP will deliver at the effective time their opinions to Valley and Westchester, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences Relating to the Merger.”

EXPERTS

The audited annual consolidated financial statements of Valley as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference in this proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Westchester board of directors does not know of any matters that will be presented for consideration at the Westchester special meeting other than as described in this proxy statement/prospectus. However, if any other matter properly comes before the Westchester special meeting or any adjournment or postponement thereof and is voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

DEADLINES FOR SUBMITTING VALLEY SHAREHOLDER PROPOSALS

The NJBCA requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of the meeting. Thus, any substantive proposal, including shareholder proposals, must be referred to in Valley’s notice of annual meeting of shareholders in order for the proposal to be considered at a meeting of Valley’s shareholders.

Rule 14a-8 under the Exchange Act requires certain shareholder proposals to be included in the notice of meeting. Proposals of shareholders, including director nominations, which are eligible under Rule 14a-8 to be included in Valley’s year 2022 proxy material must be received by the Valley Corporate Secretary no later than November 8, 2021 nor earlier than October 9, 2021. If Valley changes its 2022 annual meeting date to a date more than 30 days from the anniversary of Valley’s 2022 annual meeting, then the deadline will be changed to a reasonable time before Valley begins to print and mail its proxy materials. If Valley changes the date of its 2022 annual meeting by more than 30 days from the anniversary of its 2021 annual meeting, Valley will so state in the first quarterly report on Form 10-Q that it files with the SEC after the date change, or will notify Valley shareholders by another reasonable method. The Valley bylaws require the shareholder proposal to set forth certain information to be included in the proxy material.

In addition, the Valley bylaws provide that for certain business to be brought properly before an annual meeting by a shareholder, including director nominations, the notice must be delivered to, or mailed and received by, the Valley Corporate Secretary no later than December 20, 2021 nor earlier than November 20, 2021. If Valley changes the date of its 2022 annual meeting by more than 30 days from the anniversary date of its 2021 meeting, notice must be received by the Valley Corporate Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is first publicly announced or disclosed. The Valley bylaws require the shareholder notice to set forth certain information as to the matter the Valley shareholder proposes to bring before the annual meeting.

All shareholder proposals should be sent to the attention of Corporate Secretary, Valley National Bancorp, One Penn Plaza, New York, NY 10119.

DEADLINES FOR SUBMITTING WESTCHESTER STOCKHOLDER PROPOSALS

Westchester does not anticipate holding a 2022 annual meeting of Westchester stockholders if the merger is completed by the fourth quarter of 2021. However, if the merger is not completed within the expected time frame, or at all, Westchester may hold an annual meeting of its stockholders in 2022.

The Westchester bylaws provide that stockholders proposals, including director nominations, intended for presentation at the 2022 annual meeting of Westchester stockholders must be, in order for the notice to be timely, delivered to or received by Kenneth D. Walter, Westchester’s Secretary, no later than January 21, 2022 nor earlier than December 23, 2021; provided, however, that if the date of the annual meeting has been changed by more than 30 days from the anniversary of its 2021 annual meeting of stockholders, a proposal must be received by the close of business of the 10th day following the earlier of: (i) the day on which the public announcement of the date of the 2022 annual meeting is first made by Westchester, and (ii) the date on which notice of such meeting is first mailed, or otherwise given, to stockholders. The Westchester bylaws require the stockholder proposal to set forth certain information as to the matter the Westchester stockholder proposes to bring before the annual meeting.

All stockholder proposals should be sent to the attention of Kenneth D. Walter, Secretary, The Westchester Bank Holding Corporation, 12 Water Street, White Plains, NY 10601.

WHERE YOU CAN FIND MORE INFORMATION

Valley has filed with the SEC a registration statement under the Securities Act that registers the offer and sale to Westchester stockholders of the shares of Valley common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Valley in addition to being a proxy statement for Westchester stockholders. The registration statement, including this proxy statement/prospectus and the attached exhibits, contains additional relevant information about Valley and Valley common stock.

Valley also files reports, proxy statements and other information with the SEC under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Valley, that file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by Valley with the SEC are also available at Valley’s website at www.valley.com. The reference to these websites are inactive textual references only, and the information provided on the SEC’s and Valley’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus

The SEC allows Valley to incorporate by reference information in this proxy statement/prospectus. This means that Valley can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Valley previously filed with the SEC. They contain important information about the companies and their financial condition.

Valley SEC Filings (SEC File No. 001-11277)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2020, filed with the SEC on February 26, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 8, 2021, incorporated by reference therein).

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2021, filed with the SEC on May 7, 2021, and Quarter ended June 30, 2021, filed with the SEC on August 6, 2021.

Current Reports on Form 8-K	Filed with the SEC on April 21, 2021, May 28, 2021 and June 29, 2021 (other than those portions of the documents deemed to be furnished and not filed).

Description of Valley common stock	The description of the Valley common stock is contained in Valley’s registration statement on Form 8-A filed on October 9, 2018, including any amendment or report filed for the purpose of updating such description.

In addition, Valley also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date the offering is terminated, provided that Valley is not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding Valley has been provided by Valley and information contained in this proxy statement/prospectus regarding Westchester has been provided by Westchester.

Documents incorporated by reference into this proxy statement/prospectus are available from Valley, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus or other relevant corporate documents referenced in this proxy statement/prospectus related to Valley by requesting them in writing or by telephone at the following address and phone number:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attention: Tina Zarkadas

Telephone: (973) 305-3380

Westchester does not have a class of securities registered under Section 12 of the Exchange Act, or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.

If you are a Westchester stockholder and have any questions concerning the Westchester special meeting, the merger, the merger agreement or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus without charge or need help voting your shares of Westchester common stock, please contact Westchester at the following address:

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

Attention: Kenneth D. Walter

Telephone: (914) 368-9919

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, you must request them no later than September 28, 2021 in order to receive them before the Westchester special meeting. If you request any documents from Valley or Westchester, Valley or Westchester will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated August 30, 2021 and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such information. Neither the mailing of this proxy statement/prospectus to Westchester stockholders nor the issuance by Valley of shares of Valley common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in that jurisdiction.

Annex A

AGREEMENT AND PLAN OF MERGER

Dated as of June 29, 2021

Between

VALLEY NATIONAL BANCORP

and

THE WESTCHESTER BANK HOLDING CORPORATION

A-i

A-ii

Exhibit A—Voting Agreement

Exhibit B—Westchester Officer Subject to Employment Agreement

Exhibit C—Bank Merger Agreement

A-iii

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2021 (this “Agreement”), is between Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Valley”) and The Westchester Bank Holding Corporation, a Delaware corporation and registered bank holding company (“Westchester”).

RECITALS

WHEREAS, Valley desires to acquire Westchester, and Westchester’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Westchester and its stockholders. The acquisition will be accomplished by merging Westchester into Valley with Valley as the surviving corporation (the “Surviving Corporation”) and, simultaneously therewith, merging The Westchester Bank, a New York state-chartered commercial bank (“TWB”) and wholly owned subsidiary of Westchester, into Valley National Bank, a national banking association (“VNB”) and wholly owned subsidiary of Valley, with VNB as the surviving bank, and Westchester stockholders receiving the consideration hereinafter set forth.

WHEREAS, it is the intention of the parties that the Merger, for federal income tax purposes, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation section 1.368-2(g).

WHEREAS, as a condition and an inducement for Valley to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the directors and executive officers of Westchester have entered into Voting Agreements (the “Voting Agreements”), in the form attached hereto as Exhibit A.

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions precedent to the consummation of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I—THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Westchester shall be merged with and into Valley (the “Merger”) in accordance with the New Jersey Business Corporation Act (the “NJBCA”) and the Delaware General Corporation Law (the “DGCL”) and Valley shall be the surviving corporation. Simultaneously with the Merger, TWB shall be merged with and into VNB as provided in Section 1.8 hereof.

1.2 Effect of the Merger. The Merger shall have the effects as set forth in the NJBCA and the DGCL.

1.3 Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended or repealed in accordance with its terms and applicable law.

1.4 Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Time shall continue as the bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with its terms and applicable law.

1.5 Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation.

1.6 Business Development Board. As soon as reasonably practicable following the Effective Time, the non-employee members of the Board of Directors of Westchester at the Effective Time shall be offered a position on a Westchester Business Development Board to be established by Valley in connection with the Merger.

1.7 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the “Closing”) shall take place at the offices of Valley, 1455 Valley Road, Wayne, New Jersey, or by electronic exchange of documents at 10:00 a.m. on a date (the “Closing Date”), which is the last day of the month which is three (3) business days following the last to occur of the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), with the exact date determined by the mutual agreement of Valley and Westchester. Simultaneous with the Closing, Valley and Westchester shall cause to be filed a certificate of merger, in form and substance satisfactory to Valley and Westchester, with the Department of Treasury of the State of New Jersey and the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Certificate of Merger shall specify as the “Effective Time” of the Merger a date and time following the Closing agreed to by Valley and Westchester (which date and time the parties currently anticipate will be at 12:01 am on the date following the Closing Date).

1.8 The Bank Merger. Simultaneously with the Merger, TWB shall be merged with and into VNB (the “Bank Merger”) in accordance with the provisions of the National Bank Act and, to the extent applicable, the relevant banking statutes of the State of New York (the “Banking Law”) and the regulations of the New York Department of Financial Services (the “NYDFS”), and VNB shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth in the National Bank Act and the Banking Law. Westchester and Valley shall cause the Boards of Directors of TWB and VNB, respectively, to approve a separate merger agreement (the “Bank Merger Agreement”) in substantially the form of Exhibit C, annexed hereto, and cause the Bank Merger Agreement to be executed and delivered as soon as practicable following the date of execution of this Agreement. Prior to the Effective Time, Westchester shall cause TWB, and Valley shall cause VNB, to execute and file such applicable articles or certificates of merger, and such other documents and certificates as are necessary to make the Bank Merger effective simultaneously with the Merger.

ARTICLE II—CONVERSION OF WESTCHESTER COMMON STOCK AND OPTIONS

2.1 Conversion of Westchester Common Stock; Exchange Ratio; Cash in Lieu of Fractional Shares.

(a) At the Effective Time, subject to the other provisions of this Section 2.1 and Section 2.2, each share of common stock, $0.01 par value per share, of Westchester (“Westchester Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as such term is hereinafter defined)), shall by virtue of the Merger and without any action on the part of Westchester, Valley or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive that number of shares of common stock, no par value, of Valley (“Valley Common Stock”) equal to the Exchange Ratio (as hereinafter defined). No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Westchester Common Stock who would otherwise be entitled to a fractional interest of Valley Common Stock will receive an amount in cash, rounded down to the nearest cent (without interest), determined by multiplying such fractional interest (rounded down to the nearest thousandth when expressed in decimal form) by the Average Closing Price as defined below. For purposes of this Section 2.1, the following terms shall have the following meanings:

(A) “Closing Price” shall mean the closing sale price of Valley Common Stock on a Trading Day as supplied by the New York Stock Exchange (as reported in a mutually agreed to authoritative source).

(B) “Trading Day” shall mean a day for which a Closing Price is so supplied.

(C) “Average Closing Price” shall mean the average of the Closing Prices on the twenty (20) Trading Days immediately preceding the date which is five (5) Trading Days prior to the Closing Date.

(D) “Exchange Ratio” shall mean 229.645 shares of Valley Common Stock.

(b) At the Effective Time, all shares of Westchester Common Stock held by Westchester in its treasury or owned by Valley or by any of Valley’s Subsidiaries (other than Dissenters’ Shares (as such term is hereinafter defined)) (“Excluded Shares”) shall be cancelled and shall cease to exist and no Merger Consideration (as hereinafter defined) shall be delivered in exchange therefor.

(c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Westchester Common Stock (the “Certificates”) shall cease to have any rights as stockholders of Westchester, except the right to receive the consideration set forth in this Section 2.1 for each such share held by them. The (i) Valley Common Stock and (ii) cash in lieu of fractional shares, which any one Westchester stockholder may receive pursuant to this Section 2.1 is referred to herein as the “Merger Consideration” and total number of shares of Valley Common Stock plus any cash in lieu of fractional shares which all of Westchester stockholders are entitled to receive pursuant to this Section 2.1 is referred to herein as the “Aggregate Merger Consideration”.

(d) Notwithstanding any provision herein to the contrary, if, during the period from the date hereof to the Effective Time, the shares of Westchester Common Stock or securities convertible or exchangeable into or exercisable for shares of Westchester Common Stock or the shares of Valley Common Stock or securities convertible or exchangeable into or exercisable for shares of Westchester Common Stock shall be changed into a different number or class of shares by reason of any reclassification, reorganization, redenomination, recapitalization, split-up (including reverse stock split), combination, exchange of shares or readjustment, merger, issue tender or a stock dividend thereon shall be declared with a record date within said period, equitable and proportionate adjustments shall be made, if necessary and without duplication, to the Merger Consideration (including the Exchange Ratio) to reflect fully the effect of any such change.

(e) Notwithstanding anything in this Agreement to the contrary, each holder of shares of Westchester Common Stock who is entitled to demand and properly demands appraisal of such shares of Westchester Common Stock pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”), shall not be entitled to receive any Merger Consideration (“Dissenters’ Shares”), but instead, such holder shall be entitled to payment of the fair value of such Dissenters’ Shares in accordance with the provisions of Section 262; provided, that if appraisal rights under Section 262 with respect to any Dissenters’ Shares shall have been effectively withdrawn or lost, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such Dissenters’ Shares under Section 262 shall cease and such Dissenters’ Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration pursuant to this Article II.

2.2 Exchange of Shares.

(a) Westchester and Valley hereby appoint American Stock Transfer and Trust Company as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of Westchester Common Stock.

Not later than five (5) business days after the Effective Time, Valley shall cause the Exchange Agent to mail to each holder of record of Westchester Common Stock (other than holders of Dissenters’ Shares) as of the Effective Time (a “Record Holder”) a letter of transmittal in form mutually agreed upon by Valley and Westchester (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration as provided in Section 2.1 hereof.

(b) Upon surrender of Certificates for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, and such other documents as may be required pursuant to such instructions, the Record Holder shall be entitled to receive in exchange for such Certificates the Merger Consideration which such Record Holder has the right to receive pursuant to Section 2.1 hereof. Certificates so surrendered shall be cancelled. As soon as practicable, but no later than five (5) business days following receipt of the properly completed letter of transmittal and any necessary accompanying documentation, Valley shall cause the Exchange Agent to distribute the Merger Consideration. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the Merger Consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and bond as may be required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Valley for all purposes from the Effective Time (including dividends or other distributions declared with a record date after the Effective Time), except that Valley shall withhold the payment of dividends or other distributions from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock pursuant to this Agreement. Such Record Holder shall receive such withheld dividends or other distributions, without interest, upon the surrender of any such Certificate or an Affidavit of Loss and Indemnity Agreement and required bond, as applicable.

(c) After the Effective Time, the share transfer books of Westchester shall be closed, and thereafter there shall be no further registration of transfers on the stock transfer books of Westchester of the shares of Westchester Common Stock. From and after the Effective Time, Holders who held shares of Westchester Common Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration as provided in Section 2.1 hereof.

(d) If payment of the consideration pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e) Valley and the Exchange Agent shall be entitled to rely upon Westchester’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Valley and the Exchange Agent shall be entitled to deposit any Merger Consideration or dividends or distributions thereon represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f) Immediately prior to the Effective Time, Valley shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of Westchester Common Stock, for exchange in accordance with this Section 2.2, (i) certificates (or other electronic evidence) representing the shares of Valley Common Stock to be issued to Westchester stockholders as part of the Aggregate Merger Consideration and (ii) the cash to be paid in lieu of fractional shares of Valley Common Stock (collectively, the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Valley, provided, that no such investment or losses thereon shall affect the amount of Merger Consideration and other amounts payable to the Holders. Any interest and other income resulting from such investments shall be paid to Valley. Valley shall instruct the Exchange Agent to timely pay the Merger Consideration and the cash in lieu of fractional shares of Valley Common Stock, dividends or distributions, if any, in accordance with this Agreement.

(g) Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Record Holders on the first anniversary of the Effective Time shall be delivered to Valley, and any former Record Holders who have not theretofore received any Merger Consideration (including any cash to be paid in lieu of fractional shares and any applicable dividends or other distributions with respect to Valley Common Stock) to which they are entitled under this Agreement shall thereafter look only to Valley and the Surviving Corporation for payment of their claims with respect thereto.

(h) None of Valley, Westchester, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or affiliate of any of them, shall be liable to any Record Holder in respect of any amount that would have otherwise been payable in respect of any Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by Record Holders immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any regulatory authority shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such Record Holders or their successors, assigns or personal representatives previously entitled thereto.

(i) If any Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would escheat to or become the property of any regulatory authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(j) Each and any of Valley, the Surviving Corporation or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the cash to be paid in lieu of fractional shares, cash dividends or distributions payable pursuant to Section 2.2, or any other cash amounts otherwise payable pursuant to this Agreement to any person such amounts or property (or portions thereof) as Valley, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate regulatory authority by Valley, the Surviving Corporation, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by Valley, the Surviving Corporation, or the Exchange Agent, as applicable.

2.3 Treatment of Westchester Stock Options.

(a) At the Effective Time, holders of unexercised Westchester Stock Options (as such term is hereinafter defined) (including currently unvested options which would become vested and exercisable as a result of the Merger or otherwise) will be entitled to receive, in cancellation of their Westchester Stock Options, a cash payment from Valley, in an amount equal to the product of (A) the number of shares of Westchester Common Stock into which such Westchester Stock Options are convertible and (B) the excess, if any, of (x) the product of the Average Closing Price times the Exchange Ratio, over (y) the exercise price per share provided for in such Westchester Stock Option, rounded down to the nearest cent (the “Option Payment”), which payment shall be treated as compensation and holders shall be responsible for applicable federal and state Taxes. Valley shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration described in this Section 2.3(a), all such amounts as it is required to deduct and withhold under the Code or any provisions of federal, state, local, or foreign Tax law.

(b) At or prior to the Effective Time, Westchester, Westchester’s Board of Directors and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions, or cause any actions to be taken (including obtaining any employee consents), that may be necessary, or advisable in the reasonable determination of the Valley, to effectuate the provisions of this Section  2.3.

2.4 Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

2.5 Tax Consequences. It is intended that the Merger, for federal income tax purposes, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation section 1.368-2(g).

2.6 Reservation of Right to Revise Structure. Valley may at any time change the method of effecting the business combination contemplated by this Agreement if and to the extent that it deems such a change to be desirable; provided, however, that no such change shall (a) alter or change the amount or kind of the consideration to be issued to holders of Westchester Common Stock or Westchester Stock Options as currently contemplated in this Agreement, (b) reasonably be expected to materially impede or delay consummation of the Merger, or (c) adversely affect the U.S. federal income tax treatment of holders of Westchester Common Stock in connection with the Merger. In the event that Valley elects to make such a change, the parties agree to execute appropriate documents to reflect the change; and if Valley elects to make such a change under this Section 2.6, Valley shall irrevocably acknowledge and agree in a written notice delivered to Westchester at least one business day prior to such change, that any failure by Westchester to satisfy any condition set forth in Section 6.2(a) of this Agreement, that is attributable to any change made by Valley pursuant to this Section 2.6 shall not be deemed a breach or failure by Westchester.

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF WESTCHESTER

As used in this Agreement, the term “Material Adverse Effect” means, with respect to Westchester or Valley, as the case may be, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of such party and its Subsidiaries taken as a whole, or (ii) prevents or materially impairs or would be reasonably likely to prevent or materially impair the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby on a timely basis; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in United States Generally Accepted Accounting Principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes after the date of this Agreement in laws and regulations, including interpretations thereof by courts or governmental agencies, of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Valley and Westchester, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (H) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any epidemic, pandemic, or outbreak of any disease or other public health event (including the any outbreaks, epidemics or pandemics relating to COVID-19, or any evolutions or mutations thereof (the “Pandemic”) and the implementation of any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other laws or directives, guidelines or recommendations promulgated by any regulatory authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic (the “Pandemic Measures”)) in the jurisdictions in which Valley or Westchester operate or (I) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D), (G) and (H), to the extent that the effects of such change disproportionately affect such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

For the purposes of this Agreement, “knowledge” shall mean (i) in the case of Westchester and its Subsidiaries the actual knowledge after reasonable inquiry of those certain officers of Westchester listed in the Westchester Disclosure Schedule, or (ii) in the case of Valley and its Subsidiaries the actual knowledge after reasonable inquiry of those certain officers of Valley listed in the Valley Disclosure Schedule.

For purposes of this Agreement, “Ordinary Course” shall mean the conduct of the business of a party in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with the party’s practices and procedures prior to and as of such date, taking into account the commercially reasonable action or inaction by such party and its Subsidiaries in response to the Pandemic to comply with the Pandemic Measures to the extent disclosed to the other party prior to the date hereof.

References herein to “Disclosure Schedule” of a party shall mean a letter delivered by such party to the other party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in ARTICLE III and ARTICLE IV or to one or more of its covenants contained in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the party making the representation or warranty, and (iii) any disclosures made with respect to a section of ARTICLE III or ARTICLE IV shall be deemed to qualify (A) any other section of ARTICLE III or ARTICLE IV specifically referenced or cross-referenced and (B) other sections of ARTICLE III or ARTICLE IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections. Reference herein to “Westchester Disclosure Schedule” shall mean the Disclosure Schedule which have been delivered by Westchester to Valley. Except for information set forth in the Westchester Disclosure Schedule, Westchester hereby represents and warrants to Valley as follows:

3.1 Corporate Organization.

(a) Westchester is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Westchester has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester. Westchester is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). None of Westchester’s activities require Westchester to be a financial holding company under the BHCA.

(b) All of the Subsidiaries of Westchester are listed in the Westchester Disclosure Schedule with a designation of which Subsidiaries are Significant Subsidiaries. For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture, limited liability company or other entity of which at least a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person. As used in this Agreement, the term “Significant Subsidiary” shall mean each Subsidiary which is a “significant subsidiary” as defined in Regulation S-X, promulgated by the United States Securities and Exchange Commission (the “SEC”), as in effect as of the date hereof. Each Significant Subsidiary of Westchester is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. TWB is a direct, wholly owned Subsidiary of Westchester and is a commercial bank chartered under the laws of the State of New York whose deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law. Each Significant Subsidiary of Westchester has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester. Westchester has made available to Valley true, correct and complete copies of the certificate of incorporation, articles of association, bylaws or other comparable formation and governing documents) of Westchester and of each Westchester Significant Subsidiary (together the “Westchester Charter Documents”) as in effect on the date hereof. Westchester does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $500,000 and (ii) real estate used for its banking premises.

3.2 Capitalization.

(a) The authorized capital stock of Westchester consists of 150,000 shares of Westchester Common Stock and 3,000 shares of preferred stock, $ 0.01 par value per share (“Westchester Preferred Stock”). As of the date hereof, there were (i) 68,039 shares of Westchester Common Stock issued and outstanding, (ii) no shares of Westchester Common Stock issued and held in the treasury and (iii) no shares of Westchester Preferred Stock issued and outstanding. As of the date hereof, except for 7,868 shares of Westchester Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Westchester Stock Plans (as such term is hereinafter defined), there were no shares of Westchester Common Stock or other capital stock of Westchester issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Westchester Common Stock have been duly authorized and validly issued, are fully paid, and nonassessable. Westchester directly owns and holds all of the outstanding shares of TWB common stock. Other than with respect to the Westchester Stock Options outstanding on the date hereof and set forth on the Westchester Disclosure Schedule referenced in Section 3.2(b), neither Westchester nor any Westchester Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Westchester or any Westchester Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and, other than the Voting Agreements, there are no agreements or understandings with respect to voting of any such shares.

(b) The Westchester Disclosure Schedule contains a list setting forth as of the date of this Agreement all outstanding options which may be exercised for issuance of Westchester Common Stock (each, a “Westchester Stock Option” and collectively the “Westchester Stock Options”), the names of the option holders, the date each such option was granted, the number of shares subject to each such option, the expiration date of each such option, any vesting schedule with respect to an option which is not yet fully vested, and the price at which each such option may be exercised. All Westchester Stock Options are issued and outstanding pursuant to Westchester stock plans described in the Westchester Disclosure Schedule (collectively, the “Westchester Stock Plans”) and the forms of agreements pursuant to which such Westchester Stock Options were granted (each, an “Option Grant Agreement”). Each Westchester Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies. The exercise price of each Westchester Stock Option is not less than the fair market value of a share of Westchester Common Stock as determined on the date of grant of such Westchester Stock Option and within the meaning of Section 409A of the Code and associated guidance set forth by the United States Department of Treasury. Westchester has made available to Valley true, correct and complete copies of all Westchester Stock Plans, the forms of all award agreements, copies of all outstanding grant agreements for Westchester Stock Options and other agreements evidencing outstanding Westchester Stock Options.

(c) The Westchester Disclosure Schedule lists the name(s) and jurisdiction of incorporation or organization for each Subsidiary of Westchester. Westchester owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of Westchester’s Subsidiaries, free and clear of any lien, claim, charge, mortgage, pledge, security interest, restriction, encumbrance or security interest (“Liens”), and all of such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Neither Westchester nor any Subsidiary of Westchester has or is bound by any right with respect to the capital stock or any other equity security of any Subsidiary of Westchester.

(d) Except (i) for Westchester’s ownership in its Subsidiaries, (ii) for securities held for the benefit of third parties in trust accounts, managed accounts and the like for the benefit of customers, (iii) for securities acquired after the date of this Agreement in satisfaction of debts previously contracted in good faith, and (iv) unmarketable Federal Home Loan Bank and Federal Reserve Bank stock, neither Westchester nor any of its Subsidiaries beneficially owns or controls, directly or indirectly, any shares of stock or other equity interest in any corporation, firm, partnership, joint venture or other entity.

(e) No bonds, debentures, trust-preferred securities or other similar indebtedness of Westchester (parent company only) are issued or outstanding.

3.3 Authority; No Violation.

(a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Westchester pursuant to applicable law (“Westchester Stockholder Approval”), and subject to the parties obtaining all necessary regulatory approvals, Westchester has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and TWB has corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby in accordance with the terms thereof. On or prior to the date of this Agreement, Westchester’s Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, (i) determined that this Agreement and the Merger are fair to and in the best interests of Westchester and its stockholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) resolved to recommend that the stockholders of Westchester approve this Agreement at the Westchester Stockholders Meeting (as such term is hereinafter defined) (the “Westchester Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by Westchester’s Board of Directors. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of

TWB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Westchester or TWB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Westchester and, assuming due and valid execution and delivery of this Agreement by Valley, constitutes a valid and binding obligation of Westchester, enforceable against Westchester in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Neither the execution and delivery of this Agreement by Westchester or the execution and delivery of the Bank Merger Agreement by TWB, nor the consummation by Westchester of the transactions contemplated hereby in accordance with the terms hereof or the consummation by TWB of the transactions contemplated thereby in accordance with the terms thereof, or compliance by Westchester with any of the terms or provisions hereof or compliance by TWB with any of the terms of provisions thereof, will (i) violate any provision of the Westchester Charter Documents, (ii) assuming that the consents and approvals set forth below in this Section 3.3(b) are duly obtained, violate any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester or TWB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Westchester or TWB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Westchester or TWB is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester. Except for consents and approvals of or filings or registrations with or notices to the Office of the Comptroller of the Currency (the “OCC”), the FDIC, the Board of Governors of the Federal Reserve System (the “FRB”), the NYDFS, the Department of Treasury of New Jersey, the Secretary of State of the State of Delaware, the SEC, and the stockholders of Westchester, or as listed in the Westchester Disclosure Schedule, no consents or approvals of, filings or registrations with, or notices to any federal or state governmental authority, instrumentality or administrative agency or, to the knowledge of Westchester, any third party (other than consents or approvals of third parties the absence of which has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester or TWB) are necessary on behalf of Westchester or TWB in connection with (x) the execution and delivery by Westchester of this Agreement and the consummation by Westchester of the transactions contemplated hereby and (y) the execution and delivery by TWB of the Bank Merger Agreement and the consummation by TWB of the transactions contemplated thereby. To the knowledge of Westchester, there is no reason why the consents and approvals referenced in the preceding sentence will not be obtained in a timely fashion.

3.4 Financial Statements.

(a) True, correct and complete copies of Westchester’s audited financial statements consisting of the balance sheet of Westchester as at December 31 in each of the years 2020, 2019 and 2018 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at March 31, 2021 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Westchester Financial Statements”) has been made available to Valley. The Westchester Financial Statements (including the related notes), have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements, in each case, consistently applied during the periods involved, and fairly present (subject, in the case of the unaudited interim statements, to normal year-end adjustments) the consolidated financial position of Westchester as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders’ equity and of cash flows (including the related notes, where applicable) fairly present (subject, in the case of the unaudited interim statements, to normal year-end adjustments) the consolidated results of operations and changes in stockholders’ equity and of cash flows of Westchester for the respective fiscal periods set forth therein. The consolidated Westchester financial statements to be prepared after the date of this Agreement and prior to the Closing (A) will be true, correct and complete in all material respects, (B) will have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements, in each case, consistently applied during the periods involved, and (C) will fairly present the consolidated financial position of Westchester as of the respective dates set forth therein and the consolidated results of operations and changes in stockholders’ equity of Westchester for the respective fiscal periods set forth therein (subject, in the case of unaudited financial statements, to normal year-end adjustments).

(b) The books and records of Westchester and its Significant Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements.

(c) Except to the extent reflected, disclosed or reserved against in the Westchester Financial Statements, as of December 31, 2020, neither Westchester nor any of its Subsidiaries had any obligations or liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Westchester or any of its Subsidiaries and which are required by GAAP to be disclosed in the Westchester Financial Statements. Since December 31, 2020 and to the date hereof, neither Westchester nor any of its Subsidiaries have (a) incurred any liabilities except in the Ordinary Course or (b) incurred in connection with this Agreement and the transactions contemplated hereby.

(d) Westchester has made available to Valley a copy of Westchester’s Consolidated Financial Statements for Bank Holding Companies (on Form FRY 9SP) as of December 31, 2020 which includes information regarding “off-balance sheet arrangements” effected by Westchester.

(e) Baker Tilly US, LLP, which has expressed its opinion with respect to the financial statements of Westchester and its Subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements “independent” with respect to Westchester within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board.

3.5 Financial Advisor Fees and Other Fees. Other than Raymond James & Associates, Inc. (“Raymond James”), neither Westchester nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker, investment banker, financial advisor or finder or incurred any liability for any broker’s, financial advisor, finder’s fees or similar fees or commissions in connection with any of the transactions contemplated by this Agreement. A copy of Westchester’s agreement with Raymond James has made available to Valley. Raymond James has delivered to Westchester’s Board of Directors its opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) to the effect that, as of the date of such opinion and based upon and subject to the factors, limitations and assumptions set forth therein, the Merger Consideration to be received by holders of Westchester Common Stock is fair, from a financial point of view, to such holders. Other than pursuant to the agreement with Raymond James, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with the transactions contemplated by this Agreement and which would be contingent upon the consummation of the Merger or the termination of services of such consultants by Westchester of any of its Subsidiaries.

3.6 Absence of Certain Changes or Events.

(a) Since December 31, 2020, there has not been any condition, event, change or occurrence that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

(b) Neither Westchester nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between December 31, 2020 and the date hereof and Westchester and the Westchester Subsidiaries have conducted their business only in the Ordinary Course.

3.7 Legal Proceedings. Neither Westchester nor any of its Subsidiaries is a party to any, and there are no pending or, to Westchester’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Westchester or any of its Subsidiaries which, if decided adversely to Westchester, or any of its Subsidiaries, has not had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester. Neither Westchester nor any of its Subsidiaries is a party to any order, judgment or decree entered against Westchester or any Westchester Subsidiary in any lawsuit or proceeding which has not had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

3.8 Taxes and Tax Returns.

(a) Except as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester or TWB, Westchester, TWB and each of their Subsidiaries have timely filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due and payable on such Returns.

(b) Westchester, TWB and each of their Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of Westchester, TWB or any Subsidiary through such date, which reserves are adequate for such purposes.

(c) No deficiencies have been asserted against Westchester, TWB or any of their Subsidiaries as a result of an examination by the Internal Revenue Service (the “IRS”) or a state or local tax authority that has not been resolved and paid in full.

(d) To the knowledge of each of Westchester and TWB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Westchester, TWB or any of their Subsidiaries, nor has Westchester, TWB or any of their Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

(e) There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable) on any of the assets of Westchester, TWB, and each of their Subsidiaries.

(f) Neither Westchester, TWB nor any of their Subsidiaries: (i) has requested any extension of time within which to file any Tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes (except agreements between and/or among Westchester, TWB and/or any of their Subsidiaries); (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Westchester, TWB or any Subsidiary (nor does Westchester or TWB have any knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; (v) has been a party to any distribution occurring in the last five (5) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (vi) has been included in any “consolidated,” “unitary” or “combined” Return (other than the Returns which include Westchester, TWB and each of their Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality or has any liability for Taxes of any person (other than Westchester, TWB and/or any of their Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision under the laws of any foreign jurisdiction or any state or locality, or as a transferee or successor, by contract, or otherwise; (vii) has participated in or otherwise engaged in any transaction described in Treasury Regulations Section 301.6111-2(b)(2) or any “Reportable Transaction” within the meaning of Treasury Regulations Section 1.6011-4(b); (viii) has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and/or (ix) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

(g) (i) Westchester, TWB and each of their Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) Westchester, TWB and each of their Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

(h) Westchester has made available to Valley true, correct and complete copies of: (i) all material Returns filed within the past three (3) years by Westchester, TWB and each of their Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three (3) years relating to Taxes due from or with respect to Westchester, TWB or any of its Subsidiaries; and (iii) any closing letters or agreements entered into by Westchester, TWB or any of their Subsidiaries with any Governmental Entities within the past five (5) years with respect to Taxes.

(i) Westchester, TWB, and each of their Subsidiaries have, to the extent applicable, (i) to the extent deferred, properly complied in all material respects with all applicable laws in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), (ii) to the extent applicable, eligible, and claimed, or intended to be claimed, properly complied in all material respects with all laws and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll Tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the Treasury Regulations promulgated thereunder) pursuant to or in connection with any U.S. presidential memorandum or executive order, and (iv) not sought (a) any covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (b) any loan that is an extension or expansion of, or is similar to, any covered loan described in clause (a).

(j) For purposes of this Agreement, the terms: (i) “Tax” or “Taxes” means: (A) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and other recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (B) any liability for the payment of any amounts described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (C) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (A) or (B); (ii) “Return” means any Return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, which is required to be filed with a Governmental Entity; and (iii) “Governmental Entity” means any (A) Federal, state, local, municipal or foreign government, (B) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (C) any self-regulatory organization, administrative or regulatory agency, commission or authority.

3.9 Employees and Benefit Plans.

(a) Westchester has made available to Valley, prior to the execution of this Agreement, true, correct and complete copies (or if not written, a written summary of material terms) of each current Westchester Benefit Plan, a complete and accurate list of which is included in the Westchester Disclosure Schedule. “Westchester Benefit Plan” means any of the following that has been adopted, maintained, sponsored in whole or in part by, or contributed to or required to be contributed to, by any of Westchester or its Subsidiaries or any entity which together with Westchester or its Subsidiaries would be treated as a single employer under Code Section 414 (each, a “Westchester ERISA Affiliate”) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Westchester or any Westchester ERISA Affiliate has or may have any obligation or liability: each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other plan, fund, policy, program, practice, custom, understanding, agreement, or arrangement providing compensation or other benefits. No Westchester Benefit Plan is subject to any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity other than those of the United States or any state, county, or municipality in the United States. Westchester has made available to Valley, with respect to each Westchester Benefit Plan as applicable, (i) all trust agreements or other funding arrangements, (ii) all determination letters, opinion letters, information letters or advisory opinions issued by the Department of Labor (“DOL”), the IRS, or the Pension Benefit Guaranty Corporation (“PBGC”), (iii) the most recent report on Form 5500, (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for the most recently available plan year, (v) the most recent summary plan descriptions and any material modifications thereto, (vi) any non-routine correspondence with the DOL, IRS, PBGC, or any other Governmental Entity regarding a Westchester Benefit Plan, and (vii) the most recent actuarial valuations. There are no plans, programs, policies, and arrangements sponsored or maintained by a third-party professional employer organization in which the current or former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of any of Westchester or its Subsidiaries or any of its affiliates are eligible to participate.

(b) Each Westchester Benefit Plan is and has been maintained in all material respects in compliance with the terms of such Westchester Benefit Plan, and in compliance with the applicable requirements of the Code, ERISA, and any other applicable laws. Each Westchester Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or uses a pre-approved document that is the subject of a favorable opinion letter from the IRS on which Westchester or its Subsidiary is entitled to rely. To Westchester’s knowledge, nothing has occurred and no circumstance exists that would be reasonably expected to adversely affect the qualified status of such Westchester Benefit Plan. Within the past three (3) years, none of Westchester or its Subsidiaries has taken any action to take material corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any Westchester Benefit Plan. All assets of each Westchester Benefit Plan that is a retirement plan consist exclusively of cash and actively traded securities.

(c) There are no pending, or, to Westchester’s knowledge, threatened claims or disputes under the terms of, or in connection with, the Westchester Benefit Plans (other than claims for benefits in the Ordinary Course that are not expected to result in material liability to any of Westchester or its Subsidiaries), and to Westchester’s knowledge, no action, proceeding, prosecution, inquiry, hearing or investigation or audit has been commenced with respect to any Westchester Benefit Plan.

(d) Neither Westchester nor any affiliate of Westchester has engaged in any prohibited transaction for which there is not an exemption, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any Westchester Benefit Plan and to Westchester’s knowledge, no prohibited transaction has occurred with respect to any Westchester Benefit Plan that would be reasonably expected to result in any material liability or excise Tax under ERISA or the Code. None of Westchester, its Subsidiaries or their employees, nor any committee of which any employee of Westchester or its Subsidiaries is a member has breached his or her fiduciary duty with respect to a Westchester Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Westchester Benefit Plan. To Westchester’s knowledge, no fiduciary, within the meaning of Section 3(21) of ERISA, who is not Westchester or employees of any of Westchester or its Subsidiaries, has breached his or her fiduciary duty with respect to a Westchester Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any Westchester Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Code being imposed on Westchester or any affiliate of Westchester. The treatment of the Westchester Stock Options required under this Agreement is permitted by applicable law and the terms of the applicable plan and award agreement. All Westchester Stock Options, and any other stock options granted by any of Westchester or its Subsidiaries and outstanding at any time within the last six (6) years, were granted at no less than “fair market value” for purposes of Section 409A of the Code, and each such stock option has at all times been exempt from Section 409A of the Code.

(e) Neither Westchester nor any Westchester ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any material liability with respect to, or would reasonably be expected to have any such obligation to contribute to or material liability with respect to: (i) any plan subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, (ii) a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)), (iii) a “multiple employer plan” (within the meaning of ERISA or the Code), (iv) a self-funded health or welfare benefit plan, (v) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code), or (vi) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f) No Tax under the Code Sections 4980B, 4980H or 5000 has been incurred with respect to any of Westchester or its Subsidiaries or any Westchester Benefit Plan and no circumstance exists which could reasonably be expected to give rise to such Tax. No Westchester Benefit Plan provides medical or death benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Westchester retirement plan, and none of Westchester or its Subsidiaries has any liability or obligation to provide the same.

(g) All contributions required to be made to any Westchester Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Westchester Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Westchester. There are no funding obligations of any Westchester Benefit Plan which are not accounted for by reserves shown on the Westchester Financial Statements and established under GAAP, or otherwise noted on such financial statements.

(h) With respect to each Westchester Benefit Plan that is funded wholly or partially through an insurance policy, there will be no material liability of Westchester or any Westchester Subsidiary under any such insurance policy or ancillary agreement with respect to such insurance policy for any retroactive rate adjustment, loss sharing arrangement or other actual or contingent contractual liability arising wholly or partially out of events occurring prior to or at the Effective Time.

(i) Westchester does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees and Bank Owned Life Insurance) with respect to any director, officer or employee. The Westchester Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. Such life insurance policies comply, in all material respects, with state and federal law, including ERISA, and the rules and regulations of all applicable Governmental Entities. To Westchester’s knowledge, neither Westchester nor any Westchester Benefit Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

(j) Westchester does not maintain any retirement plan for directors.

(k) Each Westchester Benefit Plan or other arrangement of Westchester or its Subsidiaries that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has a plan document that satisfies the requirements of Section 409A of the Code and has been operated in compliance with the requirements of Section 409A of the Code and in all material respects in compliance with the terms of such plan document, in each case such that no Tax is or has been due, payable or reportable under Section 409A of the Code. None of Westchester or its Subsidiaries has any obligation to any gross-up or otherwise reimburse any person for any tax incurred by such person pursuant to Section 409A, Section 4999 or Section 280G of the Code, and no Westchester Benefit Plan provides for the same.

(l) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of any of Westchester or its Subsidiaries, or result in any (i) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust), (ii) limitation on the right of any of Westchester or its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Westchester Benefit Plan or related trust, (iii) acceleration of the time of payment or vesting of any such payment, right, compensation or benefit, or (iv) entitlement by any recipient of any payment or benefit to receive a “gross up” payment for any Taxes.

(m) None of Westchester or its Subsidiaries is the subject of any pending or, to the knowledge of Westchester, threatened litigation asserting that it or any of Westchester or its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or other violation of state or federal labor law or seeking to compel it or any of Westchester or its Subsidiaries to bargain with any labor organization or other employee representative as to wages or conditions of employment. None of Westchester or its Subsidiaries is or has ever been a party to any collective bargaining agreement or subject to any bargaining order, injunction or other order relating to Westchester’s relationship or dealings with its employees, any labor organization or any other employee representative, and none of Westchester or its Subsidiaries is currently negotiating any collective bargaining agreement. To the knowledge of Westchester, since January 1, 2018, there has not been any attempt by any of Westchester or its Subsidiaries employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any of Westchester or its

Subsidiaries. The employment of each employee of any of Westchester or its Subsidiaries are terminable at will without any penalty, liability or severance obligation incurred by any of Westchester or its Subsidiaries.

(n) The Westchester Disclosure Schedule separately sets forth all employees of Westchester and its Subsidiaries, including for each such employee: employee identification number, job title, hire date, full- or part-time status, Fair Labor Standards Act designation, work location (identified by city and state), current compensation rate, bonuses, incentives, or commissions paid the past two years, and visa status. To Westchester’s knowledge, no employee of any of Westchester or its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way materially adversely affects or restricts the performance of such employee’s duties. Westchester and its Subsidiaries have no “leased employees” within the meaning of Code Section 414(n).

(o) The Westchester Entities have, or will have no later than the Closing Date, paid all accrued salaries, bonuses, commissions, and other wages due to be paid through the Closing Date. Each of the Westchester Entities is and at all times has been in material compliance with all law governing the employment of labor and the withholding of taxes, including but not limited to, all contractual commitments and all such laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, unemployment, worker classification, immigration, safety and health, workers’ compensation and the collection and payment of withholding or Social Security taxes and similar taxes.

(p) Each of the Westchester Entities is in material compliance with the Immigration Reform and Control Act of 1986, as amended, and any other United States immigration laws and the laws related to the employment of non-United States citizens applicable in the state in which the employees are employed, including but not limited to all applicable policies with respect to collecting, verifying and retaining complete and accurate copies of a Form I-9 (Employment Eligibility Verification) for each employee. Westchester and its Subsidiaries are in material compliance with the proper classification of the status of the employees and independent contractors (including for purposes of taxation and Tax reporting and under Westchester Benefit Plans).

(q) The Westchester Disclosure Schedule sets forth all of the following for the Westchester Entities since March 1, 2020, or otherwise in response to or in connection with the Pandemic or business circumstances related thereto: (i) employee furloughs; (ii) reductions in employee salary, other compensation, benefits or hours; (iii) employee lay-offs or terminations; or (iv) other material changes in employee policies, practices or terms and conditions.

(r) Since January 1, 2018, to the knowledge of Westchester, no allegations of sexual or other misconduct, harassment or discrimination have been made against any employee of any of Westchester or its Subsidiaries. Since January 1, 2018, none of the Westchester Entities has entered into any settlement agreements related to allegations of sexual or other misconduct, harassment or discrimination by any employee.

3.10 Reports. TWB has, since January 1, 2018, duly filed with the NYDFS and the FDIC, and Westchester has duly filed with the FRB, in correct form all reports required to be filed under applicable laws and regulations, and, subject to Section 8.15, Westchester promptly has made available to Valley true, correct and complete copies of such documentation.

3.11 Compliance with Applicable Law.

(a) Each of Westchester and the Westchester Subsidiaries (i) holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as now conducted and there has occurred no material default under any such licenses, franchises, permits and authorizations and to the knowledge of Westchester, no suspension or cancellation of any such licenses, franchises, permits and authorizations is threatened and (ii) has complied in all material respects with and is not in default in any respect under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester or any of its Subsidiaries, including consumer, community and fair lending laws and, subject to Section 8.15, neither Westchester nor any of the Westchester Subsidiaries, since January 1, 2018, has received written notice of such violation of any of the above that has not been cured.

(b) Neither Westchester nor any of its Subsidiaries administer accounts for which it acts as a fiduciary, including accounts for which Westchester or such Subsidiary serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser.

(c) All of the deposits held by TWB (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices and procedures of TWB and (b) all applicable laws, including U.S. Anti-Money Laundering Laws (as such term is hereinafter defined) and anti-terrorism or embargoed persons requirements.

(d) Without limiting the foregoing, (i) TWB has complied in all material respects with the federal Community Reinvestment Act (“CRA”) and New York Community Reinvestment Act (“New York CRA”), (ii) TWB has received ratings of “satisfactory” or better in its most recent CRA evaluation from the FDIC and most recent New York CRA evaluation from the DFS and Westchester does not have any knowledge of any fact or circumstance or set of facts or circumstances that would reasonably be expected to result in TWB having its current CRA or New York CRA rating lowered such that it is no longer “satisfactory” or better, and (iii) to Westchester’ knowledge, no person or group would object to the consummation of the Merger due to the CRA or New York CRA performance of or rating of TWB. Since January 1, 2018, no person or group has adversely commented in writing or, to the knowledge of Westchester, orally, upon TWB’s CRA or New York CRA performance.

3.12 Certain Contracts.

(a) Neither Westchester nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which relates to the incurrence of indebtedness (other than deposit liabilities, federal funds, advances and loans from the Federal Home Loan Bank and sales of securities subject to repurchase, in each case incurred in the Ordinary Course) by Westchester or any of its Subsidiaries, including any sale and leaseback transactions in the Ordinary Course), capitalized leases and other similar financing transactions, (ii) which grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material assets or properties of Westchester and its Subsidiaries, (iii) which limits the payment of dividends by any of Westchester or its Subsidiaries, (iv) that relates to the acquisition or disposition of any person, business or asset and under which any of Westchester or its Subsidiaries has or may have a material obligation or liability, (v) that provides for indemnification by any of Westchester or its Subsidiaries of any person, except for non-material contracts entered into in the Ordinary Course, (vi) with or to a labor union or guild (including any collective bargaining agreement), (vii) (A) that relates to the incurrence of indebtedness by any of Westchester or its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by any of Westchester or its Subsidiaries of, or any similar commitment by any of Westchester or its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person; (viii) that is a settlement, consent or similar contract and contains any material continuing obligations of any of Westchester or its Subsidiaries; (ix) which provides for material payments to be made by Westchester or any of its Subsidiaries upon a change in control thereof, (x) which (A) limits the freedom of Westchester or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, (B) requires referrals of business or requires Westchester or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis or (C) requires Westchester or any of its Subsidiaries to use any product or service of another person on an exclusive basis, (xi) which involved payments by, or to, Westchester or any of its Subsidiaries in fiscal year 2020 of more than $150,000 and are not terminable on sixty (60) days or less notice or which could reasonably be expected to involve payments during fiscal year 2021 of more than $150,000 and are not terminable on sixty (60) days or less notice (other than pursuant to loans originated or purchased by Westchester and its Subsidiaries in the Ordinary Course) or (xii) any other contract or amendment thereto that is material to Westchester or its Subsidiaries or their respective business or assets and not otherwise entered into in the Ordinary Course. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), whether or not set forth in the Westchester Disclosure Schedule, together with all contracts referred to in Sections 3.9 and 3.23, is referred to herein as a “Westchester Contract.” All Westchester Contracts have been made available to Valley.

(b) (i) Each Westchester Contract is legal, valid and binding on Westchester or its applicable Subsidiary and in full force and effect, and, to the knowledge of Westchester, is valid and binding on the other parties thereto, (ii) Westchester and each of its Subsidiaries and, to the knowledge of Westchester, each of the other parties thereto, has in all material respects performed all obligations required to be performed by such party to date under each Westchester Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of Westchester or any of its Subsidiaries or, to the knowledge of Westchester, any other party thereto, under any such Westchester Contract and (iv) there is not pending or, to the knowledge of Westchester, threatened, cancellations of any Westchester Contract.

(c) The Westchester Disclosure Schedule contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement, such as Tax indemnification payments in respect of income or excise Taxes), under any employment, change-in-control, severance or similar contract or plan with or which covers any present or former employee, director or consultant of Westchester or any of its Subsidiaries and identifying the types and estimated amounts of the in-kind benefits due under any Westchester Pension Plans, Westchester Benefit Plans or Westchester Contract (other than a Tax-qualified plan) for each such person, specifying the assumptions in such schedule. The failure of Westchester to include immaterial amounts (both individually or in the aggregate) under this Section 3.12(c) shall not constitute a breach thereof.

3.13 Assets. Each of Westchester and its Subsidiaries has good and marketable title to those assets reflected in the most recent Westchester Financial Statements as being owned by Westchester or its Subsidiaries or acquired after the date thereof (except assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) Liens securing borrowings from the Federal Home Loan Bank, (d) easements, rights of way, and other similar encumbrances that do not materially affect the use of the assets subject thereto or affected thereby or otherwise materially impair business operations and use of such assets and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the assets subject thereto or affected thereby or otherwise materially impair business operations and use of such assets.

3.14 Properties and Insurance.

(a) The Westchester Disclosure Schedule contains a complete list of all real property owned (“Owned Real Property”) or leased by Westchester or any of its Subsidiaries, as other real estate owned (“OREO”) or otherwise, or owned, leased or controlled by Westchester or any Westchester Subsidiary as trustee or fiduciary (collectively, the “Westchester Property”). Westchester and its Subsidiaries have good, and as to Owned Real Property, marketable and fee simple, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Westchester’s consolidated balance sheet as of December 31, 2020, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the Ordinary Course since December 31, 2020 to third parties in arm’s length transactions).

(b) Westchester and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them. The Westchester Disclosure Schedule lists all leases pursuant to which Westchester or any Westchester Subsidiary occupies any real property (“Westchester Leases”) and for each such lease lists annual base rentals, the annual increases to base rentals to the end of the lease and the expiration date and any option terms. The Merger does not or will not trigger any provision of any of the Westchester Leases covering Westchester’s leased Real Property which would require the consent to assignment or approval by any of the lessors thereunder. Neither Westchester nor its Subsidiaries have assigned, subleased, transferred, conveyed, mortgaged or deeded in trust any interest in any of the Westchester Leases. Neither Westchester nor any of its Subsidiaries have received written notice of any threatened cancellations of any of the Westchester Leases. Westchester or its Subsidiaries, as the case may be, has in all material respects performed all obligations required to be performed by it to date pursuant to such Westchester Leases. Neither Westchester nor any of its Subsidiaries has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Westchester or any Subsidiary under any of the Westchester Leases.

(c) To Westchester’s knowledge, the Westchester Property and all buildings and improvements thereon are free from any material interior or exterior structural defects. Neither Westchester nor its Subsidiaries have received written notice that any such buildings, structures, fixtures and improvements on any Owned Real Property are in violation, in any material respect, of any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester. To Westchester’s knowledge, the buildings, structures, fixtures and improvements on each parcel of Owned Real Property lie entirely within the boundaries of such parcel of Owned Real Property. Neither Westchester nor its Subsidiaries have received written notice that any portion of Westchester Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and to the knowledge of Westchester, none of the foregoing are, or have been threatened to be, the subject of, or affected by, any such proceeding. There are no persons other than Westchester and its Subsidiaries, or, to Westchester’s knowledge as to leased Real Property, the landlord (to the extent provided for in the relevant Westchester Lease), entitled to possession of the Real Property. To Westchester’s knowledge, all of the Westchester Property, and Westchester’s and its Subsidiaries’ use thereof, complies with all applicable zoning, building, fire, use restriction, air, water or other pollution control, environmental protection, waste disposal, safety or health codes, or other ordinances, rules or regulations but excluding any Environmental Laws which are subject to Section 3.16 hereof. neither Westchester nor its Subsidiaries have received any notification of any asserted present or past failure by it to comply with such laws, rules, regulations or codes, or such orders, rules, writs, judgments, injunctions, decrees or ordinances except of past violations as to which the relevant statute of limitations has expired or as to which Westchester or its Subsidiaries have completed all actions required to be in compliance therewith.

(d) The Westchester Disclosure Schedule lists all material policies of insurance of Westchester and its Significant Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Westchester nor any of its Subsidiaries has received any notice of pending cancellation or notice of a pending material amendment of any such insurance policy or bond or is in default under such policy or bond, no material coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.15 Minute Books. The minute books of Westchester and TWB contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

3.16 Environmental Matters.

(a) For purposes of this section and Section 4.20, (i) “Environmental Law” means any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy, guideline, opinion or agency requirement relating to pollution or protection of human health or safety or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response

Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other law relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material and (ii) (i) “Hazardous Material” means any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, lead-containing paint or plumbing, radioactive materials or radon, asbestos-containing materials and any polychlorinated biphenyls, and (iii) any other substance which has been, is, or may be the subject of regulatory action by any government authority in connection with any Environmental Law.

(b) To Westchester’s knowledge, (i) Westchester and each of its Subsidiaries are in compliance with and have complied with all applicable Environmental Laws, (ii) neither Westchester nor any of its Subsidiaries has any liability known or unknown, contingent or absolute, under any Environmental Law, nor is Westchester or any Subsidiary responsible for any such liability of any other person or entity under any Environmental Law, whether by contract, by operation of law or otherwise, (iii) neither Westchester nor any Westchester Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Westchester or such Westchester Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) may be in violation of any Environmental Law or may have any liability under any Environmental Law, and (iv) no toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any Westchester Property in any manner that violates or, after the lapse of time is reasonably likely to violate, any Environmental Law.

(c) To Westchester’s knowledge, none of the Westchester Properties has been operated in any manner that violated any Environmental Law, the violation of which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

(d) To Westchester’s knowledge, no Westchester Property is listed or proposed to be listed on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System or any other governmental database or list of properties that may or do require remedial action under Environmental Laws. Neither Westchester nor any of its Subsidiaries has arranged by contract, agreement or otherwise for the transportation, disposal or treatment of hazardous or toxic substances at any location such that it is or could be liable for remedial actions of such location pursuant to Environmental Laws.

(e) Westchester and its Subsidiaries have made available to Valley copies of all environmental assessments, reports, audits and other documents in their possession or under its control that relate to the environmental condition of any Westchester Property.

3.17 Reserves.

(a) The allowance for loan and lease losses in the Westchester Financial Statements, was, as of December 31, 2020, (i) adequate under GAAP, and (ii) adequate under all regulatory requirements applicable to financial institutions.

(b) As of December 31, 2020, the reserve for Taxes as calculated under and required under FIN 48 is adequate for all contingencies and includes all reasonably possible contingencies.

3.18 No Excess Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Westchester or any Westchester Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Westchester, a Westchester Subsidiary, Valley or VNB which if paid or provided would constitute an “excess parachute payment”, as defined in Section 280G of the Code or regulations promulgated thereunder or would not be deductible under Section 162(m) of the code. Any disclosures on the Westchester Disclosure Schedule pursuant to this section shall include the name of the person entitled to receive the payment of benefit, a calculation of the amounts due and a statement as to whether such amounts are deductible for federal income Tax purposes, along with any other relevant information. No officer, director, employee or agent (or former officer, director, employee or agent) of Westchester or TWB is entitled to a Section 280G “gross up” payment with regard to any payments or benefits set forth on the Westchester Disclosure Schedule or otherwise. As of the date hereof, Valley has entered into the Employment Agreement with the executive set forth in Exhibit B, which Employment Agreement shall take effect at the Effective Time.

3.19 Agreements with Bank Regulators. Subject to Section 8.15, neither Westchester nor any Westchester Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Valley by Westchester prior to the date of this Agreement, nor has Westchester been advised in writing or, to the knowledge of Westchester, orally, by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Subject to Section 8.15, neither Westchester nor any Westchester Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Valley by Westchester prior to the date of this Agreement.

3.20 Transactions with Affiliates and Insiders.

(a) There are no contracts, plans, arrangements or other transactions, including extensions of credit, between any of Westchester or its Subsidiaries, on the one hand, and (a) any officer or director of any of Westchester or its Subsidiaries, (b) to Westchester’s knowledge, any (i) record or beneficial owner of five percent (5%) or more of the voting securities of Westchester or (ii) affiliate or family member of any such officer, director or record or beneficial owner, or (c) any other affiliate of Westchester, on the other hand, except those, in each case, of a type available to employees of Westchester generally and, in the case of TWB, that are in compliance with Regulation O and Regulation W of the Federal Reserve (12 C.F.R. Part 223).

(b) The Westchester Disclosure Schedule sets forth, as of March 31, 2021, each loan, extension of credit, or guaranty from Westchester or any of its Subsidiaries to any director or executive officer of Westchester or any of its Subsidiaries to any director or executive officer of Westchester, including (i) the name of the person receiving the benefit of such loan, extension of credit or guaranty, (ii) the outstanding principal amount of such loan or extension of credit, and (iii) the type of loan.

3.21 Reports; Internal and Disclosure Controls.

(a) Westchester and each of its Significant Subsidiaries have filed on a timely basis all forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2018 with any Governmental Entity, all such forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports and documents required to be filed under any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester, including any and all federal and state banking laws, were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester and have paid all fees and assessments due and payable in connection therewith, and, subject to Section 8.15, except for normal examinations conducted by a Governmental Entity in the regular course of the business of Westchester and its Significant Subsidiaries, no Governmental Entity has initiated any proceeding or, to the knowledge of Westchester, threatened an investigation into the business or operations of Westchester or any of its Significant Subsidiaries since January 1, 2018. subject to Section 8.15, there is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Westchester or any of its Subsidiaries.

(b) The records, systems, controls, data and information of Westchester and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Westchester or its Subsidiaries or accountants (including all means of access thereto and therefrom). Westchester and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Westchester (A) has designed disclosure controls and procedures to ensure that material information relating to Westchester and its Subsidiaries is made known to the management of Westchester, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Westchester’s auditors and the audit committee of Westchester’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Westchester’s ability to record, process, summarize and report financial data and have identified for Westchester’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Westchester’s internal controls.

(c) Since January 1, 2018, neither Westchester nor any of its Subsidiaries nor, to the knowledge of Westchester, any member of Westchester’s Board of Directors or executive officer of Westchester or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Westchester or any of its Subsidiaries or their respective internal accounting controls including any material complaint, allegation, assertion or claim that Westchester or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and no attorney representing Westchester or any of its Subsidiaries, whether or not employed by Westchester or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Westchester or any of its officers, directors, employees or agents to any member of Westchester’s Board of Directors or any executive officer of Westchester.

3.22 Loan Matters.

(a) Each outstanding loan (including loans held for resale to investors) held by Westchester or its Subsidiaries (the “Westchester Loans”) has been solicited and originated and is administered and, where applicable, serviced, and the relevant Westchester Loan files are being maintained, in all material respects in accordance with the relevant loan documents, Westchester’s underwriting standards (and, in the case of Westchester Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules, except for such exceptions as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

(b) Except as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester, each Westchester Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured has been secured by valid Liens which have been perfected and (iii) to Westchester’s knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester, the loan documents with respect to each Westchester Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Westchester or its Subsidiaries and are complete and correct in all material respects.

(c) Westchester Disclosure Schedule sets forth a list of all loans as of March 31, 2021 by Westchester and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O promulgated by the FRB (12 CFR Part 215)) of Westchester or any of its Subsidiaries. (i) There are no employee, officer, director or other affiliate loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the loan was made; and (ii) all such loans are and were made in compliance with all applicable laws and regulations, except for such exceptions as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Westchester.

(d) Westchester Disclosure Schedule sets forth (A) each Westchester Loan that as of March 31, 2021 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Westchester, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Westchester Loan, (B) each Westchester Loan that was classified as of March 31, 2021 under ASC 310, and (C) each asset of Westchester or any of its Subsidiaries that as of March 31, 2021 was classified as OREO and the book value thereof as of such date.

(e) None of the agreements pursuant to which Westchester or any of its Subsidiaries has sold loans or pools of loans or participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

3.23 Intellectual Property.

(a) (i) All marks, patents and registered copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by Westchester or any of its Subsidiaries (collectively, “Westchester Registered IP”) (other than patent applications or applications to register trademarks) is, to the knowledge of Westchester, valid and enforceable and (ii) no Westchester Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of Westchester, no such action is or has been threatened with respect to any of Westchester Registered IP.

(b) Westchester or its Subsidiaries own exclusively (such exclusive right excluding any licenses granted by Westchester or its Subsidiaries), free and clear of any and all Liens, all Westchester Registered IP and all other intellectual property that is material to the businesses of Westchester or any of its Subsidiaries other than intellectual property owned by a third party that is licensed to Westchester or a Subsidiary thereof pursuant to an existing license agreement and used by Westchester or such Subsidiary within the scope of such license.

(c) Each of Westchester and its Subsidiaries has taken reasonable steps to protect and maintain its rights in its intellectual property and maintain the confidentiality of all information of Westchester or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, including safeguarding any such information that is accessible through computer systems or networks.

(d) To the knowledge of Westchester, none of the activities or operations of Westchester or any of its Subsidiaries (including the use of any intellectual property in connection therewith) have infringed upon, misappropriated or diluted in any material respect any intellectual property of any third party and neither Westchester nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred.

(e) To the knowledge of Westchester, its information technology assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Westchester in connection with its business, and no information technology assets that are material to the business of Westchester or any of its Subsidiaries or to any of their operations, have materially malfunctioned or materially failed within the last three (3) years.

(f) Each of Westchester and its Subsidiaries has (i) complied in all material respects with all applicable laws which govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, transmission or transfer of the personal data or information of customers or other individuals (“Personally Identifiable Information”) and similar laws governing data privacy, and with all of its published privacy and data security policies and internal privacy and data security policies and guidelines, including with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, transmission or transfer of Personally Identifiable Information and (ii) taken commercially reasonable measures to ensure that all Personally Identifiable Information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Westchester’s knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such Personally Identifiable Information by any of Westchester or its Subsidiaries or any other person.

3.24 Antitakeover Provisions. Westchester has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover law, including the requirements of Section 203 of the DGCL (collectively, “Takeover Statutes”). None of Westchester and its Subsidiaries is the beneficial owner (directly or indirectly) of more than ten percent (10%) of the outstanding capital stock of Valley entitled to vote in the election of Valley’s directors.

3.25 Indemnification. Except as provided in the Westchester Contracts or the Westchester Charter Documents, neither Westchester nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or with any other persons who serve or served in any other capacity with any other enterprise at the request of Westchester (a “Covered Person”), and, to the knowledge of Westchester, there are no claims for which any Covered Person would be entitled to indemnification under the Westchester Charter Documents, applicable law or any indemnification agreement.

3.26 Reorganization. Neither Westchester nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.27 Investment Securities; Borrowings; Deposits.

(a) Except for investments in Federal Home Loan Bank stock, Federal Reserve Bank stock and pledges to secure Federal Home Loan Bank or Federal Reserve Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the Ordinary Course and restrictions that exist for securities to be classified as “held to maturity,” Westchester and its Subsidiaries have good title in all material respects to all securities and commodities owned by it and none of the investment securities held by Westchester or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b) Each of Westchester and its Subsidiaries employs to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Westchester believes are prudent and reasonable in the context of their respective businesses, and each of Westchester and its Subsidiaries has, since January 1, 2018, been in compliance with such policies, practices and procedures in all material respects.

(c) Neither Westchester nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Westchester Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the Ordinary Course of business, consistent with regulatory requirements.

(d) Set forth in the Westchester Disclosure Schedule is a true, correct and complete list of the borrowed funds (excluding deposit accounts) of Westchester and its Subsidiaries as of March 31, 2021.

(e) None of the deposits of Westchester or any of its Subsidiaries is a “brokered” or “listing service” deposit.

3.28 Questionable Payments. To Westchester’s knowledge, neither Westchester, TWB nor any of their Subsidiaries or affiliates has: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials, employees or agents of any foreign or domestic government or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic governmental official, employee, or agent of any foreign or domestic government.

3.29 Anti-Money Laundering Laws. Westchester has no knowledge of, nor has it been advised in writing or, to the knowledge of Westchester, orally, of, or has reason to believe that any facts or circumstances exist that would cause Westchester, TWB or any of their Subsidiaries: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony (“Money Laundering”) as defined in the Bank Secrecy Act of 1970, as amended (the “Bank Secrecy Act”), the USA PATRIOT Act of 2001, and their implementing regulations (the “U.S. Anti-Money Laundering Laws”), (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Money Laundering; or (iii) to be deemed to be operating in violation of the U.S. Anti-Money Laundering Laws. The Westchester’s Board of Directors and TWB has adopted, and has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required by such laws.

3.30 OFAC. None of Westchester, TWB, their Subsidiaries or any director or officer or, to the knowledge of Westchester, any representatives or other person acting on behalf of Westchester, TWB or their respective Subsidiaries (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person made subject of any sanctions administered or enforced by the United States Government, including the list of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively,

“Sanctions”), (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States law, (c) is a person currently the subject of any Sanctions or (d) is located, organized or resident in any Sanctioned Country. Westchester and TWB have implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance.

3.31 No Investment Adviser Subsidiary. Neither Westchester nor TWB provides investment management, investment advisory or sub-advisory services to any person (including management and advice provided to separate accounts and participation in wrap fee programs) and that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.

3.32 No Broker-Dealer Subsidiary. Neither Westchester nor TWB is a broker-dealer required to be registered under the Exchange Act with the SEC.

3.33 No Insurance Subsidiary. Neither Westchester nor TWB conducts insurance operations that require a license from any national, state or local governmental authority or Governmental Entity under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Westchester or TWB.

3.34 Statements True and Correct.

(a) None of the information supplied or to be supplied by any of Westchester or its Subsidiaries or any affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Valley with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement-Prospectus relating to Westchester and its Subsidiaries and other portions within the reasonable control of Westchester and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Proxy Statement-Prospectus is filed with the SEC and first mailed.

(b) None of the information supplied or to be supplied by any of Westchester or its Subsidiaries or any affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement-Prospectus, and any other documents to be filed by Westchester or its Subsidiaries or any affiliate thereof with any Governmental Entity in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy Statement-Prospectus, when first mailed to the stockholders of Westchester, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement-Prospectus or any amendment thereof or supplement thereto, at the time of the Westchester Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Westchester Stockholders Meeting.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF VALLEY

Reference herein to the “Valley Disclosure Schedule” shall mean the Disclosure Schedule delivered by Valley to Westchester. Except for information set forth in the Valley Disclosure Schedule, or, if applicable, information set forth in Valley SEC Reports that were filed after January 1, 2018, but prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Valley hereby represents and warrants to Westchester as follows:

4.1 Corporate Organization.

(a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley. Valley is registered as a bank holding company under the BHCA.

(b) All of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule with a designation of which Subsidiaries are Significant Subsidiaries. Each Significant Subsidiary of Valley is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. VNB is a national bank whose deposits are insured by the FDIC to the fullest extent permitted by law. Each Significant Subsidiary of Valley has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had, or would reasonably be expected to have, a Material Adverse Effect on Valley. Valley has made available to Westchester true, correct and complete copies of the certificate of incorporation, articles of association, bylaws or other comparable formation and governing documents of Valley and VNB (together the “Valley Charter Documents”) as in effect on the date hereof.

4.2 Capitalization.

(a) The authorized capital stock of Valley consists solely of 650,000,000 shares of Valley Common Stock and 50,000,000 shares of preferred stock, no par value per share, of which 4,600,000 shares have been designated as Series A (the “Series A Preferred Stock”), 4,000,000 of which have been designated as Series B (the “Series B Preferred Stock”) and the rest of which may be divided into classes and into series within any class as determined by the Board of Directors. As of March 31, 2021, there were 405,801,304 shares of Valley Common Stock issued and outstanding, 3,766 treasury shares, and 4,600,000 shares of Series A Preferred Stock outstanding and 4,000,000 shares of Series B Preferred Stock outstanding. As of March 31, 2021, except for 1,673,775 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted pursuant to Valley’s equity compensation plans (the “Valley Plans”) and 4,221,232 shares of Valley Common Stock issued under the Valley Plans as restricted stock units (the “Valley RSUs”), there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley’s Significant Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all Liens. All of the outstanding shares of capital stock of Valley’s Significant Subsidiaries are owned directly or indirectly by Valley free and clear of any Liens. Except for the options referred to above under the Valley Plans and the Valley RSUs, neither Valley nor any of Valley’s Significant Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley’s Significant Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

(b) No bonds, debentures, trust-preferred securities or other similar indebtedness of Valley (parent company only) are issued or outstanding.

4.3 Authority; No Violation.

(a) Subject to the parties obtaining all necessary regulatory approvals, Valley has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, and VNB has corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby in accordance with the terms thereof. On or prior to the date of this agreement, Valley’s Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held, (i) declared the Merger and the other transactions contemplated hereby to be advisable and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Valley. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of VNB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Valley or VNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and, assuming due and valid execution and delivery of this Agreement by Westchester, constitutes a valid and binding obligation of Valley, enforceable against Valley in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Neither the execution and delivery of this Agreement by Valley nor the execution and delivery of the Bank Merger Agreement by VNB, nor the consummation by Valley of the transactions contemplated hereby in accordance with the terms hereof or the consummation by VNB of the transactions contemplated thereby in accordance with the terms thereof, will (i) violate any provision of the Valley Charter Documents, (ii) assuming that the consents and approvals set forth below in this Section 4.3(b) are duly obtained, violate any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley. Except as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley and for consents and approvals of filings or registrations with or notices to the OCC, the FDIC, the FRB, the SEC, the NYDFS, Department of Treasury of New Jersey and the Secretary of State of the State of Delaware, no consents or approvals of or filings or registrations with or notices to any federal or state governmental authority, instrumentality or administrative agency or, to the knowledge of Valley, any third party are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley of this Agreement, (b) the consummation by Valley of the transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the transactions contemplated thereby. To the knowledge of Valley, there is no reason why the consents and approvals referenced in the preceding sentence will not be obtained in a timely fashion.

4.4 Financial Statements.

(a) Valley’s (a) Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), sets forth the consolidated balance sheets of Valley as of December 31, 2020 and 2019, and the related consolidated statements of income, stockholders’ equity and cash flows for the periods ended December 31 in each of the three (3) years 2018 through 2020, accompanied by the audit report of Valley’s independent public accountants, and (b) Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC under the Exchange Act sets forth the unaudited consolidated balance sheets of Valley as of March 31, 2021 and 2020 and the related unaudited consolidated statements of income, stockholders’ equity and cash flows of the three (3) months ended March 31, 2021 and 2020 ((a) and (b) collectively, the “Valley Financial Statements”). The Valley Financial Statements (including the related notes), have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements, in each case, consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders’ equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations and changes in stockholders’ equity and of cash flows of Valley for the respective fiscal periods set forth therein.

(b) The books and records of Valley and its Significant Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements.

(c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of December 31, 2020, neither Valley nor any of its Subsidiaries had any obligations or liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Valley or any of its Significant Subsidiaries and which are required by GAAP to be disclosed in the Valley Financial Statements. Since December 31, 2020, neither Valley nor any of its Subsidiaries have incurred any liabilities, except in the Ordinary Course.

(d) Valley has made available to Westchester a copy of Valley’s Consolidated Financial Statements for Bank Holding Companies (on Form FRY 9C) as of December 31, 2020, which includes information regarding “off-balance sheet arrangements” effected by Valley.

(e) KPMG LLP, which has expressed its opinion with respect to the financial statements of Valley and its subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act, and (y) “independent” with respect to Valley within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board.

4.5 Brokerage Fees. Neither Valley nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker, investment banker, financial advisor or finder or incurred any liability for any broker’s, financial advisor, finder’s fees or similar fees or commissions in connection with any of the transactions contemplated by this Agreement.

4.6 Absence of Certain Changes or Events. Since December 31, 2020, there has not been any condition, event, change or occurrence that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley.

4.7 Valley Common Stock. The shares of Valley Common Stock to be issued hereunder pursuant to the Merger, will be duly and validly reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all Liens created by or through Valley, with no personal liability attaching to the ownership thereof.

4.8 Legal Proceedings. Neither Valley nor any of its Subsidiaries is a party to any, and there are no pending or, to Valley’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley. Neither Valley nor any of Valley’s Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley.

4.9 Taxes and Tax Returns.

(a) Except as has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley or VNB, Valley, VNB and each of their Subsidiaries have timely filed (and until the Effective Time will so file) all material Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due and payable on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Westchester in writing).

(b) No deficiencies have been asserted against Valley, VNB or any of their Subsidiaries as a result of an examination by the IRS or a state or local tax authority that have not been resolved and paid in full.

(c) There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable) on any of the assets of Valley, VNB, and each of their Subsidiaries.

(d) (i) Valley, VNB and each of their Subsidiaries has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) Valley, VNB and each of their Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley.

4.10 Valley Benefit Plans.

(a) “Valley Benefit Plan” means any of the following that has been adopted, maintained, sponsored in whole or in part by, or contributed to or required to be contributed to, by any of Valley or its Subsidiaries or any entity which together with Valley or its Subsidiaries would be treated as a single employer under Code Section 414 (each, a “Valley ERISA Affiliate”) for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate or with respect to which Valley or any Valley ERISA Affiliate has or may have any obligation or liability: each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, stock appreciation rights, employee stock ownership, share purchase, severance pay, vacation, bonus, incentive, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding, agreement, or arrangement providing compensation or other benefits. Each Valley Benefit Plan is and has been maintained in all material respects in compliance with the terms of such Valley Benefit Plan, and in compliance with the applicable requirements of the Code, ERISA, and any other applicable laws. Each Valley Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or uses a pre-approved document that is the subject of a favorable opinion letter from the IRS on which Valley or its Subsidiary is entitled to rely. To Valley’s knowledge, nothing has occurred and no circumstance exists that would be reasonably expected to adversely affect the qualified status of such Valley Benefit Plan.

(b) Neither Valley nor any Valley ERISA Affiliate has at any time been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any material liability with respect to, or would reasonably be expected to have any such obligation to contribute to or material liability with respect to: (i) any plan subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, (ii) a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)), (iii) a “multiple employer plan” (within the meaning of ERISA or the Code), (iv) a self-funded health or welfare benefit plan, (v) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code), or (vi) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(c) With respect to any Valley Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, none of the following has occurred or existed, nor will any of the following occur or exist as a result of the transactions contemplated by this Agreement: (i) a failure to make on a timely basis any contribution (including, without limitation, any instalment) required under Section 302 or 303 of ERISA or Section 412 of the Code; (ii) the filing of an application for a waiver described in Section 412(c) of the Code and Section 303 of ERISA; (iii) a “reportable event” within the meaning of ERISA Section 4043, for which the notice requirement is not waived by the regulations thereunder; (iv) an event or condition which presents a material risk of a plan termination or any other event that may cause the Valley or any Valley ERISA Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA; or (v) “unfunded benefit liabilities” within the meaning of ERISA Section 4001(a)(18). The actuarial present value of the accumulated plan benefits (whether or not vested) under such Valley Benefit Plan as of the last day of its most recent plan year did not exceed the market value of the assets allocable thereto, and, since such date, there has been no material adverse change in the financial condition of such Valley Benefit Plan.

4.11 Compliance with Applicable Law.

(a) Each of Valley and the Valley Subsidiaries (i) holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as now conducted and there has occurred no material default under any such licenses, franchises, permits and authorizations and to the knowledge of Westchester, no suspension or cancellation of any such licenses, franchises, permits and authorizations is threatened, except where the failure to hold such license, franchise, permit or authorization has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley, and (ii) has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to Valley or any of its Subsidiaries, including consumer, community and fair lending laws, other than where any non-compliance or default has not had, or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Valley, and subject to Section 8.15, neither Valley nor any of the Valley Subsidiaries, since January 1, 2018, has received written notice of such violation of any of the above that has not been cured.

(b) Without limiting the foregoing, (i) VNB has complied in all material respects with the CRA, (ii) VNB has received a rating of “satisfactory” or better in its most recent CRA evaluation from the OCC and Valley does not have any knowledge of any fact or circumstance or set of facts or circumstances that would reasonably be expected to result in VNB having its current rating lowered such that it is no longer “satisfactory” or better, and (iii) to Valley’s knowledge, no person or group would object to the consummation of the Merger due to the CRA performance of or rating of VNB. Since January 1, 2018, no person or group has adversely commented in writing or, to the knowledge of Valley, orally upon VNB’s CRA performance.

4.12 Agreements with Bank Regulators. Subject to Section 8.15, neither Valley nor any Valley Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Westchester by Valley prior to the date of this Agreement, nor has Valley been advised in writing or, to the knowledge of Valley, orally, by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Subject to Section 8.15, neither Valley nor any Valley Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Westchester by Valley prior to the date of this Agreement.

4.13 Reserves.

(a) The allowance for loan and lease losses in the Valley Financial Statements, was, as of December 31, 2020, (i) adequate under GAAP, and (ii) adequate under all regulatory requirements applicable to financial institutions.

(b) As of December 31, 2020, the reserve for Taxes as calculated under and required under FIN 48 is adequate for all contingencies and includes all reasonably possible contingencies.

4.14 Reorganization. Neither Valley nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 SEC Documents; Other Reports; Internal and Disclosure Controls.

(a) Valley has filed all reports, schedules, registration statements and other documents, together with amendments thereto, required to be filed with the SEC since January 1, 2018 (the “Valley SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Valley SEC Reports complied, and each such Valley SEC Report filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Valley SEC Reports. None of Valley’s Significant Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. No executive officer of Valley has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and to the knowledge of Valley no enforcement action has been initiated against Valley by the SEC relating to disclosures contained in any Valley SEC Report.

(b) Valley and each of its Significant Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2018 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith. No Governmental Entity has initiated any proceeding or, to the knowledge of Valley, threatened an investigation into the business or operations of Valley or any of its

Significant Subsidiaries since January 1, 2018. There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report, registration or statement filed by, or relating to any examinations by any such Governmental Entity of, Valley or any of its Subsidiaries.

(c) Valley and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Valley (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Valley and its Subsidiaries is made known to the management of Valley by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Valley SEC Reports, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Valley’s auditors and the audit committee of Valley’s Board (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Valley’s ability to record, process, summarize and report financial data and have identified for Valley’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Valley’s internal controls. Valley’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective.

(d) Since January 1, 2018, neither Valley nor any of its Subsidiaries nor, to the knowledge of Valley, any member of Valley’s Board of Directors or executive officer of Valley or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Valley or any of its Subsidiaries or their respective internal accounting controls including any material complaint, allegation, assertion or claim that Valley or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and no attorney representing Valley or any of its Subsidiaries, whether or not employed by Valley or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Valley or any of its officers, directors, employees or agents to any member of Valley’s Board of Directors or any executive officer of Valley.

4.16 Reports. VNB has, since January 1, 2018, duly filed with the OCC, and Valley has duly filed with the FRB, in correct form all reports required to be filed under applicable laws and regulations, and, subject to Section 8.15, Valley promptly has made available to Valley true, correct and complete copies of such documentation.

4.17 Questionable Payments. To Valley’s knowledge, neither Valley, VNB nor any of their Subsidiaries or affiliates has: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials, employees or agents of any foreign or domestic government or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic governmental official, employee, or agent of any foreign or domestic government.

4.18 Anti-Money Laundering Laws. Valley has no knowledge of, nor has it been advised in writing or, to the knowledge of Valley, orally, or has reason to believe that any facts or circumstances exist that would cause Valley, VNB or any of their Subsidiaries: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with Money Laundering as defined in the U.S. Anti-Money Laundering Laws, (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Money Laundering; or (iii) to be deemed to be operating in violation of the U.S. Anti-Money Laundering Laws. The Valley’s Board of Directors and VNB has adopted, and has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required by such laws.

4.19 OFAC. None of Valley, VNB, their Subsidiaries or any director or officer or, to the knowledge of Valley, any representatives or other person acting on behalf of Valley, VNB or their respective Subsidiaries (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Sanctioned Countries, (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person made subject of any Sanctions, (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States law, (c) is a person currently the subject of any Sanctions or (d) is located, organized or resident in any Sanctioned Country. Valley and VNB have implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance.

4.20 Environmental Matters.

(a) To Valley’s knowledge, (i) Valley and each of its Subsidiaries are in compliance with and have complied with all applicable Environmental Laws, (ii) neither Valley nor any of its Subsidiaries has any liability known or unknown, contingent or absolute, under any Environmental Law, nor is Valley or any Subsidiary responsible for any such liability of any other person or entity under any Environmental Law, whether by contract, by operation of law or otherwise, (iii) neither Valley nor any Valley Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or such Valley Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) may be in violation of any Environmental Law or may have any liability under any Environmental Law, and (iv) no toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any Valley Property in any manner that violates or, after the lapse of time is reasonably likely to violate, any Environmental Law.

4.21 Investment Securities.

(a) Except for investments in Federal Home Loan Bank stock, Federal Reserve Bank stock and pledges to secure Federal Home Loan Bank or Federal Reserve Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the Ordinary Course and restrictions that exist for securities to be classified as “held to maturity,” Valley and its Subsidiaries have good title in all material respects to all securities and commodities owned by it and none of the investment securities held by Valley or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b) Each of Valley and its Subsidiaries employs to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Valley believes are prudent and reasonable in the context of their respective businesses, and each of Valley and its Subsidiaries has, since January 1, 2018, been in compliance with such policies, practices and procedures in all material respects.

(c) Neither Valley nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Valley Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the Ordinary Course of business, consistent with regulatory requirements.

4.22 Statements True and Correct.

(a) None of the information supplied or to be supplied by any of Valley or its Subsidiaries or any affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Valley with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy Statement-Prospectus relating to Valley and its Subsidiaries and other portions within the reasonable control of Valley and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder at the time the Registration Statement becomes effective and at the time the Proxy Statement-Prospectus is filed with the SEC and first mailed.

(b) None of the information supplied or to be supplied by any of Valley or its Subsidiaries or any affiliate thereof for inclusion (including by incorporation by reference) in the Proxy Statement-Prospectus, and any other documents to be filed by Valley or its Subsidiaries or any affiliate thereof with any Governmental Entity in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy Statement-Prospectus, when first mailed to the stockholders of Valley, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement-Prospectus or any amendment thereof or supplement thereto, at the time of the Westchester Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Westchester Stockholders Meeting.

ARTICLE V— COVENANTS OF THE PARTIES

5.1 Conduct of the Business of Westchester and Valley. During the period from the date of this Agreement to the Effective Time, each of Westchester and Valley shall, and shall cause each of its respective Significant Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the Ordinary Course Each of Westchester and Valley also shall use its commercially reasonable efforts to preserve its business organization and that of its respective Significant Subsidiaries intact and maintain its rights, franchises and existing relations with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and employees. Notwithstanding anything to the contrary set forth in this Section 5.1 and Section 5.2, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Westchester will use its commercially reasonable efforts to provide Valley with prior written notice of any actions Westchester or any Westchester Subsidiary takes with respect to the Pandemic, including Pandemic Measures, that differ from or are inconsistent with actions taken by Westchester with respect to the Pandemic prior to the date of this Agreement.

5.2 Negative Covenants and Dividend Covenants. (a) Westchester agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing (such approval not to be unreasonably withheld, conditioned or delayed, or as otherwise permitted or required by this Agreement, it will not, nor will it permit any of its Significant Subsidiaries to:

(i) change any provision of the Westchester Charter Documents;

(ii) change the number of shares of its authorized or issued capital stock (other than the issuance of capital stock in connection with the exercise of any Westchester Stock Options in accordance with the terms in effect on the date hereof) or issue, grant, amend or accelerate any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Westchester or any Westchester Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(iii) repurchase any Westchester Common Stock or any other capital stock of Westchester except in connection with the exercise of any Westchester Stock Option;

(iv) (A) grant any severance or termination pay to, or enter into or amend any employment agreement with, any of its directors, officers or senior employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement (other than amendments required to comply with applicable law and regulations) or grant any salary or wage increase, in each case other than in the Ordinary Course, and specifically with respect to annual increases in base compensation not to exceed three percent (3.0%) individually or five percent (5.0%) in the aggregate, (B) increase any employee benefit or pay any incentive, commission or bonus payments, other than the payment of incentive, commission, and bonuses required in accordance with the terms of a Westchester Benefit Plan in effect on the date hereof and provided to Valley, without the exercise of any upward discretion, or grant any equity compensation or (C) hire any officer, employee, independent contractor or consultant who has annual base compensation greater than $120,000;

(v) sell or dispose of any assets with a market value greater than $200,000 or incur any liability with a principal balance greater than $200,000 other than in the Ordinary Course;

(vi) (A) make any capital expenditures or (B) enter into any new service agreement or similar contract not terminable by Westchester within sixty (60) days and involving amounts in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Valley;

(vii) file any applications or make any contract with respect to branching or site location or relocation;

(viii) agree to acquire in any manner whatsoever (other than to realize upon on collateral for a defaulted loan) any business or entity;

(ix) make any new investments in securities other than investments in government, municipal or agency bonds having a weighted average life or duration of not greater than five (5) years;

(x) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements;

(xi) make or commit to make any new loan or other extension of credit in an amount of $15,000,000 or more;

(xii) renew for a period in excess of one year any existing loan or other extension of credit which renewal would require Westchester to advance additional funds so that the aggregate outstanding balance of such renewed loan or other extension of credit would be greater than $15,000,000, or increase the outstanding balance of such renewed loan or other extension of credit to an amount in excess of $15,000,000 to any one borrower or to any group of affiliated borrowers, except such renewals or increases that are committed as of the date of this Agreement and identified on the Westchester Disclosure Schedule and residential mortgage loans made in the Ordinary Course;

(xiii) settle any claim, action or proceeding involving any liability of Westchester or any of its Subsidiaries for money damages in excess of $100,000 or involving any material restrictions upon the operations of Westchester or any of its Subsidiaries;

(xiv) make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by Westchester as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

(xv) establish, or make any commitment relating to the establishment of, any new branch or other office facilities other than those for which all regulatory approvals have been obtained;

(xvi) elect or nominate to Westchester’s Board of Directors any person who is not a member of Westchester’s Board of Directors as of the date hereof;

(xvii) other than the issuance of deposits at market rates or the incurrence, extension, refinancing, guarantee, or modification of indebtedness in the Ordinary Course, incur, extend, guarantee, or modify any debt or financing of Westchester or its Subsidiaries with a maturity greater than eighteen (18) months;

(xviii) (i) enter into, renew, extend, modify, amend or terminate any (A) contract (1) with a term longer than one year or (2) that calls for aggregate payments of $100,000 or more, (B) Westchester Contract or any contract which would be a Westchester Contract if it were in existence on the date hereof, (C) contract referred to in Section 3.5 (or any other contract with any broker or finder in connection with the Merger or any other transaction contemplated by this Agreement), or (D) contract, plan, arrangement or other transaction of the type described in Section 3.20 or (ii) waive, release, compromise or assign any material rights or claims under any contract described in the foregoing clause (i);

(xix) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof) or (ii) change its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service loans except as required by rules or policies imposed by a Governmental Entity;

(xx) except as required by applicable Regulatory Authorities, make any material changes in its policies and practices with respect to insurance policies including materially reduce the amount of insurance coverage currently in place or fail to renew or replace any existing insurance policies;

(xxi) materially change or restructure its investment securities portfolios, its investment securities practice or policies, its hedging practices or policies, or change its policies with respect to the classification or reporting of such portfolios or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

(xxii) alter materially its interest rate or fee pricing policies with respect to depository accounts of any Westchester Subsidiary or waive any material fees with respect thereto;

(xxiii) cancel, compromise, waive, or release any material indebtedness owed to any person or any rights or claims held by any person, except for (i) sales of loans and sales of investment securities, in each case in the Ordinary Course or (ii) as expressly required by the terms of any contracts in force at the date of the Agreement;

(xxiv) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, (i) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) this Agreement from qualifying as a plan of reorganization for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation section 1.368-2(g);

(xxv) take any action that would (i) impede, adversely affect or delay consummation of the transactions contemplated by this Agreement or the receipt of any approvals of any Governmental Entity or third party referenced in Section 5.7, (ii) result in any of the representations and warranties contained in ARTICLE III of this Agreement not being true and correct in any material respect at the Effective Time or that would result in any of its conditions to Closing set forth in Section 6.1 and 6.2 not to be satisfied or (iii) impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; or

(xxvi) agree to do any of the foregoing.

(b) Valley agrees that from the date hereof to the Effective Time, except as otherwise approved by Westchester in writing (such approval not to be unreasonably withheld, conditioned or delayed) or as permitted or required by this Agreement, it will not, nor will it permit any of its Significant Subsidiaries to (i) amend the Valley Charter Documents in a manner that would require the approval of the stockholders of Valley, other than to increase its authorized capital stock, (ii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP or any applicable regulatory accounting requirements, (iii) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (iv) take any action that would (A) impede, adversely affect or materially delay consummation of the transactions contemplated by this Agreement or the receipt of any approvals of any Governmental Entity or third party referenced in Section 5.7, (B) result in any of the representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would result in any of its conditions to Closing set forth in Section 6.1 and 6.3 not to be satisfied, or (C) impair its ability to perform its obligations under this Agreement or to consummate the transactions or (v) agree to do any of the foregoing.

5.3 No Solicitation.

(a) Westchester and its Subsidiaries shall not, and Westchester and its Subsidiaries shall cause their respective representatives not to, (i) solicit, initiate, or encourage or facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal, (iii) adopt, approve, agree to, accept, endorse or recommend any Acquisition Proposal, or (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any agreement contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.3 by any Subsidiary or any representative of Westchester or its Subsidiaries shall constitute a breach of this Section 5.3 by Westchester. In addition to the foregoing, Westchester shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

(b) Notwithstanding anything to the contrary in Section 5.3(a), if prior, but not after, the time the Westchester Stockholder Approval is obtained, (i) Westchester receives, after the execution of this Agreement, an unsolicited bona fide Acquisition Proposal from a person other than Valley, and (ii) Westchester’s Board of Directors concludes in good faith (A) that, after consulting with its financial advisor and outside legal counsel, such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and (B) after consultation with its financial advisor and outside legal counsel, that it would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, Westchester may, and may permit its Subsidiaries and its representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions with respect to such Acquisition Proposal; provided, that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into an agreement with such third party on terms substantially similar to and no more favorable in the aggregate to such third party than those contained in the Confidentiality Agreement (including any standstill agreement contained therein) between Valley and Westchester dated May 10, 2021 (the “Confidentiality Agreement”) and any non-public information provided to any person given access to nonpublic information shall have previously been provided to Valley or shall be provided to Valley prior to or concurrently with the time it is provided to such person. Westchester will (A) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Valley with respect to any Acquisition Proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

(c) In addition to the obligations of Westchester set forth in this Agreement, in the event Westchester or any of its Subsidiaries or representatives receives (i) any Acquisition Proposal or (ii) any request for non-public information or to engage in negotiations that the Westchester directors believe would be reasonably expected to lead to or that contemplates an Acquisition Proposal, Westchester promptly (and in any event within twenty-four (24) hours of receipt) shall advise Valley in writing of the existence of the matters described in this clause (i) or (ii), together with the identity of the person making any such Acquisition Proposal or request and either (A) copy of such Acquisition Proposal, request or inquiry, if in writing, or (B) a written summary of the material terms of such Acquisition Proposal, request or inquiry, if oral. Westchester shall keep Valley reasonably well informed respects of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request. Without limiting any of the foregoing, Westchester shall promptly (and in any event within twenty-four (24) hours) notify Valley in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b) of this Agreement and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

(d) Notwithstanding anything herein to the contrary, at any time prior to the Westchester Stockholders Meeting (as such term is hereinafter defined), Westchester’s Board of Directors may make a Change in the Westchester Recommendation (as such term is hereinafter defined), although the resolution approving this Agreement as of the date hereof may not be rescinded or amended, if (i) Westchester has received a Superior Proposal (after giving effect to the terms of any revised offer by Valley pursuant to this Section 5.3(d)), and (ii) Westchester’s Board of Directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, that it would be reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law to make or continue to make the Westchester Recommendation; provided, that Westchester’s Board of Directors may not take the actions set forth in this Section 5.3(d) unless:

(i) Westchester has complied in all material respects with this Section 5.3;

(ii) Westchester has provided Valley at least four (4) business days prior written notice of its intention to take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action (including all necessary information under Section 5.3(c));

(iii) during such four (4) business day period, Westchester has and has caused its financial advisors and outside legal counsel to, consider and negotiate with Valley in good faith (to the extent Valley desires to so negotiate) regarding any proposals, adjustments or modifications to the terms and conditions of this Agreement proposed by Valley; and

(iv) Westchester’s Board of Directors has determined in good faith, after consultation with its financial advisor and outside legal counsel and considering the results of such negotiations and giving effect to any proposals, amendments or modifications proposed to by Valley, if any, that such Superior Proposal remains a Superior Proposal and that it would nevertheless be inconsistent with the director’s fiduciary duties under applicable law to make or continue to make the Westchester Recommendation.

Any material amendment to any Acquisition Proposal, will be deemed to be a new Acquisition Proposal for purposes of this Section 5.3(d) and will require a new determination and notice period as referred to in this Section 5.3(d).

(e) Nothing contained in this Agreement shall prevent Westchester’s Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any legally required disclosure to such party’s shareholders; provided, that such rules and disclosures will in no way eliminate or modify the effect that any action pursuant to such rules or any such disclosures would otherwise have under this Agreement. For the avoidance of doubt, in no event shall the issuance of a “stop, look and listen” statement (or other similar statement pursuant to any requirement of applicable law), without more, constitute a Change in the Westchester Recommendation; provided that in such disclosure Westchester’s Board of Directors expressly reaffirms the Westchester Recommendation.

(f) For purposes of this Agreement:

(i) “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, a tender or exchange offer to acquire twenty-five percent (25%) or more of the voting power in Westchester or any of its Subsidiaries, a proposal for a merger, consolidation, or other business combination involving Westchester or any of its Subsidiaries or any other proposal or offer to acquire in any manner twenty-five (25%) or more of the voting power in, or twenty-five (25%) or more of the business, assets or deposits of, Westchester or any of its Subsidiaries.

(ii) “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from twenty-five percent (25%) to fifty percent (50%)) that Westchester’s Board of Directors concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by Valley in response to such Acquisition Proposal), (1) after receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein), and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors.

5.4 Current Information. During the period from the date of this Agreement to the Effective Time, Westchester will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Westchester’s business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, Westchester shall provide Valley, on a monthly basis, (i) financial statements, (ii) a list of securities purchased, (iii) monthly advances, (iv) all documentation required to be filed with the NYDFS, the FDIC and the FRB under applicable laws and regulations and (v) a schedule of all new loans, leases, extensions of credit, and renewal loans, leases and extensions of credit in excess of $750,000, or any increase by $750,000 or more in any customer’s aggregate credit outstanding or lease commitment (whether or not subject to prior approval under Section 5.2), and provide Valley with a copy of, and the opportunity to discuss, the relevant documentation for any such loan, extension of credit, lease, or renewal upon request. Notwithstanding any other provision contained in this Agreement, neither Valley nor any Valley Subsidiary shall under any circumstance be permitted to exercise control of Westchester or any Westchester Subsidiary prior to the Effective Time. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, Westchester will deliver to Valley TWB’s call reports filed with the NYDFS and the FDIC.

5.5 Access to Properties and Records; Confidentiality.

(a) On reasonable advance written notice, Westchester and TWB shall permit Valley and its representatives, and Valley and VNB shall permit Westchester and its representatives, accompanied by an officer of the respective party, reasonable access during normal business hours to their respective properties, and shall make available to Valley and its representatives or Westchester and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and stockholders’ meetings, charter documents, material contracts and agreements, filings with any regulatory authority, independent auditors’ work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Westchester and its representatives may have a reasonable interest. Neither Valley nor Westchester nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Valley’s or Westchester’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity applicable to the other party, fiduciary duty or binding contract entered into prior to the date of this Agreement or to the extent that Valley or Westchester may impose any reasonable restrictions with respect to in-person access in light of the Pandemic or the Pandemic Measures, including the health and safety of its employees. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Westchester acknowledges that Valley may be involved in discussions concerning potential acquisitions of banks and other entities and Valley shall not be obligated to disclose such information to Westchester except as such information is publicly disclosed by Valley.

(b) Each Party shall, and shall cause its Subsidiaries and representatives to, hold and use any information obtained in connection with this Agreement and in pursuit of the transactions contemplated hereby in accordance with the Confidentiality Agreement.

5.6 Regulatory Matters.

(a) For the purposes of holding the Westchester Stockholders Meeting (as such term is hereinafter defined) and qualifying under applicable federal and state securities laws the Valley Common Stock to be issued to Westchester stockholders in connection with the Merger, as soon as practicable and no later than sixty (60) days following the date of this Agreement, subject to full cooperation of both parties and their respective advisors and accountants, the parties shall (i) jointly prepare, and Valley shall file with the SEC, a Registration Statement on Form S-4, including a prospectus and (ii) jointly prepare, a proxy statement, satisfying all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by Westchester to its stockholders together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus” and the various documents to be filed by Valley under the Securities Act with the SEC to register the Valley Common Stock for sale, including the Proxy

Statement-Prospectus, are referred to herein as the “Registration Statement”). Prior to the filing of the Proxy Statement-Prospectus and the Registration Statement, each party shall consult with the other party with respect to such filings and shall afford the other party and their representatives reasonable opportunity to comment thereon. Westchester shall mail or deliver the Proxy Statement/Prospectus to its shareholders promptly following the date of effectiveness of the Registration Statement.

(b) Each party shall furnish to the other party with such information concerning itself and its affiliates as is necessary comply with Section 5.6(a) hereof. Each party agrees promptly to advise the other party if at any time prior to the Effective Time, any information provided by such party in the Proxy Statement-Prospectus or Registration Statement becomes incorrect or incomplete in any material respect and promptly to provide the information needed to correct such inaccuracy or omission. Each party shall promptly furnish to the other party such supplemental information as may be necessary to comply with Section 5.6(a). The information relating to a party to be provided for inclusion or incorporation by reference in the Proxy Statement-Prospectus or Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act, or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(c) Valley shall as promptly as practicable make such filings, if any, as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use commercially reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Westchester shall promptly furnish Valley with such information regarding Westchester stockholders as Valley requires to enable it to determine what filings are required hereunder. Westchester authorizes Valley to utilize in such filings the information concerning Westchester and TWB provided to Valley in connection with, or contained in, the Proxy Statement-Prospectus. Valley shall furnish Westchester’s counsel with copies of all such filings and keep Westchester advised of the status thereof. Valley shall promptly notify Westchester of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

(d) Valley shall cause the Valley Common Stock issuable pursuant to the Merger, to be listed on the Nasdaq Global Select Market (the “Nasdaq”) at the Effective Time.

(e) The parties hereto will cooperate with each other and use commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including those required by the SEC, the OCC, the FDIC, the FRB, the NYDFS, the Department of Treasury of New Jersey and the Delaware Department of State. Valley and VNB shall use their best efforts to cause their applications to the OCC and the FRB to be filed within sixty (60) days of the date of this Agreement. Westchester shall cooperate with Valley to provide all information requested in writing by Valley to complete such application as soon as possible, and in all events within ten (10) days of request from Valley. Each of Valley and Westchester shall use its commercially reasonable efforts to resolve objections, if any, which may be asserted with respect to this Agreement or the transactions contemplated hereby under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity or by any Governmental Entity.

(f) Each of Valley and Westchester shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all written information submitted to any third party or Governmental Entity in connection with the transactions contemplated by this Agreement, provided, that Westchester shall not have the right to review portions of material filed by Valley with a Governmental Entity that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to the obtaining of all consents and approvals of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby, including advising the other party upon receiving any communication from a Governmental Entity the consents and approvals of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required consents and approvals from a Governmental Entity will not be obtained or that the receipt of such consents and approvals may be materially delayed. Except for non-material routine communications between counsel and a Governmental Entity relating to the regulatory approval process or status, each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement.

5.7 Approval of Westchester Stockholders.

(a) Subject to Section 5.3(d), Westchester will, (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Westchester (such meeting or any adjournment thereof, the “Westchester Stockholders Meeting”), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of securing the Merger and the approval of stockholders of this Agreement, (ii) use its commercially reasonable efforts to obtain, as promptly as practicable, such approval. Westchester and Valley will cooperate with respect to each of the foregoing matters.

(b) Subject to Section 5.3(d), Westchester’s Board of Directors shall (i) recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby (the “Westchester Recommendation”), (ii), include such Westchester Recommendation in the Registration Statement, and (iii) use its commercially reasonable efforts to obtain the Westchester Stockholder Approval. If requested by Valley, Westchester shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, Valley in connection with obtaining the Westchester Stockholder Approval.

(c) Subject to Section 5.3(d), neither Westchester’s Board of Directors nor any committee thereof shall (i) withhold, withdraw, qualify or modify in a manner adverse to Valley, the Westchester Recommendation, (ii) fail to make the Westchester Recommendation or otherwise submit this Agreement to Westchester’s stockholders without recommendation, (iii) adopt, approve, agree to, accept, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Westchester Recommendation within ten (10) business days (or such fewer number of days as remains prior to Westchester Stockholders Meeting) after an Acquisition Proposal is made public or any request by Valley to do so, (E) take any action, or make any public statement, filing or release inconsistent with the Westchester Recommendation, or (F) publicly propose to do any of the foregoing (any of the foregoing being a “Change in the Westchester Recommendation”).

(d) Subject to Section 5.3(d), Westchester shall adjourn or postpone Westchester Stockholders Meeting if, as of the time for which such meeting is originally scheduled there are insufficient shares of Westchester Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Westchester shall also adjourn or postpone its Stockholders Meeting if, as of the time for which such meeting is scheduled, Westchester has not recorded proxies representing a sufficient number of shares necessary to obtain the Westchester Stockholder Approval.

5.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Closing and to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

5.9 Public Announcements. Westchester and Valley will consult with each other before issuing, and will cooperate with each other in the development and distribution of, all press release and any other public disclosure with respect to this Agreement or any of the transactions contemplated hereby and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, that a party may, without the prior consent of the other party (but after consultation with the other party), issue such press release or public statements as may be required by applicable law or the rules and regulations of any stock exchange.

5.10 Failure to Fulfil Conditions. Westchester and Valley shall each promptly advise the other of any fact, change, event, effect, condition, occurrence, development or circumstance (i) that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VI prior to April 30, 2022 (the “Cutoff Date”); provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.10 or the failure of any condition set forth in Section 6.2 or 6.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.2 or 6.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to Valley.

5.11 Indemnification.

(a) For a period of six (6) years after the Effective Time, to the fullest extent permitted under Westchester’s Charter Documents of Westchester as in effect as of the date of this Agreement, Valley shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Westchester or its Subsidiaries (collectively, the “Westchester Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Westchester Indemnitee (“Costs”) by reason of the fact that he or she is or was a director or officer of Westchester or its Subsidiaries, acted as a director or officer of a third party at the request of Westchester or its Subsidiaries or acted as a benefits plan fiduciary, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) (each a “Claim” and collectively, “Claims”), including any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Westchester Indemnitee’s service as a member of Westchester’s Board of Directors or any of its Subsidiaries or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which Westchester or any of its Subsidiaries, as applicable, would have been permitted under any applicable law, statute, order, rule, regulation, judgment, writ, decree, injunction, policy and/or guideline of any Governmental Entity and the Westchester Charter Documents had the Merger not occurred (and Valley shall also advance expenses as incurred to the fullest extent so permitted); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such six (6) year period shall continue until the final disposition of such Claim.

(b) From and after the Effective Time, Valley shall assume and honor any obligation of Westchester as of the date hereof with respect to the indemnification of the Westchester Indemnitees arising out of the Westchester Charter Documents or arising out of any written indemnification agreements between Westchester and such persons disclosed in the Westchester Disclosure Schedule and made available to Valley, as if such obligations were pursuant to a contract or arrangement between Valley and such Westchester Indemnitees.

(c) In the event Valley or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Valley assume the obligations set forth in this Section 5.11.

(d) Valley shall cause Westchester’s and TWB’s officers and directors to be covered, for a period of six (6) years after the Effective Time, at Valley’s option, under (i) Valley’s then current officers’ and directors’ liability insurance policy (providing substantially similar coverage to Westchester’s and TWB’s officers and directors as such officers and directors had under Westchester’s existing policy), or (ii) an extension of Westchester’s existing officers’ and directors’ liability insurance policy. However, Valley shall only be required to insure such persons upon terms and for coverages substantially similar to Westchester’s existing officers’ and directors’ liability insurance, and if such annual coverage would cost more than three hundred percent (300%) of the annual premium currently paid by Westchester for such coverage, then Valley shall be required only to obtain such coverage as may be obtained by an expenditure equal to three hundred percent (300%) of the annual premium currently paid by Westchester for such coverage.

(e) Any Westchester Indemnitee wishing to claim indemnification under this Section 5.11 shall promptly notify Valley upon learning of any Claim, but the failure to so notify shall not relieve Valley of any liability it may have to such Westchester Indemnitee if such failure does not materially prejudice Valley.

5.12 Employment Matters; Other Post-Closing Items.

(a) Before or following consummation of the Merger, Valley will decide whether to continue each of the Westchester Benefit Plans for the benefit of employees of TWB and Westchester, or to have such employees become covered under a Valley benefit plan in accordance with the terms of the relevant Valley benefit plans. Subject to the foregoing, following consummation of the Merger, Valley shall make available to all employees and officers of Westchester who become employed by VNB coverage under the benefit plans generally available to VNB’s employees and officers (including pension and health and hospitalization) on the terms and conditions available to VNB’s employees and officers in Valley or VNB medical and dental plans for Westchester employees and their dependents. No prior existing condition limitation not currently imposed by Westchester or TWB medical or dental plans shall be imposed with respect to Valley’s or VNB’s medical and dental plans on Westchester or TWB employees. Westchester and TWB employees shall receive credit for any deductibles paid under Westchester and TWB existing medical and dental plans. Westchester employees will be given credit for eligibility and vesting purposes (but not for benefit accrual purposes) under Valley’s or VNB’s medical, life, vacation, sick leave, disability and other welfare plans for prior service with Westchester, and Westchester employees will be granted credit for such prior service with Westchester solely for purposes of eligibility and vesting under Valley’s or VNB’s 401(k) plan. No Westchester employee will be given credit for prior service under Valley’s or VNB’s defined benefit pension plan for any purpose.

(b) Except for Westchester and TWB employees who have individual severance or similar contractual agreement, following the consummation of the Merger and for one year thereafter, VNB shall pay severance to Westchester and TWB employees who are involuntarily terminated by Valley or VNB for reasons other than cause in accordance with Westchester Disclosure Schedule.

(c) Valley, VNB, Westchester and TWB shall cooperate to develop, implement and communicate to key employees of Westchester and TWB a retention program designed to retain the services of such key employees through the Effective Time and for a period of time thereafter as Valley and VNB may determine consistent with their respective business needs.

(d) Valley and VNB may, in their discretion within thirty (30) days prior to the Effective Time, direct Westchester and TWB to terminate any or all nonqualified deferred compensation plans, programs and arrangements sponsored by them in a manner that does not materially adversely affect the rights of participants to benefits earned through the Effective Time of the change in control of Westchester. Upon receipt of such a direction Westchester and TWB shall take all requisite action to implement it.

Nothing in this Section 5.12 shall (i) be deemed or construed to be an amendment or other modification of any Westchester Benefit Plan or Valley employee benefit plan, or (ii) create any third party rights in any current or former employee, director or other service provider of Westchester, Valley, or any of their respective affiliates (or any beneficiaries or dependents thereof.

5.13 Tax Treatment.

(a) The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income Tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of Westchester and Valley shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Valley nor any affiliate knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b) As of the date hereof, Westchester does not know of any reason why it would not be able to deliver to Covington & Burling LLP (“Covington”) and to Goodwin Procter LLP (“Goodwin”) certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable Covington and Goodwin to deliver the legal opinions contemplated by Section 6.1(d), and Westchester hereby agrees to deliver such certificates effective as of the date of such opinions to Covington and to Goodwin.

(c) As of the date hereof, Valley does not know of any reason why it would not be able to deliver to Covington and Goodwin certificates substantially in compliance with the IRS Guidelines, with reasonable or customary exceptions and modifications thereto, to enable Covington and Goodwin to deliver the legal opinions contemplated by Section 6.1(d), and Valley hereby agrees to deliver such certificates effective as of the date of such opinions to Covington and Goodwin.

(d) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each party shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not take any inconsistent position therewith in any Tax Return.

(e) Prior to Closing, Westchester shall (i) deliver to Valley and mail to the IRS in accordance with Treasury Regulation Section 1.897-2(h) (1) a statement, in form and substance satisfactory to Valley, certifying that Westchester, TWB, and each of their Subsidiaries is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with (2) a notice prepared and executed in accordance with Treasury Regulations Section 1.897-2(h) to the IRS; and (ii) together therewith, furnish to Valley proof of mailing the items described in subclause (i).

5.14 Bank Policies and Bank Mergers. Notwithstanding that Westchester believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Westchester recognizes that Valley may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, Westchester and Valley shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, Westchester’s loan, accrual and reserve policies and Westchester’s other policies and procedures regarding applicable regulatory matters, including FRB, U.S. Anti-Money Laundering Laws and FDIC matters, to those policies of Valley as Valley may reasonably identify to Westchester from time to time, (ii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of Westchester and TWB to the extent appropriate, and (iii) developing a plan for the conversion of Westchester’s systems and processes to those of Valley’s so that such conversion can be implemented as soon as practicable following the Effective Time; provided that any required change in Westchester’s practices in connection with the matters described above need not be effected (A) more than five (5) days prior to the Effective Time and (B) unless and until all necessary regulatory, governmental and stockholder approvals and consents have been received, all statutory waiting periods in respect thereof have expired, Valley agrees in writing that all conditions precedent to the Closing have occurred (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), and Valley has provided the Closing Notice. No accrual or reserve made by Westchester or any Westchester Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(e) hereof.

5.15 Stockholder Litigation. Westchester shall give Valley the opportunity to participate at Valley’s own expense in the defense or settlement of any stockholder litigation against Westchester and/or its directors or other affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Valley’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.16 Takeover Statutes. None of Valley or Westchester or their respective board of directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each of Valley and Westchester and the members of their respective board of directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

ARTICLE VI— CLOSING CONDITIONS

6.1 Conditions of Each Party’s Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

(a) Approval of Stockholders. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the requisite vote of the stockholders of Westchester.

(b) Regulatory Approvals. All regulatory or governmental approvals and consents (including any required approval of the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby (the “Requisite Regulatory Approvals”) shall have been obtained and shall remain in full force and effect. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired. Both VNB and TWB shall have taken all necessary action to consummate the Bank Merger simultaneously with the Merger at the Effective Time.

(c) Legal Proceedings. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order against a party or its Subsidiaries or a third party or taken any other action that would have the effect of prohibiting, restricting or making illegal completion of the Merger or the Bank Merger.

(d) Tax Opinions. Valley shall have received a written opinion from Covington, and Westchester shall have received a written opinion from Goodwin to the effect that (i) the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such tax opinions, Covington and Goodwin shall be entitled to rely upon representations of officers of Valley and Westchester reasonably satisfactory in form and substance to such counsel.

(e) Nasdaq Listing. The Valley Common Stock shall have been approved for listing on the Nasdaq.

(f) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

6.2 Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Westchester. For purposes of this 6.2(a), the accuracy of the representations and warranties of Westchester contained in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date). The representations and warranties set forth in Sections 3.1, 3.2(a) (except for inaccuracies which are de minimis in amount), 3.2(d), 3.2(e), 3.3, 3.6, and 3.19 shall be true and correct in all respects. The representations and warranties set forth in each other section in ARTICLE III shall be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “knowledge” of any person shall be deemed not to include such qualifications. Westchester shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

(b) Certificates. Westchester shall have furnished Valley with such certificates of its officers or other documents to evidence fulfilment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

(c) Dissenters’ Shares. As of the Effective Time, the holders of no more than five percent (5%) of the Westchester Common Stock shall have taken the actions required by Section  252, to qualify their Westchester Common Stock as Dissenters’ Shares.

6.3 Conditions to the Obligations of Westchester Under this Agreement. The obligations of Westchester under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties; Performance of Obligations of Valley. Each of the representations and warranties of Valley contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date). The representations and warranties set forth in Sections 4.1, 4.2(a) (except for inaccuracies which are de minimis in amount), 4.2(b), 4.3, 4.6 and 4.12 shall be true and correct in all respects. The representations and warranties set forth in each other section in ARTICLE IV shall be true and correct in all respects except where the failure of such representations and warranties to be true and correct has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “knowledge” of any person shall be deemed not to include such qualifications. Valley shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date.

(b) Certificates. Valley shall have furnished Westchester with such certificates of its officers or others and such other documents to evidence fulfilment of the conditions set forth in this Section 6.3 as Westchester may reasonably request.

ARTICLE VII—TERMINATION

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Westchester:

(a) by mutual consent of Westchester and Valley;

(b) by either Valley or Westchester, upon written notice to the other party, in the event (i) (A) any Governmental Entity has denied a Requisite Regulatory Approval and such denial has become final, or has advised any party that it will not grant (or intends to rescind or revoke if previously approved) a Requisite Regulatory Approval or (B) any Governmental Entity shall have requested that Valley, Westchester or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within sixty (60) days, any application with respect to a Requisite Regulatory Approval, unless in each case the failure to obtain the Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein, (ii) any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall have used its commercially reasonable efforts to contest, appeal and remove such law or order;

(c) by either Valley or Westchester, if the Merger shall not have been consummated on or before the Cutoff Date (or such later date as shall have been agreed to in writing by Valley and Westchester), provided, that no party may terminate this Agreement pursuant to this Section 7.1(c) if the failure of the Closing to have occurred on or before the Cutoff Date was due to such party’s material breach of any representation, warranty, covenant or agreement contained herein;

(d) by either Valley or Westchester if the approval of the stockholders of Westchester required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

(e) by either Valley or Westchester (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Cutoff Date, and which breach of a representation or warranty, would, individually or in the aggregate with other breaches, (i) result in a Material Adverse Effect with respect to the party committing such breach, or (ii) result in one or more of the conditions set forth in Sections 6.1, 6.2 (in case of a termination by Valley) or 6.3 (in case of termination by Westchester) not to be satisfied or not capable of being satisfied by the Cutoff Date;

(f) by Valley if, (i) Westchester or Westchester’s Board of Directors (or any committee thereof) has (A) effected a Change in Westchester Recommendation, (B) breached the terms of Sections 5.3 or 5.7 in any respect adverse to Valley, or (C) in response to the commencement (other than by Valley or a Subsidiary thereof) of a tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Westchester Common Stock, recommended that the stockholders of Westchester tender their shares in such tender or exchange offer or otherwise failed to recommend that such stockholders reject such tender offer or exchange offer promptly upon written request of Valley, or (ii) any other event occurs that gives rise to the payment of a Termination Fee and Termination Expenses pursuant to Section 7.3 of this Agreement; or

(g) By Westchester if, prior to receiving Westchester Stockholders Approval, Westchester has received a Superior Proposal, and in accordance with Section 5.3 of this Agreement, has entered into an acquisition agreement with respect to the Superior Proposal, but only if prior to terminating this Agreement, Westchester (A) pays to Valley the Termination Fee pursuant to Section 7.3 hereof and (B) delivers to Valley a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to Valley and shall irrevocably waive any right the releasing parties may have to challenge the payment to Valley of the Termination Fee and the payment to Valley of the Termination Expenses.

7.2 Effect of Termination. In the event of termination of this Agreement by either Valley or Westchester as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 5.5(b), 5.9, Articles VII and VIII and the Confidentiality Agreement shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no such termination shall relieve the breaching party from liability resulting from any fraud or breach by that party of any provision of this Agreement.

7.3 Termination Fee; Expenses.

(a) In the event that at any time after the date of this Agreement Valley shall terminate this Agreement pursuant to Section 7.1(e), then Westchester shall pay to Valley on the date of such termination, by wire transfer of immediately available funds, an amount equal to the reasonable out-of-pocket expenses incurred by Valley in connection with the transactions contemplated by this Agreement (as itemized by Valley), up to $1,000,000 (the “Termination Expenses”).

(b) In the event that:

(i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to Westchester’s stockholders or otherwise publicly disclosed or otherwise communicated or made known to senior management of Westchester or Westchester’s Board of Directors and (B) this Agreement is thereafter terminated (x) by Westchester or Valley pursuant to Section 7.1(c) or Section 7.1(d), or (y) by Valley pursuant to Section 7.1(e), then, (I) Westchester shall pay to Valley, immediately upon such termination, by wire transfer of immediately available funds, the Termination Expenses, and, (II) if within 12 months after such termination, Westchester or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof), then Westchester shall pay Valley, on the earlier of the date of such execution or consummation, by wire transfer of immediately available funds, a fee of $8,500,000 (the “Termination Fee”); or

(ii) this Agreement is terminated by Valley pursuant to Section 7.1(f) or by Westchester pursuant to 7.1(g), then Westchester shall pay Valley, immediately upon such termination, by wire transfer of immediately available funds, the Termination Fee. If the Termination Fee shall be payable pursuant to subsection (i) of this Section 7.3(b), the Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of a transaction contemplated by such Acquisition Proposal or the date of execution of a definitive agreement with respect to such Acquisition Proposal. If the Termination Fee shall be payable pursuant to subsection (ii) of this Section 7.3(b), the Termination Fee shall be paid in same-day funds within two (2) business days from the date of termination of this Agreement.

(c) The payment of the Termination Fee by Westchester pursuant to Section 7.3(b), constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of Valley, in the event of termination of this Agreement pursuant to Sections 7.1(c), 7.1(d), 7.1(e), 7.1(f) and 7.1(g). The parties acknowledge that the agreements contained in Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Westchester, as applicable, fails to pay any fee payable by it pursuant to this Section 7.3 when due, then Westchester, as applicable, shall pay to Valley, as applicable, its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. or any successor thereto from the date such payment was due under this Agreement until the date of payment.

ARTICLE VIII—MISCELLANEOUS

8.1 Expenses. Except as otherwise provided in Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including filing, registration and application fees, printing and mailing fees and legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of filing, printing and mailing the Registration Statement and the Proxy Statement-Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

8.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

(a) If to Valley, to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Ira Robbins, President and CEO

E-mail: irobbins@valley.com

Copy to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Ronald H. Janis, Esq., Senior Executive Vice President and General Counsel

E-mail: rjanis@valley.com

and to:

Covington & Burling LLP

One CityCenter

850 Tenth Street NW

Washington, DC 20001

Attn.: Frank M. Conner III

Email: rconner@cov.com;

Attention: Christopher J. DeCresce

Email: cdecresce@cov.com

Attention: Charlotte May

Email: cmay@cov.com

(b) If to Westchester, to:

The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

Attn: John M. Tolomer

Email: jtolomer@twbusa.com

Copy to:

Goodwin Procter LLP

1900 N Street, NW

Washington, DC 20036

Attn: Matthew Dyckman

Email: mdyckman@goodwinlaw.com

8.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after the Westchester Stockholders Approval has been obtained; provided, that after obtaining the Westchester Stockholders Approval, there shall be made no amendment that requires further approval by such stockholders.

8.4 Waivers. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent permitted by law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after the Westchester Stockholders Approval has been obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition.

8.5 Parties in Interest. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of and shall be enforceable by, Valley, Westchester, VNB and TWB and their respective successors and assigns.

8.6 Entire Agreement. This Agreement, the Disclosure Schedules hereto, the Confidentiality Agreement, the Bank Merger Agreement and the Voting Agreements (including the Exhibits, the schedules, and the other documents and instruments referred to herein) contain the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersede all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement.

8.7 No Third Party Beneficiaries.

(a) Nothing in this Agreement, including the documents and instruments referenced to herein, express or implied, is intended to or shall confer upon any person other than Valley and Westchester any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(b) Notwithstanding the foregoing clause, following the Effective Time (but not unless and until the Effective Time occurs), the provisions of Section  5.11 shall be enforceable by each Westchester Indemnitee described therein.

8.8 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of Westchester or Valley) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination, the parties hereto will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

8.9 Counterparts; PDF Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party forever waives any such defense.

8.10 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof (except that matters relating to the fiduciary duties of the board of directors of Valley shall be subject to the laws of the State of New Jersey and that matters relating to the Bank Merger shall be subject to the laws of the United States to the extent they are mandatorily applicable). Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The consent to jurisdiction set forth in this Section 8.10(a) shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8.10(a). The parties hereto agree that final judgment in any suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(b).

8.11 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

8.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. A reference to any “copy” or “copies” of a document, agreement or instrument means a copy or copies that are complete and correct. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP. Any capitalized terms used in any schedule, Exhibit or Disclosure Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by law or executive order to close. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Merger and the Bank Merger. Any contract or law defined or referred to herein or in any contract that is referred to herein means such contract or law as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of law) by succession of comparable successor law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) provided (whether by physical or electronic delivery) by one party or its representatives to the other party or its representatives at least two (2) business days prior to the date hereof, (b) included in the virtual data room (on a continuation basis without subsequent modification) of a party at least two (2) business days prior to the date hereof or (c) filed by a party with the SEC and publicly available on EDGAR at least two (2) business days prior to the date hereof.

8.13 Survival. All representations, warranties and agreements and covenants shall terminate as of the Effective Time except for those covenants and agreements included herein which by their terms apply in whole or in part after the Effective Time. The provisions of Section 5.5(b), 5.9, Articles VII and VIII and the Confidentiality Agreement, shall survive the termination of this Agreement.

8.14 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties waives any defense in any action for specific performance that a remedy at law would be adequate.

8.15 Confidential Supervisory Information. Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure under 12 C.F.R. § 261.2(b), 12 C.F.R. § 309.5(g)(8), 12 C.F.R. § 4.32(b), or Section 36(10) of the New York Banking Law shall not be disclosed by any Party and nothing in this Agreement shall require such disclosure or be understood as constituting such disclosure. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

[Signature Page Follows]

IN WITNESS WHEREOF, Valley National Bancorp and The Westchester Bank Holding Corporation have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

VALLEY NATIONAL BANCORP

By:	/s/ Ira Robbins
Name:	Ira Robbins
Title:	President and CEO

THE WESTCHESTER BANK HOLDING CORPORATION

By:	/s/ John M. Tolomer
Name:	John M. Tolomer
Title:	President and CEO

Annex B

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is dated as of June 29, 2021, among Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Valley”), and the stockholder of The Westchester Bank Holding Corporation, a Delaware corporation and registered bank holding company (“Westchester”), executing this Agreement on the signature page hereto (the “Stockholder”).

RECITALS

A. Concurrently with the execution of this Agreement, Valley and Westchester have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, for the merger (the “Merger”) of Westchester with and into Valley upon the terms and subject to the conditions set forth therein.

B. As of the date hereof, the Stockholder is the record owner or Beneficial Owner (as defined below) of that number of Westchester Common Shares (as defined below) set forth below the Stockholder’s name on the signature page hereto, which by virtue of the Merger, will be converted, pursuant to the Merger Agreement, into the right to receive the Merger Consideration, and therefore the Merger are expected to be of substantial benefit to the Stockholder.

C. As a condition and an inducement for Valley to enter into and perform its obligations under the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

I. CERTAIN DEFINITIONS

1.1. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.2. Other Definitions. For the purposes of this Agreement:

“Affiliate” of a person means any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more persons, means (i) the ownership, control, or power to vote twenty-five percent (25%) or more of any class of voting securities of the other person, (ii) control in any manner of the election of a majority of the directors, trustees, managing members or general partners of the other person, or (iii) the possession, directly or indirectly, of the power to exercise a controlling influence over the management or policies of the other person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Beneficial Owner” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended).

“Westchester Common Share” means a share of common stock, par value $0.01 per share, of Westchester, including for purposes of this Agreement all shares or other voting securities into which any Westchester Common Share may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom (including any dividends or distributions of securities which may be declared in respect of Westchester Common Shares).

“Transfer” means, with respect to a security, the direct or indirect sale, grant, assignment, transfer, pledge, hypothecation, encumbrance, constructive sale, or other disposition of such security or the Beneficial Ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing (other than a proxy for purposes of voting the Stockholder’s Owned Shares in accordance with Section 2.1), including, for purposes of this Agreement, the transfer or sharing of any voting power of such security.

II. SUPPORT OBLIGATIONS OF THE STOCKHOLDER

2.1. Agreement to Vote. The Stockholder irrevocably and unconditionally agrees that, from and after the date hereof, at the Westchester Stockholders Meeting (whether annual or special, and at each adjourned or postponed meeting), the Stockholder will (x) appear at each such meeting or otherwise cause all of its Owned Shares, as hereinafter defined, to be counted as present thereat for purposes of calculating a quorum, and respond to each request by Westchester for written consent, if any, and (y) vote (or consent), in person or by proxy, or cause to be voted (or validly execute and return and cause consent to be granted with respect to), all of the Stockholder’s Westchester Common Shares Beneficially Owned by the Stockholder, and which the Stockholder has the power to vote or direct the voting of, as of the applicable record date (including any Westchester Common Shares or other capital stock of Westchester and any securities convertible into or exercisable or exchangeable for Westchester Common Shares or other capital stock of Westchester, in each case that the Stockholder may acquire after the date hereof, the “Owned Shares”) and all other voting securities of or equity interests in Westchester: (i) in favor of the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and any actions required in furtherance thereof (whether or not recommended by the Board of Directors of Westchester), (ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Westchester under the Merger Agreement and (iii) against any action, agreement, transaction or proposal that (A) is made in opposition to, or in competition or inconsistent with, the Merger or the Merger Agreement, (B) relates to an Acquisition Proposal or Superior Proposal, or (C) could otherwise discourage, interfere with, prevent, impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or the performance by Westchester of its obligations under the Merger Agreement or by the Stockholder of his or her obligations under this Agreement.

2.2. No Solicitation. The Stockholder agrees that it will comply with Section 5.3(a) of the Merger Agreement, which Section is incorporated by reference herein, mutatis mutandis. In addition, the Stockholder shall not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) initiate a stockholders’ vote or action by consent of Westchester’s stockholders with respect to an Acquisition Proposal, or (c) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Westchester that takes any action in support of an Acquisition Proposal. The foregoing shall not restrict or limit the ability of any Person who is a director of Westchester from exercising the Stockholder’s fiduciary duties or to take any action in his or her capacity as a director of Westchester.

2.3. Restrictions on Transfer. Except as expressly provided by this agreement or as otherwise agreed to in writing by Valley, the Stockholder agrees that, from and after the date hereof, to not (a) tender into any tender or exchange offer or otherwise directly or indirectly Transfer any Owned Shares or any Beneficial Ownership thereof (or any rights, options or warrants to acquire Westchester Common Shares), or (b) grant any proxies with respect to the Stockholder’s Owned Shares, deposit the Stockholder’s Owned Shares into a voting trust, enter into a consent, power of attorney or voting agreement with respect to any of the Stockholder’s Owned Shares or otherwise restrict the ability of the Stockholder to freely exercise all voting rights with respect thereto, (c) enter into any contract or other agreement (oral or written) with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement, or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affect the performance by, the Stockholder from performing any of his or her obligations under this Agreement; (d) except as otherwise permitted by this Agreement or by applicable law, take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of the Owned Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (e) publicly announce any intention to do any of the foregoing, provided, however, that the Stockholder shall be permitted to Transfer Owned Shares to any person (a “Transferee”) in the case of (i) any gift or similar estate or charitable planning transaction, including transfers to relatives, trusts and charitable organizations, if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Stockholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Valley, (ii) any transfer to any immediate family member of the undersigned, if, and only if, such Transferee agrees in writing to be bound by the terms of this Agreement and the Stockholder provides at least two (2) days prior written notice (which shall include the written consent of the Transferee agreeing to be bound by the terms of this Agreement) to Valley, (iii) a bequeath of Stockholder’s Owned Shares by will or operation of law, in which case this Agreement shall bind the Transferee, (iii) a surrender of Stockholder’s Owned Shares to Westchester in connection with the vesting, settlement or exercise of Westchester equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Westchester equity awards, the exercise price thereon, or (iv) a transfer pursuant to Valley’s written consent in its sole discretion (“Permitted Transfers”). Any action attempted to be taken in violation of the preceding sentence will be null and void.

2.4. Valley Common Stock. The Stockholder agrees that, during the period beginning on the date hereof and ending on the earlier of the Closing Date and the termination of the Merger Agreement, the Stockholder will not, and will not authorize or knowingly permit any of its affiliates to or solicit or encourage any other person to, purchase, sell, contract to purchase, contract to sell, pledge, hedge, grant any option to purchase, make any short sale, Transfer or otherwise dispose of or acquire any Valley Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Valley Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has Beneficial Ownership and the power to dispose or direct the disposition thereof.

2.5 Further Assurances. From time to time, at the request of Valley and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

2.6. Disclosure. The Stockholder hereby authorizes Valley to publish and disclose in any announcement or disclosure, in each case required by applicable law, and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement, including the Proxy Statement-Prospectus, the Stockholder’s identity and ownership of the Owned Shares and the nature of the Stockholder’s obligation under this Agreement.

III. REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Valley as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Stockholder has the requisite power, capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder, including the power to vote the Owned Shares, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him or her in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Ownership. As of the date hereof, except for the Owned Shares set forth below the Stockholders name on the signature page hereto, the Stockholder is not the Beneficial Owner or registered owner of any Westchester Common Shares or rights to acquire Westchester Common Shares. The Owned Shares are and will be, from the date hereof until this Agreement is terminated in accordance with Section 4.12, Beneficially Owned and owned of record by the Stockholder except to the extent such Owned Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof until this Agreement is terminated in accordance with Section 4.12, the Stockholder has and will have good and marketable title to the Owned Shares, free and clear of any encumbrances other than those imposed by applicable securities laws. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Owned Shares and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations under this Agreement will not, (i) conflict with or violate, or require any consent or approval pursuant to, any law or order applicable to the Stockholder or by which any of his or her assets is bound, or (ii) conflict with, result in any breach of or constitute a default, require any consent or approval pursuant to, or result in the creation of any encumbrance on the assets of the Stockholder pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of his or her assets or Owned Shares are bound.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent or approval. No consent or approval of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform her or her obligations under this Agreement.

(e) Legal Proceedings. There is no litigation pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his or her Affiliates that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance by Valley. The Stockholder understands and acknowledges that Valley is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

IV. GENERAL

4.1. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

(a) If to Valley, to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Ira Robbins, President and CEO

E-mail: irobbins@valley.com

Copy to:

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Attn.: Ronald H. Janis, Esq., Senior Executive Vice President and General Counsel

E-mail: rjanis@valley.com

and to:

Covington & Burling LLP

One CityCenter

850 Tenth Street NW

Washington, DC 20001

Attn.: Frank M. Conner III

Email: rconner@cov.com;

Attention: Christopher J. DeCresce

Email: cdecresce@cov.com

Attention: Charlotte May

Email: cmay@cov.com

If to Stockholder, to:

c/o The Westchester Bank Holding Corporation

12 Water Street

White Plains, New York 10601

4.2 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. All references to “dollars” or “$” in this Agreement are to United States dollars.

4.3 Governing Law.

(a) This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought exclusively in the United States District Court for the District of New Jersey or any New Jersey state court sitting in Passaic County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The consent to jurisdiction set forth in this Section 4.3(a) shall not constitute a general consent to service of process in the State of New Jersey and shall have no effect for any purpose except as provided in this Section 4.3(a). The parties hereto agree that final judgment in any suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3(B).

4.4 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

4.5 Amendments. This Agreement may not be amended or waived except by written agreement signed by Valley and by the Stockholder.

4.6. Entire Agreement. This Agreement, and to the extent referenced herein, the Merger Agreement, constitutes the entire agreement and supersedes all other prior negotiations, arrangements or understandings, written or oral, with respect thereto, among the parties to this Agreement with respect to the subject matter of this Agreement.

4.7. Counterparts; Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party forever waives any such defense.

4.8 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties waives any defense in any action for specific performance that a remedy at law would be adequate.

4.9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination, the parties hereto will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

4.10 Third Party Beneficiaries. Nothing in this Agreement, including the documents and instruments referenced to herein, express or implied, is intended to or shall confer upon any person other than Valley and Stockholder any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

4.11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Valley or Westchester any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, and Valley or Westchester shall not have any authority to direct the Stockholder in the voting or disposition of any of the Owned Shares, except as otherwise provided herein.

4.12. Effectiveness and Termination. This Agreement will become effective when Valley has received counterparts signed by the Stockholder and itself and shall terminate on the earliest to occur of (a) the approval of the Merger by the Westchester stockholders, (b) the termination of Merger Agreement pursuant to Article VII thereof, or (c) upon mutual written agreement of the parties. Upon any such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder, provided, that the provisions of Section 2.2, Section 2.4 and Article III shall survive any termination of this Agreement. Nothing in this Section 4.12 shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

[The Remainder of this Page is Intentionally Left Blank.]

Annex B

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the date first above written.

VALLEY NATIONAL BANCORP

By:
Name:
Title:

(Stockholder signature page follows)

STOCKHOLDER

Stockholder:

Signature:

Title, if applicable:

Owned Shares:

[Signature Page to the Voting Agreement]

Annex C

June 29, 2021

Board of Directors

The Westchester Bank Holding Corporation

White Plains, NY 10601

Members of the Board of Directors:

We understand that Valley National Bancorp (“Valley”) and The Westchester Bank Holding Corporation (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will be merged with and into Valley with Valley as the surviving entity (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than the Excluded Shares (as defined below), shall be converted into and become the right to receive 229.645 shares of common stock, no par value, of Valley (the “Merger Consideration”). “Excluded Shares” shall mean each share of Company Common Stock held by the Company in treasury or owned by Valley or by any of Valley’s subsidiaries (other than Dissenters’ Shares (as defined in the Agreement), shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted). The terms and conditions of the Transaction are more fully set forth in the Agreement. The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of this Opinion, and with your consent, we have assumed that the Merger Consideration is $3,081.84 per share based on Valley’s closing stock price of $13.42 on June 28, 2021.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.	reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger dated as of June 26, 2021 (the “Agreement”);

2.

reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company for the fiscal years ending December 31, 2021 through December 31, 2026, as approved for our use by the Company (the “Projections”);

3.

reviewed the Company’s and Valley’s audited financial statements for the years ended December 31, 2018, December 31, 2019 and December 31, 2020 and unaudited financial statements for the three month period ended March 31, 2021;

4.	reviewed the Company’s and Valley’s recent public filings and certain other publicly available information regarding the Company;

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T 727.567.1000 // raymondjames.com

Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

Board of Directors

The Westchester Bank Holding Corporation

June 29, 2021

5.	reviewed the financial and operating performance of the Company and those of other selected public companies that we deem to be relevant;

6.	considered certain publicly available financial terms of certain transactions we deem to be relevant;

7.	reviewed the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

9.

received a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company; and

10.

discussed with members of the senior management of the Company and Valley certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry including, but not limited to, the past and current business operations of the Company and the financial condition and future prospects and operations of the Company.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, Valley or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Valley is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Valley is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction

Board of Directors

The Westchester Bank Holding Corporation

June 29, 2021

will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of June 28, 2021, and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Transaction, the Company or Valley and this Opinion does not purport to address potential developments in any such markets. As you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, legal, economic and social implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”). We express no opinion or view as to the potential impact of the Pandemic Effects on our analysis, this Opinion, the Transaction, the Company or Valley. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Board with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. This letter does not express any opinion as to the likely trading range of Valley’s stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Valley at that time. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Company Common Stock (other than the Excluded Shares).

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction, including, without limitation, that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Board of Directors

The Westchester Bank Holding Corporation

June 29, 2021

In formulating this Opinion, we have considered only what we understand to be the consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Company Common Stock (other than the Excluded Shares) or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Valley or the ability of the Company or Valley to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of Raymond James.

Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company and Valley for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of this Opinion, Raymond James has provided certain services to the Company, Valley or their respective subsidiaries, including: (i) Raymond James has engaged in certain fixed income trading activity with The Westchester Bank, a subsidiary of the Company, for which it has earned income and (ii) Raymond James has engaged in certain fixed income trading activity with Valley National Bank, a subsidiary of Valley, for which it has earned income. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Valley or other participants in the Transaction in the future, for which Raymond James may receive compensation.

It is understood that this letter is solely for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to the Board or any shareholder of the Company regarding how said shareholder should act or vote with respect to the proposed Transaction or any other matter, nor is this letter intended to confer rights or remedies upon Valley or the shareholders of the Company or Valley and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company or Valley) or used for any other purpose without our prior written consent. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent.

Board of Directors

The Westchester Bank Holding Corporation

June 29, 2021

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than the Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

Annex D

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

Section 262. Appraisal rights [For application of this section, see § 17; 82 Del. Laws, c. 45, § 23; and 82 Del. Laws, c. 256, § 24].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.